CRC-REGISTERED TRADEMARK- COMPOUND RATE CONTRACT
MODIFIED GUARANTEED ANNUITY CONTRACT
HARTFORD LIFE INSURANCE COMPANY
P.O. BOX 5085
HARTFORD, CONNECTICUT 06102-5085
TELEPHONE: 1-800-862-6668                                                    [The Hartford LOGO]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

This Prospectus describes participating interests in a group deferred annuity Contract and individual deferred annuity Contracts. Both are designed and offered to provide retirement programs for you if you are an eligible individual. With respect to the group Contract, eligible individuals include persons who have established accounts with certain broker-dealers which have entered into a distribution agreement to offer participating interests in the Contract, and members of other eligible groups. (See "Distribution of Contracts"). An individual deferred annuity Contract is offered in certain states and to certain trusts. Certain Qualified Plans may also purchase the Contract. (See Appendix A).

For a description of individual Contracts issued in certain states where this Contract has not been approved, see Appendix B. Participation in a group Contract will be separately accounted for by the issuance of a Certificate evidencing your interest under the Contract. Participation in an individual Contract is evidenced by the issuance of an individual annuity Contract. The Certificate and individual annuity Contract are hereafter referred to as the "Contract."

A minimum single purchase payment of at least $5,000 for Non-Qualified Contracts ($2,000 for Qualified Contracts) must accompany the application for a Contract. Hartford Life Insurance Company ("Hartford") reserves the right to limit the maximum single purchase payment amount. No additional payment is permitted on a Contract although eligible individuals may purchase more than one Contract. (See "Application and Purchase Payment").

Purchase payments become part of the general assets of Hartford. Hartford intends generally to invest proceeds from the Contracts in investment-grade securities. (See "Investments by Hartford").

THIS PROSPECTUS IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SECURITIES AND EXCHANGE COMMISSION DOESN'T APPROVE OR DISAPPROVE THESE SECURITIES OR DETERMINE IF THE INFORMATION IS TRUTHFUL OR COMPLETE. ANYONE WHO REPRESENTS THAT THE SECURITIES AND EXCHANGE COMMISSION DOES THESE THINGS MAY BE GUILTY OF A CRIMINAL OFFENSE.

This prospectus can also be obtained from the Securities and Exchange Commission's website: (www.sec.gov).

Annuity contracts ARE NOT:

-  A bank deposit or obligation

-  Federally insured

-  Endorsed by any bank or governmental agency

This annuity may not be available for sale in all states.
--------------------------------------------------------------------------------
THE DATE OF THIS PROSPECTUS IS MAY 2, 2005

2                                                HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

AVAILABLE INFORMATION

We are required by the Securities Exchange Act of 1934 to file reports and other information with the SEC. You may read or copy these reports at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain reports, proxy and information statements and other information about us at the SEC's website at: www.sec.gov.

We filed a registration statement ("Registration Statement") relating to the Contracts offered by this prospectus with the SEC under the Securities Act of 1933. This Prospectus has been filed as a part of the Registration Statement and does not contain all of the information contained in the Registration Statement. For more information about the Contracts and us, you may obtain a copy of the Registration Statement in the manner set forth in the preceding paragraph.

In addition, the SEC allows Hartford to "incorporate by reference" information that Hartford files with the SEC into this prospectus, which means that incorporated documents are considered part of this prospectus. Hartford can disclose important information to you by referring you to those documents. Information that Hartford files with the SEC will automatically update and supercede the information in this prospectus.

The Annual Report on Form 10-K for the fiscal year ended December 31, 2004, previously filed by Hartford with the Commission under the 1934 Act is incorporated herein by reference.

Hartford will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of the document referred to above which has been incorporated by reference in this Prospectus, other than exhibits to such document. Requests for such copies should be directed to Hartford Life Insurance Company, P.O. Box 5085, Hartford, Connecticut 06102-5085, telephone: 1-800-862-6668.

HARTFORD LIFE INSURANCE COMPANY                                                3
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TABLE OF CONTENTS

                                                                PAGE
----------------------------------------------------------------------
SUMMARY                                                           5
----------------------------------------------------------------------
GLOSSARY OF SPECIAL TERMS                                         6
----------------------------------------------------------------------
DESCRIPTION OF CONTRACTS                                          7
----------------------------------------------------------------------
  A. Application and Purchase Payment                             7
----------------------------------------------------------------------
  B. Accumulation Period                                          7
----------------------------------------------------------------------
    1. Initial and Subsequent Guarantee Periods                   7
----------------------------------------------------------------------
    2. Establishment of Guarantee Rates and Current Rates         8
----------------------------------------------------------------------
    3. Surrenders                                                 8
----------------------------------------------------------------------
      (a) General                                                 8
----------------------------------------------------------------------
      (b) Surrender Charge                                        9
----------------------------------------------------------------------
      (c) Market Value Adjustment                                 9
----------------------------------------------------------------------
      (d) Special Surrenders                                      9
----------------------------------------------------------------------
    4. Guarantee Period Exchange Option                          10
----------------------------------------------------------------------
    5. Premium Taxes                                             10
----------------------------------------------------------------------
    6. Death Benefit                                             10
----------------------------------------------------------------------
    7. Payment Upon Partial or Full Surrender                    10
----------------------------------------------------------------------
  C. Annuity Period                                              10
----------------------------------------------------------------------
    1. Electing the Annuity Commencement Date and Form of
     Annuity                                                     10
----------------------------------------------------------------------
    2. Change of Annuity Commencement Date or Annuity Option     11
----------------------------------------------------------------------
    3. Annuity Options                                           11
----------------------------------------------------------------------
    4. Annuity Payment                                           11
----------------------------------------------------------------------
    5. Death of Annuitant After Annuity Commencement Date        11
----------------------------------------------------------------------
INVESTMENTS BY HARTFORD                                          12
----------------------------------------------------------------------
AMENDMENT OF CONTRACTS                                           12
----------------------------------------------------------------------
ASSIGNMENT OF CONTRACTS                                          12
----------------------------------------------------------------------
DISTRIBUTION OF CONTRACTS                                        12
----------------------------------------------------------------------
FEDERAL TAX CONSIDERATIONS                                       14
----------------------------------------------------------------------
  A. Introduction                                                14
----------------------------------------------------------------------
  B. Taxation of Hartford                                        14
----------------------------------------------------------------------
  C. Taxation of Annuities -- General Provisions Affecting
   Contracts Not Held in Tax-Qualified Retirement Plans          14
----------------------------------------------------------------------
    1. Non-Natural Persons as Owners                             14
----------------------------------------------------------------------
    2. Other Contract Owners (Natural Persons)                   15
----------------------------------------------------------------------
      a. Distributions Prior to the Annuity Commencement
      Date                                                       15
----------------------------------------------------------------------
      b. Distributions After Annuity Commencement Date           15
----------------------------------------------------------------------
      c. Aggregation of Two or More Annuity Contracts            15
----------------------------------------------------------------------
      d. 10% Penalty Tax -- Applicable to Certain Surrenders
      and Annuity Payments                                       16
----------------------------------------------------------------------
      e. Special Provisions Affecting Contracts Obtained
         through a Tax-Free Exchange of Other Annuity or
         Life Insurance Contracts Purchased Prior to
         August 14, 1982                                         16
----------------------------------------------------------------------
      f.  Required Distributions                                 16
----------------------------------------------------------------------

4                                                HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

                                                                PAGE
----------------------------------------------------------------------
      g.  Addition of Riders                                     17
----------------------------------------------------------------------
      h. Partial Exchanges                                       17
----------------------------------------------------------------------
  D. Federal Income Tax Withholding                              17
----------------------------------------------------------------------
  E. General Provisions Affecting Qualified Retirement Plans     17
----------------------------------------------------------------------
  F.  Annuity Purchases By Nonresident Aliens and Foreign
   Corporations                                                  17
----------------------------------------------------------------------
  G. Estate, Gift and Generation-Skipping Transfer Tax and
   Related Tax Considerations                                    17
----------------------------------------------------------------------
INFORMATION REGARDING TAX-QUALIFIED RETIREMENT PLANS             18
----------------------------------------------------------------------
THE COMPANY                                                      21
----------------------------------------------------------------------
  Business of Hartford Life Insurance Company                    21
----------------------------------------------------------------------
  Selected Financial Data                                        28
----------------------------------------------------------------------
  Management's Discussion and Analysis of Financial
   Condition and Results of Operations                           29
----------------------------------------------------------------------
LEGAL OPINION                                                    62
----------------------------------------------------------------------
EXPERTS                                                          62
----------------------------------------------------------------------
APPENDIX A -- MODIFIED GUARANTEED ANNUITY FOR QUALIFIED
  PLANS                                                          63
----------------------------------------------------------------------
APPENDIX B -- SPECIAL PROVISIONS FOR INDIVIDUAL CONTRACTS
  ISSUED IN THE STATES OF CALIFORNIA, MICHIGAN, MISSOURI,
  NEW YORK, OREGON, SOUTH CAROLINA, TEXAS, VIRGINIA AND
  WISCONSIN                                                      64
----------------------------------------------------------------------
APPENDIX C -- MARKET VALUE ADJUSTMENT                            65
----------------------------------------------------------------------
APPENDIX D -- FINANCIAL STATEMENTS                              F-1
----------------------------------------------------------------------

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO DEALER, SALES PERSON, OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED ON.

HARTFORD LIFE INSURANCE COMPANY                                                5
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SUMMARY

Upon application, or purchase order, you select an initial Guarantee Period from among those then offered by Hartford. (See "Initial and Subsequent Guarantee Periods" and "Establishment of Guarantee Rates and Current Rates"). Your purchase payment (less surrenders and less applicable premium taxes, if any) will earn interest at the initial Guarantee Rate which is an Annual Effective Rate of Interest. Interest is credited daily to your account using the Compound Interest Method. (See "Accumulation Period -- Initial and Subsequent Guarantee Periods").

At the end of each Guarantee Period, a subsequent Guarantee Period of the same duration will begin unless, within the 30-day period preceding the end of such Guarantee Period, you elect a different duration from among those offered by us at that time. In no event may subsequent Guarantee Periods extend beyond the Annuity Commencement Date then in effect.

The Account Value as of the first day of each subsequent Guarantee Period will earn interest at the Subsequent Guarantee Rate. Hartford's management will make the final determination as to guarantee rates to be declared. We cannot predict, nor can we guarantee, future guarantee rates. (See "Initial and Subsequent Guarantee Periods" and "Establishment of Guarantee Rates and Current Rates").

Subject to certain restrictions, partial and total surrenders are permitted. However, such surrenders may be subject to a surrender charge and/or a Market Value Adjustment. A full or partial surrender made preceding the end of a Guarantee Period will be subject to a Market Value Adjustment. Except as described below, the surrender charge will be deducted from any partial or full surrender made before the end of the seventh Contract Year. The surrender charge will be equal to seven percent of the Gross Surrender Value in the first Contract Year, and be reduced by one percentage point for each of the next six Contract Years.

For a surrender made at the end of the initial guarantee period, no surrender charge will be applied, provided such surrender occurs on or after the end of the third contract year. For a surrender made at the end of any other guarantee period, no surrender charge will be applied, provided such surrender occurs on or after the end of the fifth contract year. A request for surrender at the end of a guarantee period must be received in writing within 30 days preceding the end of the guarantee period. A Market Value Adjustment will not be applied.

No surrender charges will be applicable to the application of your Account Value to purchase an annuity on the Annuity Commencement Date. A Market Value Adjustment will be applied if the Annuity Commencement Date is not at the end of a Guarantee Period. To elect an Annuity Option you must notify us at least 30 days before the Annuity Commencement Date.

In addition, we will send you any interest that has been credited during the prior 12 months if you so request in writing. We will not impose any surrender charge or Market Value Adjustment on such interest payments. Any such surrender may, however, be subject to tax. (See "Surrenders" and "Federal Tax Considerations").

The Market Value Adjustment reflects the relationship between the Current Rate for the duration remaining in the Guarantee Period at the time you request the surrender and the applicable Guarantee Rate being applied to your Account Value. Since Current Rates may reflect, in part, the investment yields available to Hartford (see "Investments By Hartford"), the effect of the Market Value Adjustment will be closely related to the levels of such yields. It is possible, therefore, that should such yields increase significantly from the time you purchased your Contract, the amount you would receive upon a full surrender of your Contract may be less than your original purchase payment. If such yields should decrease significantly, the amount you would receive upon a full surrender may be more than your original purchase payment.

We may defer payment of any partial or full surrender for a period not exceeding six months from the date of our receipt of your written notice of surrender or the period permitted by state insurance law, if less. Such a deferral of payment will be for a period greater than 30 days only under highly unusual circumstances. Interest of at least 4 1/2% per annum will be paid on any amounts deferred for more than 30 days if Hartford chooses to exercise this deferral right. (See "Payment Upon Partial or Full Surrender").

On the Annuity Commencement Date specified by you, Hartford will make a lump-sum payment or start to pay a series of payments based on the Annuity Options selected by you. (See "Annuity Period").

The Contract provides for a Death Benefit. If the Annuitant dies before the Annuity Commencement Date and there is no designated Contingent Annuitant surviving, or if the Participant dies before the Annuity Commencement Date, the Death Benefit will be payable to the Beneficiary as determined under the Contract Control Provisions. With regard to joint Participants, at the first death of a joint Participant preceding the Annuity Commencement Date, the Beneficiary will be the surviving Participant notwithstanding that the designated Beneficiary may be different. The Death Benefit is calculated as of the date we receive written notification of Due Proof of Death at the offices of Hartford.

The Death Benefit will equal the Account Value. If the named Beneficiary is the spouse of the Participant and the Annuitant is living, the spouse may elect, in lieu of receiving the Death Benefit, to become the Participant and continue the Contract. (See "Death Benefit").

A deduction will be made for premium taxes for Contracts sold in certain states. (See "Premium Taxes").

Certain special provisions apply only with respect to Contracts issued in the states of California, Michigan, Missouri, New York, Oregon, South Carolina, Texas, Virginia and Wisconsin. These are set forth in detail in Appendix B.

For Contracts issued as individual retirement annuities, Hartford will refund the purchase payment to the Participant if the Contract is returned to Hartford within seven days after Contract delivery.

6                                                HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

GLOSSARY OF SPECIAL TERMS

In this Prospectus, "we," "us," and "our" refer to Hartford Life Insurance Company. With respect to a group deferred annuity Contract, "you," "yours," and "Participant" refer to a person/ persons who has/have been issued a Certificate. With respect to an individual annuity Contract, "you," "yours," and "Participant" refer to a person/persons who has/have been issued a Contract.

In addition, as used in this Prospectus, the following terms have the indicated meanings:

ACCOUNT VALUE: As of any date on which the New York Stock Exchange is open for business, the Account Value is the sum of the purchase payment and all interest earned to date less the sum of the Gross Surrender Value of any surrenders made to that date.

ANNUAL EFFECTIVE RATE OF INTEREST: At the beginning of a year, the rate of return an investment will earn during that year, where interest is not paid until the end of the year (i.e., no surrenders or interest surrenders are made during the year). If interest surrenders are taken more frequently than annually, the total interest for a given year will be less than the Annual Effective Rate of Interest times the Account Value at the beginning of the year.

ANNUITANT: The person upon whose life Annuity payments are based.

ANNUITY COMMENCEMENT DATE: The date designated in the Contract or otherwise by the Participant on which annuity payments are to start.

BENEFICIARY: The person entitled to receive benefits per the terms of the Contract in case of the death of the Annuitant or the Participant or Joint Participant, as applicable.

COMPOUND INTEREST METHOD: The process of interest being reinvested to earn additional interest on a daily basis. This method results in an exponential calculation of daily interest.

CONTRACT: For a group annuity Contract, "Contract" means the Certificate evidencing a participating interest in the group annuity Contract as set forth in this Prospectus. Any reference in this Prospectus to "Contract" includes the underlying group annuity Contract. For an individual annuity Contract, "Contract" means that individual annuity contract.

CONTRACT DATE: The effective date of Participant's participation under the group annuity Contract, as designated in the Contract, or the date of issue of an individual annuity Contract.

CONTRACT YEAR: A continuous 12 month period commencing on the Contract Date and each anniversary thereof.

CONTINGENT ANNUITANT: The person so designated by the Participant, who upon the Annuitant's death, prior to the Annuity Commencement Date, becomes the Annuitant.

CURRENT RATE: The applicable interest rate contained in a schedule of rates established by us from time to time for various durations.

DUE PROOF OF DEATH: A certified copy of a death certificate, an order of a court of competent jurisdiction, a statement from a physician who attended the deceased or any other proof acceptable to Hartford.

GROSS SURRENDER VALUE: As of any date, that portion of the Account Value specified by you for a full or a partial surrender.

GUARANTEE PERIOD: The period for which either an initial Guarantee Rate or Subsequent Guarantee Rate is credited.

HARTFORD: Hartford Life Insurance Company.

GUARANTEE RATE: The rate of interest credited and compounded annually during the Guarantee Period.

IN WRITING: A written form satisfactory to us and received at our offices,
Attn.: Individual Product Services, P.O. Box 5085, Hartford, Connecticut 06102-5085.

MARKET VALUE ADJUSTMENT: A positive or negative financial adjustment made in connection with a full or partial surrender or annuitization during a Guarantee Period. The adjustment will reflect the relationship between the Current Rate for a new contract of the duration remaining in the Guarantee Period(s) at surrender or upon annuitization during a Guarantee Period and the interest rate for the Guarantee Period then applicable under the Contract.

NET SURRENDER VALUE: The amount payable to you on a full or partial surrender under the Contract after the application of any Contract charges and/or Market Value Adjustment.

NON-QUALIFIED CONTRACT: A Contract which is not classified as, or issued in connection with, a tax-qualified retirement plan using pre-tax dollars under the Internal Revenue Code of 1986, as amended (the "Code").

PURCHASE PAYMENT: The payment made to Hartford pursuant to the terms of the Contract.

QUALIFIED CONTRACT: A Contract which qualifies as, or issued in connection with, a tax-qualified retirement plan using pre-tax dollars under the Code, such as an employer-sponsored Section 401(k) plan or an eligible state deferred compensation plan under Section 457.

SUBSEQUENT GUARANTEE RATE: The rate of interest established by us for the applicable subsequent Guarantee Period.

HARTFORD LIFE INSURANCE COMPANY                                                7
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DESCRIPTION OF CONTRACTS

A.  APPLICATION AND PURCHASE PAYMENT

To apply for a Contract, you must complete an application form or an order to purchase. The application, along with your purchase payment, must be submitted to Hartford for its approval.

The Contracts are issued within a reasonable time after the payment of a single purchase payment. You may not contribute additional purchase payments to a Contract in the future. You may, however, purchase additional Contracts, if you are an eligible individual, at then-prevailing Guarantee Rates and terms.

The minimum purchase payment for a Contract is $5,000 for Non- Qualified Contracts ($2,000 for Qualified Contracts). Hartford retains the right to limit the amount of the maximum purchase payment.

Your purchase payment becomes part of our general assets and is credited to an account we establish for you. We will generally confirm your purchase payment in writing within five business days of receipt. You start earning interest on your account the day the purchase payment is applied.

In the event that your application or an order to purchase is not properly completed, we will attempt to contact you in writing or by telephone. We will return the purchase payment three weeks after its receipt by us if the application or an order to purchase has not, by that time, been properly completed.

B. ACCUMULATION PERIOD

1. INITIAL AND SUBSEQUENT GUARANTEE PERIODS

Upon application, you will select the duration of your Initial Guarantee Period from among those durations offered by us. The duration you select will determine your initial Guarantee Rate. Your purchase payment (less surrenders and less applicable premium taxes, if any) will earn interest at the initial Guarantee Rate which is an Annual Effective Rate of Interest. Interest is credited daily to your account using the Compound Interest Method. With compound interest, the total investment of principal and interest earned to date is invested at all times. You continue to earn interest on interest already earned. However, when surrenders are made during the year, interest on the amount of the surrenders is lost for the remainder of the year.

Set forth below is an illustration of how interest would be credited to your Account Value during each Guarantee Period, using a five year Guarantee Period. For the purpose of this example, we have made the assumptions.

No full or partial surrenders or pre-authorized distributions of interest during the entire five year period. A Market Value Adjustment, surrender charge, or both may apply to any such surrenders or distributions (see "Surrenders"). The hypothetical interest rates are illustrative only and are not intended to predict future interest rates to be declared under the contract. Actual interest rates declared for any given time may be more or less than those shown.

              EXAMPLE OF COMPOUNDING AT THE INITIAL GUARANTEE RATE

Beginning Account Value:  $50,000
Guarantee Period:         5 years
Guarantee Rate:           5.50% per annum

                                                                         END OF CONTRACT YEAR:
                                                       YEAR 1       YEAR 2       YEAR 3       YEAR 4       YEAR 5
-------------------------------------------------------------------------------------------------------------------
Beginning Account Value                              $50,000.00
(1+Guarantee Rate)                                        1.055
                                                     $52,750.00
Account Value at end of Contract Year 1                           $52,750.00
X (1+Guarantee Rate)                                                   1.055
                                                                  $55,651.25
Account Value at end of Contract Year 2                                        $55,651.25
X (1+Guarantee Rate)                                                                1.055
                                                                               $58,712.07
Account Value at end of Contract Year 3                                                     $58,712.07
X (1+Guarantee Rate)                                                                             1.055
                                                                                            $61,941.23
Account Value at end of Contract Year 4                                                                  $61,941.23
X (1+Guarantee Rate)                                                                                          1.055
                                                                                                         $65,348.00
Account Value at end of Guarantee Period                                                                 $65,348.00
Total Interest Credited in Guarantee Period                        $65,348.00 - 50,000.00 = $15,348.00
Account Value at end of Guarantee Period                           $50,000.00 + 15,348.00 = $65,348.00
                                                           $50,000 X (1.055) TO THE POWER OF 180/365 =
Account Value after 180 days from the Contract Date                                         $51,337.77
-------------------------------------------------------------------------------------------------------------------

8                                                HARTFORD LIFE INSURANCE COMPANY
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Unless you elect to make a surrender (see "Surrenders"), a subsequent Guarantee
Period will automatically commence at the end of a Guarantee Period. Each subsequent Guarantee Period will be of the same duration as the previous Guarantee Period unless you elect in writing, on any day within the 30 day period preceding the end of the current Guarantee Period, a Guarantee Period of a different duration from among those offered by us at that time. Under a program currently offered by Hartford, this 30-day period is extended to 90 days, however a Market Value Adjustment will apply to your current Account Value if you do not elect the subsequent Guarantee Period during the 30-day period preceding the end of the current Guarantee Period. Hartford may discontinue this program at any time.

In no event may subsequent Guarantee Periods extend beyond the Annuity Commencement Date then in effect. For example, if you are age 62 upon the expiration of a Guarantee Period and you have chosen age 65 as an Annuity Commencement Date, we will provide a three year Guarantee Period to equal the number of years remaining before your Annuity Commencement Date. Your Account Value will then earn interest at a Guarantee Rate which we have declared for that duration. The Guarantee Rate for the Guarantee Period automatically applied in these circumstances may be higher or lower than the Guarantee Rate for longer durations.

The Account Value at the beginning of any subsequent Guarantee Period will be equal to the Account Value at the end of the Guarantee Period just ending. This Account Value (less surrenders made after the beginning of the subsequent Guarantee Period) will earn interest compounded annually at the Subsequent Guarantee Rate.

Within 30 days preceding the end of a Guarantee Period, we will notify you that the current rate Guarantee Period is expiring.

2. ESTABLISHMENT OF GUARANTEE RATES AND CURRENT RATES

You will know the initial Guarantee Rate for the Guarantee Period you choose at the time you purchase your Contract. Current Rates will be established periodically along with the Guarantee Rates which will be applicable to subsequent Guarantee Periods. After the end of each Contract Year, we will send you a statement which will show (a) your Account Value as of the end of the preceding Contract Year, (b) all transactions regarding your Contract during the Contract Year, (c) your Account Value at the end of the current Contract Year, and (d) the rate of interest being credited to your Contract.

Hartford has no specific formula for determining the rate of interest that it will declare as Current Rates or Guarantee Rates in the future. The determination of Current Rates and Guarantee Rates may reflect, in part, the income anticipated from the types of debt instruments in which Hartford intends to invest the proceeds attributable to the Contracts. (See "Investments by Hartford"). In addition, Hartford's management may also consider various other factors in determining Current Rates and Guarantee Rates for given periods, including regulatory and tax requirements; sales commissions and administrative expenses borne by Hartford; general economic trends; and competitive factors.

Hartford's management will make the final determination as to Current Rates and Guarantee Rates to be declared. We cannot predict, nor can we guarantee, future current rates or guarantee rates.

Under a program currently offered by Hartford, you may exchange your Contract for a new CRC Contract and receive an enhanced rate. You must elect for this program in writing within the 90-day period preceding the end of the current Guarantee Period. A Market Value Adjustment will apply to your current Account Value if this election is not made within the 30-day period preceding the end of the current Guarantee Period. A new surrender charge schedule will begin under the new Contract. This program is not available if your Contract is less than five years old unless this will be the first renewal of an initial three-year Guarantee Period. Hartford may discontinue or modify this program at any time.

3. SURRENDERS

 (a) GENERAL

Full surrenders may be made under a Contract at any time. Partial surrenders may only be made if:

  i. the Gross Surrender Value is at least $1,000; and

 ii. the remaining Account Value after the Gross Surrender Value has been deducted is at least $5,000.

In the case of all surrenders, the Account Value will be reduced by the Gross Surrender Value on the Surrender Date and the Net Surrender Value will be payable to you. The Net Surrender Value equals:

(A - B) X C, where:

A = the Gross Surrender Value;

B = the surrender charge plus any unpaid premium tax; and

C = the Market Value Adjustment.

Hartford will, upon request, inform you of the amount payable upon a full or partial surrender.

Any full, partial or special surrender may be subject to tax. (See "Federal Tax Considerations")

THERE ARE CERTAIN RESTRICTIONS ON SECTION 403(b) TAX-SHELTERED ANNUITIES. AS OF DECEMBER 31, 1988, ALL SECTION 403(b) ANNUITIES HAVE LIMITS ON FULL AND PARTIAL SURRENDERS. CONTRIBUTIONS TO THE CONTRACT MADE AFTER DECEMBER 31, 1988 AND ANY INCREASES IN CASH VALUE AFTER DECEMBER 31, 1988 MAY NOTBE DISTRIBUTED UNLESS THE CONTRACTOWNER/EMPLOYEE HAS: (A) ATTAINED AGE 59 1/2, (B) TERMINATED EMPLOYMENT,
(C) DIED, (D) BECOME DISABLED, OR (E) EXPERIENCED FINANCIAL HARDSHIP.

HARTFORD LIFE INSURANCE COMPANY                                                9
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DISTRIBUTIONS DUE TO FINANCIAL HARDSHIP OR SEPARATION FROM SERVICE MAY STILL BE
SUBJECT TO A PENALTY TAX OF 10%.

HARTFORD WILL NOT ASSUME ANY RESPONSIBILITY IN DETERMINING WHETHER A SURRENDER IS PERMISSIBLE, WITH OR WITHOUT TAX PENALTY, IN ANY PARTICULAR SITUATION OR IN MONITORING SURRENDER REQUESTS REGARDING PRE- OR POST-JANUARY 1, 1989 ACCOUNT VALUES.

 (b) SURRENDER CHARGE

No deduction for a sales charge is made from the purchase payment when received. A surrender charge, however, may be deducted from the Gross Surrender Value (before application of any Market Value Adjustment) of any partial or full surrender made before the end of the seventh Contract Year regardless of the length of Guarantee Periods, as follows:

                        SURRENDER CHARGE AS
CONTRACT YEAR IN WHICH  PERCENTAGE OF GROSS
  SURRENDER IS MADE       SURRENDER VALUE
-------------------------------------------
          1                     7%
-------------------------------------------
          2                     6%
-------------------------------------------
          3                     5%
-------------------------------------------
          4                     4%
-------------------------------------------
          5                     3%
-------------------------------------------
          6                     2%
-------------------------------------------
          7                     1%
-------------------------------------------
      Thereafter                0%
-------------------------------------------

No surrender charge will be made for surrenders after Contract Year 7 or certain surrenders effective at the end of a Guarantee Period. (See "Special Surrenders").

The surrender charge may be reduced if you are surrendering to purchase a variable annuity contract issued by Hartford or an affiliate of Hartford.

For example, assume you select an initial Guarantee Period of five years and then you take no action to change the duration of the second Guarantee Period, resulting in a second Guarantee Period also with a duration of five years. Any surrenders made during the sixth Contract Year will be subject to a two percent surrender charge even though you could have made a surrender of up to the Account Value at the end of the initial five year Guarantee Period which would not have been subject to a surrender charge.

 (c) MARKET VALUE ADJUSTMENT

The amount payable on a partial or full surrender made during any Guarantee Period may be adjusted up or down by the application of the Market Value Adjustment. Where applicable, the Market Value Adjustment is applied to Gross Surrender Value, net of any surrender charge.

In the case of either a partial or full surrender, the Market Value Adjustment will reflect the relationship between the Current Rate for the duration remaining in the Guarantee Period at the time you request the surrender, and the Guarantee Rate then applicable to your Contract.

Generally, if your Guarantee Rate is lower than the applicable Current Rate, then the application of the Market Value Adjustment will reduce the payment upon surrender.

Similarly, if your Guarantee Rate is higher than the applicable Current Rate, the application of the Market Value Adjustment will increase the payment upon surrender.

For example, assume you purchase a Contract and select an initial Guarantee Period of ten years and our Guarantee Rate for that duration is 8% per annum. Assume that at the end of seven years you make a partial surrender. If the three year Current Rate is then 6%, the amount payable upon partial surrender will increase after the application of the Market Value Adjustment. On the other hand, if such Current Rate is higher than your Guarantee Rate (for example, 10%), the application of the Market Value Adjustment will cause a decrease in the amount payable to you upon this partial surrender.

Since Current Rates may reflect, in part, the investment yields available to Hartford (see "Investments By Hartford"), the Market Value Adjustment may also reflect, in part, the levels of such yields. It is possible, therefore, that should such yields increase significantly from the time you purchased your Contract, coupled with the application of the surrender charges, the amount you would receive upon a full surrender of your Contract could be less than your original purchase payment.

The formula for calculating the Market Value Adjustment is set forth in Appendix C, which also contains an additional illustration of the application of the Market Value Adjustment.

 (d) SPECIAL SURRENDERS

No surrender charge is imposed:

(1) Upon a surrender made at the end of the initial Guarantee Period, provided such surrender occurs on or after the end of the third Contract Year.

(2) Upon a surrender made at the end of any subsequent Guarantee Period, provided such surrender occurs on or after the end of the fifth Contract Year.

A request for surrender at the end of a Guarantee Period pursuant to (1) and (2) above must be received in writing by Hartford during the 30 day period preceding the end of that Guarantee Period. Under a program currently offered by Hartford, this period is extended to 90 days if you exchange your Contract for a variable or other annuity issued by Hartford or an affiliate. Hartford may discontinue or modify this program at any time.

(3) Upon the application of your Account Value to purchase an annuity on the Annuity Commencement Date. A Market Value Adjustment will be applied if the Annuity Commencement Date is not at the end of a Guarantee Period. To elect an Annuity Option, Hartford must receive your notice in writing at least 30 days before the end of that Guarantee Period.

In addition, we will send you any interest that has been credited during the prior 12 months if you so request in writing. No surrender charge or Market Value Adjustment will apply to such interest payments. Any such surrender may, however, be subject to tax.

10                                               HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

For certain tax-qualified plans, we reserve the right to offer by rider an extended surrender privilege, without imposing a surrender charge or Market Value Adjustment.

4. GUARANTEE PERIOD EXCHANGE OPTION

Once each Contract Year you may elect to transfer from your current rate Guarantee Period into a new rate Guarantee Period of a different duration. A Market Value Adjustment will be applied to your current Account Value at the time of transfer. There will be no surrender charge for this exchange. Surrender charges will continue to be based on time elapsed from the original Contract Date. While we currently do not impose a transfer charge, Hartford reserves the right to charge a fee of up to $50 for each transfer.

5. PREMIUM TAXES

A deduction is also made for premium taxes, if applicable, imposed by a state or other governmental entity, generally ranging up to 5.0%. Some states assess the tax at the time purchase payments are made; others assess the tax when annuity payments begin. Hartford will pay premium taxes at the time imposed under applicable law. At its sole discretion, Hartford may deduct premium taxes at the time Hartford pays such taxes to the applicable taxing authorities, upon surrender, or when annuity payments commence.

6. DEATH BENEFIT

If the Annuitant dies before the Annuity Commencement Date and there is no designated Contingent Annuitant surviving, or if the Participant dies before the Annuity Commencement Date, the Death Benefit will be payable to the Beneficiary as determined under the Contract Control Provisions. With regard to Joint Participants, at the first death of a Joint Participant preceding the Annuity Commencement Date, the Beneficiary will be the surviving Participant, notwithstanding that the Designated Beneficiary may be different. The Death Benefit is calculated as of the date we receive at the offices of Hartford written notification of Due Proof of Death. The Death Benefit will equal the Account Value.

The Death Benefit may be taken in one sum, to be paid within six months after the date we receive Due Proof of Death, or under any of the Annuity Options available under the Contract; provided, however, that: (a) in the event of the death of a Participant prior to the Annuity Commencement Date, any Annuity Option selected must provide that any amount payable as a Death Benefit will be distributed within five years of the date of death; and (b) in the event of the death of a Participant or Annuitant which occurs on or after the Annuity Commencement Date, any remaining interest in the Contract will be paid at least as rapidly as under the method of distribution in effect at the time of death, or, if the benefit is payable over a period not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary, such distribution must commence within one year of the date of death. In the event of the Participant's death, where the sole Beneficiary is the spouse of the Participant and the Annuitant or Contingent Annuitant is living, such sole Beneficiary may elect, in lieu of receiving the Death Benefit, to be treated as the Participant.

If the Contract is owned by a corporation or other non-individual, the Death Benefit payable upon the death of the Annuitant preceding the Annuity Commencement Date will be payable only as one sum or under the same Annuity Options and in the same manner as if an individual Contract Owner died on the date of the Annuitant's death.

Proceeds from the Death Benefit may be left with Hartford for a period not to exceed five years from the date of the Participant's death preceding the Annuity Commencement Date. The proceeds will remain in the same Guarantee Period and continue to earn the same interest rate as at the time of death. If the Guarantee Period ends before the end of the five year period, the Beneficiary may elect a new Guarantee Period with a duration closest to but not to exceed the time remaining in the period of five years from the date of the Participant's death. Full or partial surrenders may be made at any time. In the event of surrenders, the remaining value will equal the proceeds left with Hartford, minus any surrenders, plus any interest earned. A Market Value Adjustment will be applied to all surrenders except those occurring at the end of a Guarantee Period.

The Beneficiary of a non-qualified Contract or IRA may also elect the "Single Life Expectancy Only" option. This option allows the Beneficiary to take the Death Benefit in a series of payments spread over a period equal to the Beneficiary's remaining life expectancy. Distributions are calculated based on IRS life expectancy tables. This option is subject to different limitations and conditions depending on whether the Contract is non-qualified or an IRA.

7. PAYMENT UPON PARTIAL OR FULL SURRENDER

We may defer payment of any partial or full surrender for a period not exceeding six months from the date of our receipt of your notice of surrender or the period permitted by state insurance law, if less. We may defer a surrender payment more than 30 days and, if we do, we will pay interest of at least 4 1/2% per annum on the amount deferred. While all circumstances under which we could defer payment upon surrender may not be foreseeable at this time, such circumstances could include, for example, a time of an unusually high surrender rate under the Contracts, accompanied by a radical shift in interest rates. If we intend to withhold payment for more than 30 days, we will notify you in writing. We will not, however, defer payment for more than 30 days as to any surrender which is to be effective at the end of any Guarantee Period.

C. ANNUITY PERIOD

1. ELECTING THE ANNUITY COMMENCEMENT DATE AND
FORM OF ANNUITY

Upon application for a Contract, you select an Annuity Commencement Date. Within 30 days preceding your Annuity Commencement Date you may elect to have all or a portion of your Net Surrender Value paid in a lump sum on your Annuity Commencement Date. Alternatively, or with respect to any portion of your Net Surrender Value not paid in a lump sum, you may elect, at least 30 days preceding the Annuity Commencement Date, to have your Account Value with a Market Value Adjustment, if applicable, or a portion thereof multiplied by the Market Value Adjustment (less applicable premium taxes, if any) applied on the Annuity Commencement Date under any of the Annuity Options described below. In the absence of such election, Account Value with a Market Value Adjustment, if applicable, will be applied on the Annuity Commencement Date under the Life

HARTFORD LIFE INSURANCE COMPANY                                               11
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Annuity with 120 Monthly Payments Certain. This Contract may not be surrendered for its Termination Value after the commencement of annuity payments, except with respect to proceeds from the Death Benefit remaining at Hartford.

2. CHANGE OF ANNUITY COMMENCEMENT DATE OR
ANNUITY OPTION

You may change the Annuity Commencement Date and/or the Annuity Option from time to time, but any such change must be made in writing and received by us at least 30 days preceding the scheduled Annuity Commencement Date. Once Annuity Payouts begin, you cannot change the Annuity Payout Option. Also, the proposed Annuity Commencement Date may not be beyond the Annuitant's 90th birthday.

3. ANNUITY OPTIONS

Any one of the following Annuity Options may be elected:

LIFE ANNUITY

An annuity payable monthly during the lifetime of the Annuitant, and terminating with the last monthly payment due preceding the death of the Annuitant. It would be possible under this Option for an Annuitant to receive only one Annuity payment if he died preceding the due date of the second Annuity payment, two payments if he died before the due date of the third Annuity payment, and so on.

LIFE ANNUITY WITH 120, 180 OR 240 MONTHLY PAYMENTS CERTAIN

An annuity providing monthly income to the Annuitant for a fixed period of 120 months, 180 months or 240 months (as selected), and for as long thereafter as the Annuitant shall live.

CASH REFUND LIFE ANNUITY

An annuity payable monthly during the lifetime of the Annuitant, provided that, at the death of the Annuitant, the Beneficiary will receive an additional payment equal to (a) minus (b), where (a) is the Account Value applied on the Annuity Commencement Date under this Option and (b) is the dollar amount of annuity payments already paid.

JOINT AND LAST SURVIVOR LIFE ANNUITY

An annuity payable monthly during the joint lifetime of the Annuitant and a designated second person, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment preceding the death of the survivor. It would be possible under this Option for the Annuitant, and designated second person in the event of the common or simultaneous death of the parties, to receive only one payment in the event of death preceding the due date for the second payment, and so on.

PAYMENTS FOR A DESIGNATED PERIOD

We will make Annuity Payments for the number of years that you select. You can select any number of years between 5 and 100 years minus the Annuitant's age. If, at the death of the Annuitant, Annuity Payments have been made for less than the time period selected, then the Beneficiary may elect to continue the remaining Annuity Payments or receive the commuted value in one sum.

The Tables in the Contract provide for guaranteed dollar amounts of monthly payments for each $1,000 applied under the five Annuity Options. Under the First, Second or Third Options, the amount of each payment will depend upon the age and sex of the Annuitant at the time the first payment is due. Under the Fourth Option, the amount of each payment will depend upon the sex of both payees and their ages at the time the first payment is due.

The Tables for the First, Second, Third and Fourth Options are based on the 1983a Individual Annuity Mortality Table, with ages set back one year and a net investment rate of 4% per annum. The table for the Fifth Option is based on a net investment rate of 4% per annum.

We may, from time to time, at our discretion if mortality appears more favorable and interest rates justify, apply other tables which will result in higher monthly payments for each $1,000 applied under one or more of the five Annuity Options.

IMPORTANT INFORMATION: YOU CANNOT SURRENDER YOUR CONTRACT ONCE ANNUITY PAYMENTS BEGIN.

FOR QUALIFIED CONTRACTS, IF YOU ELECT AN ANNUITY OPTION WITH 120, 180 OR 240 MONTHLY PAYMENTS CERTAIN, THE GUARANTEED NUMBER OF YEARS MUST BE LESS THAN THE LIFE EXPECTANCY OF THE ANNUITANT AT THE TIME THE ANNUITY PAYMENTS BEGIN. WE COMPUTE LIFE EXPECTANCY USING THE IRS MORTALITY TABLES.

AUTOMATIC ANNUITY PAYMENTS. If you do not elect an Annuity Option, annuity payments will automatically begin on the Annuity Commencement Date under the Life Annuity with 120 Monthly Payments Certain.

4. ANNUITY PAYMENT

The first payment under any Annuity Option will be made following the Annuity Commencement Date. Subsequent payments will be made on the same day in accordance with the manner of payment selected.

The option elected must result in a payment of an amount at least equal to the minimum payment amount according to Hartford's rules then in effect. If at any time payments are less than the minimum payment amount, Hartford has the right to change the frequency to an interval resulting in a payment at least equal to the minimum. If any amount due is less than the minimum per year, Hartford may make other arrangements that are equitable to the Annuitant.

Once annuity payments have commenced, no surrender of the annuity benefit (including benefits under the Payments for a Designated Period Option) can be made for the purpose of receiving a lump sum settlement in lieu thereof.

5. DEATH OF ANNUITANT AFTER ANNUITY
COMMENCEMENT DATE

In the event of the death of the Annuitant after the Annuity Commencement Date, the present values on the date of death of the current dollar amount of any remaining guaranteed payments will be paid in one sum to the Beneficiary unless other provisions shall have been made and approved by us. Calculations of such present value will be based on the interest rate that is used by us to determine the amount of each certain payment.

12                                               HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

INVESTMENTS BY HARTFORD

Assets of Hartford must be invested in accordance with the requirements established by applicable state laws regarding the nature and quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.

Contract reserves will be accounted for in a non-unitized separate account. Contract Owners have no priority claims on assets accounted for in this separate account. All assets of Hartford, including those accounted for in this separate account, are available to meet the guarantees under the Contracts and are available to meet the general obligations of Hartford.

Nonetheless, in establishing Guarantee Rates and Current Rates, Hartford intends to take into account the yields available on the instruments in which it intends to invest the proceeds from the Contracts. (See "Establishment of Guarantee Rates and Current Rate"). Hartford's investment strategy with respect to the proceeds attributable to the Contracts will generally be to invest in investment-grade debt instruments having durations tending to match the applicable Guarantee Periods.

Investment-grade debt instruments in which Hartford intends to invest the proceeds from the Contracts include:

Securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government.

Debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service.

Other debt instruments, including, but not limited to, issues of or guaranteed by banks or bank holding companies and corporations, which obligations, although not rated by Moody's Investors Services, Inc. or Standard & Poor's Corporation are deemed by Hartford's management to have an investment quality comparable to securities which may be purchased as stated above.

While the foregoing generally describes our investment strategy with respect to the proceeds attributable to the Contracts, we are not obligated to invest the proceeds attributable to the Contract according to any particular strategy, except as may be required by Connecticut and other state insurance laws.

AMENDMENT OF CONTRACTS
--------------------------------------------------------------------------------

We reserve the right to amend the Contracts to meet the requirements of applicable federal or state laws or regulations. We will notify you in writing of any such amendments.

ASSIGNMENT OF CONTRACTS
--------------------------------------------------------------------------------

Your rights as evidenced by a Contract may be assigned as permitted by applicable law. An assignment will not be binding upon us until we receive notice from you in writing. We assume no responsibility for the validity or effect of any assignment. You should consult your tax adviser regarding the tax consequences of an assignment.

DISTRIBUTION OF CONTRACTS
--------------------------------------------------------------------------------

The Contracts are sold by certain independent broker-dealers registered under the 1934 Act to persons who have established an account with the broker-dealer. In addition, the Contracts may be offered to members of certain other eligible groups or certain individuals. Hartford will pay a maximum commission of 5% for the sale of a Contract. From time to time, customers of certain broker-dealers may be offered special initial Guarantee Rates and negotiated commissions.

The Contracts may also be sold directly to employees of Hartford and of Hartford Fire Insurance Company, of which Hartford is a subsidiary. The Contracts will be credited with an additional 2% of the employee's purchase payment by Hartford. This additional percentage of purchase payment in no way affects present or future charges, rights, benefits or current values of other Contract Owners.

DISTRIBUTION ARRANGEMENTS

Contracts issued by Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively "Hartford Life") are continuously offered and sold by selected broker-dealers who have selling agreements with Hartford Life. Except as discussed below, Hartford Life bears all the expenses of providing services pursuant to Contracts including the payment of the expenses relating to the distribution of prospectuses for sales purposes as well as any advertising or sales literature.

In addition to the commissions described herein, Hartford Life and its affiliates pay, out of their own assets, Additional Payments

HARTFORD LIFE INSURANCE COMPANY                                               13
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to Financial Intermediaries in connection with the sale and distribution of the
Contracts. Certain Additional Payments are generally based on average net assets (or on aged assets) of the Contracts attributable to a particular Financial Intermediary, on sales of the Contracts attributable to a particular Financial Intermediary, and/or on reimbursement of related sales expenses. Such Additional Payments are generally made for the placement of the Contracts on a Financial Intermediary's list of annuity products available for purchase by its customers. Separate Additional Payments may take the form of, among others: (1) "due diligence" payments for a Financial Intermediary's examination of the annuity products and payments for providing training and information relating to the annuity product and (2) "marketing support" fees for providing assistance in promoting the sale of the annuity product. (Negotiated Additional Amounts). Subject to NASD regulations, Hartford Life and its affiliates may contribute Negotiated Additional Amounts to various non-cash and cash incentive arrangements to promote the sale of the Contracts, as well as sponsor various annuity product educational programs, sales contests and/or promotions in which Financial Intermediaries that participate may receive prizes such as travel awards, merchandise and cash and/or investment research pertaining to particular securities and other financial instruments or to the securities and financial markets generally, educational information and related support materials and hardware and/or software. Hartford Life and its affiliates may also pay for the travel expenses, meals, lodging and entertainment of Financial Intermediaries and their salespersons and guests in connection with education, sales and promotional programs, subject to applicable NASD regulations. These programs, which may be different for different Financial Intermediaries, will not change the price an investor will pay for the Contracts or the amount that a registered representative will receive from such sale. These Additional Payments and Negotiated Additional Amounts may, in some cases, act as a financial incentive for a Financial Intermediary to recommend the purchase of one annuity product over another annuity product. Please consult your Financial Intermediary for more information.

As of December 31, 2004 Hartford Life has entered into arrangements to make Additional Payments that are generally based on average net assets (or on aged assets) attributable to a particular Financial Intermediary, on sales of the Contracts attributable to a particular Financial Intermediary, and/or on reimbursement of related sales expenses to A.G. Edwards & Sons, Inc., Advest, Inc., AIG Advisors Group, AMSouth Investment Services, Inc., Bancwest Investment Services, Inc., Cadaret Grant & Co., Inc., Capital Analyst Inc., Capital Investment Group, Inc., Centaurus Financial, Inc., Citigroup Global Markets, Inc., Comerica Securities, Commonwealth Financial Network, Compass Brokerage, Inc., Cuso Financial Services, L.P., Duerr Financial Corporation, Edward D. Jones & Co., L.P., FFP Securities, Inc., Fifth Third Securities, First Citizens Investor Services, First Tennessee Brokerage, Inc., Frost Brokerage Services, Inc., Harbour Investments, Inc., Heim & Young Securities, The Huntington Investment Company, Infinex Financial Group, ING Advisors Network, Investacorp, Inc., Investment Professionals, Inc., James T. Borello & Co., Jefferson Pilot Securities Corporation, J.J.B. Hilliard, W.L. Lyons, Inc., Legg Mason Wood Walker, Incorporated, Lincoln Financial, Linsco/Private Ledger Corp., M&T Securities, Merrill Lynch Pierce Fenner & Smith, First Montauk Securities Corp., Morgan Keegan & Company, Inc., Morgan Stanley & Co., Incorporated, Mutual Service Corporation, National Planning Holding, NEXT Financial Group, Inc., NFP Securities, Inc., Parker/Hunter Incorporated, Pension Planners, PFIC Securities Corporation, Piper Jaffray & Co., Prime Capital Services, Inc., Prospera Financial Services, Inc., Raymond James Financial Services, RBC Dain Rauscher Inc., Securities America, Inc., Sigma Financial Corporation, Southtrust Securities, Inc., Stifel Nicolaus & Company, Incorporated, TFS
Securities, Inc., The Investment Center, Inc., Triad Advisors, Inc., UBS Financial Services, Inc., Uvest Financial Services Group Inc., Wachovia Securities, LLC., Walnut Street Securities, Inc., Wells Fargo Brokerage Services, L.L.C., WM Financial Services, Inc., Woodbury Financial Services, Inc., XCU Capital Corporation, Inc. Hartford Life may enter into arrangements with other Financial Intermediaries to make such Additional Payments. Separate Additional Payments in the form of Negotiated Additional Amounts may also be made to the above-listed Financial Intermediaries and to other Financial Intermediaries.

The Additional Payments to Financial Intermediaries in connection with the sale and distribution of the Contracts are negotiated based on a range of qualitative factors, including, but not limited to, access and opportunity to provide product education and training, assistance with the development and implementation of joint marketing and business plans, reputation in the industry, ability to attract and retain assets, target markets, customer relationships and quality of service. No one factor is determinative of the type or amount of Additional Payments to be provided and factors are weighed in the assessment of such determination.

For the fiscal year ended December 31, 2004, Hartford Life or its affiliates paid approximately $50 million in total Additional Payments, including Negotiated Additional Amounts to Financial Intermediaries.

14                                               HARTFORD LIFE INSURANCE COMPANY
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FEDERAL TAX CONSIDERATIONS

What are some of the federal tax consequences which affect these Contracts?

A.  INTRODUCTION

The following summary of tax rules does not provide or constitute any tax advice. It provides only a general discussion of certain of the expected federal income tax consequences with respect to amounts contributed to, invested in or received from a Contract, based on our understanding of the existing provisions of the Code, Treasury Regulations thereunder, and public interpretations thereof by the IRS (e.g., Revenue Rulings, Revenue Procedures or Notices) or by published court decisions. This summary discusses only certain federal income tax consequences to United States Persons, and does not discuss state, local or foreign tax consequences. The term United States Persons means citizens or residents of the United States, domestic corporations, domestic partnerships, trust or estates that are subject to United States federal income tax, regardless of the source of their income.

This summary has been prepared by us after consultation with tax counsel, but no opinion of tax counsel has been obtained. We do not make any guarantee or representation regarding any tax status (e.g., federal, state, local or foreign) of any Contract or any transaction involving a Contract. In addition, there is always a possibility that the tax treatment of an annuity contract could change by legislation or other means (such as regulations, rulings or judicial decisions). Moreover, it is always possible that any such change in tax treatment could be made retroactive (that is, made effective prior to the date of the change). Accordingly, you should consult a qualified tax adviser for complete information and advice before purchasing a Contract.

In addition, this discussion does not address many of the tax consequences if you use the Contract in various arrangements, including Charitable Remainder Trusts, tax-qualified retirement arrangements, deferred compensation plans, split-dollar insurance arrangements, or other employee benefit arrangements. The tax consequences of any such arrangement may vary depending on the particular facts and circumstances of each individual arrangement and whether the arrangement satisfies certain tax qualification or classification requirements. In addition, the tax rules affecting such an arrangement may have changed recently, e.g., by legislation or regulations that affect compensatory or employee benefit arrangements. Therefore, if you are contemplating the use of a Contract in any arrangement the value of which to you depends in part on its tax consequences, you should consult a qualified tax adviser regarding the tax treatment of the proposed arrangement and of any Contract used in it.

THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL PURPOSES ONLY. SPECIAL TAX RULES MAY APPLY WITH RESPECT TO CERTAIN SITUATIONS THAT ARE NOT DISCUSSED HEREIN. EACH POTENTIAL PURCHASER OF A CONTRACT IS ADVISED TO CONSULT WITH A QUALIFIED TAX ADVISER AS TO THE CONSEQUENCES OF ANY AMOUNTS INVESTED IN A CONTRACT UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN TAX LAW.

B.  TAXATION OF HARTFORD

Hartford is taxed as a life insurance company under Subchapter L of Chapter 1 of the Code. The assets underlying the Contracts will be owned by Hartford. The income earned on such assets will be Hartford's income.

C. TAXATION OF ANNUITIES -- GENERAL PROVISIONS AFFECTING CONTRACTS NOT HELD IN TAX-QUALIFIED RETIREMENT PLANS

Section 72 of the Code governs the taxation of annuities in general.

 1. NON-NATURAL PERSONS AS OWNERS

Pursuant to Code Section 72(u), an annuity contract held by a taxpayer other than a natural person generally is not treated as an annuity contract under the Code. Instead, such a non-natural Contract Owner generally could be required to include in gross income currently for each taxable year the excess of (a) the sum of the Contract Value as of the close of the taxable year and all previous distributions under the Contract over (b) the sum of net premiums paid for the taxable year and any prior taxable year and the amount includable in gross income for any prior taxable year with respect to the Contract under
Section 72(u). However, Section 72(u) does not apply to:

- A contract the nominal owner of which is a non-natural person but the beneficial owner of which is a natural person (e.g., where the non-natural owner holds the contract as an agent for the natural person),

- A contract acquired by the estate of a decedent by reason of such decedent's death,

- Certain contracts acquired with respect to tax-qualified retirement arrangements,

- Certain contracts held in structured settlement arrangements that may qualify under Code Section 130, or

- A single premium immediate annuity contract under Code Section 72(u)(4), which provides for substantially equal periodic payments and an annuity starting date that is no later than 1 year from the date of the contract's purchase.

A non-natural Contract Owner that is a tax-exempt entity for federal tax purposes (e.g., a tax-qualified retirement trust or a Charitable Remainder Trust) generally would not be subject to federal income tax as a result of such current gross income under Code Section 72(u). However, such a tax-exempt entity, or any annuity contract that it holds, may need to satisfy certain tax requirements in order to maintain its qualification for such favorable tax treatment. See, e.g., IRS Tech. Adv. Memo. 9825001 for certain Charitable Remainder Trusts.

Pursuant to Code Section 72(s), if the Contract Owner is a non-natural person, the primary annuitant is treated as the "owner"

HARTFORD LIFE INSURANCE COMPANY                                               15
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in applying the required distribution rules described below. These rules require that certain distributions be made upon the death of an "owner." In addition, for a non-natural owner, a change in the primary annuitant is treated as the death of the "owner." However, the provisions of Code Section 72(s) do not apply to certain contracts held in tax-qualified retirement arrangements or structured settlement arrangements.

 2. OTHER CONTRACT OWNERS (NATURAL PERSONS).

A Contract Owner is not taxed on increases in the value of the Contract until an amount is received or deemed received, e.g., in the form of a lump sum payment (full or partial value of a Contract) or as Annuity payments under the settlement option elected.

The provisions of Section 72 of the Code concerning distributions are summarized briefly below. Also summarized are special rules affecting distributions from Contracts obtained in a tax-free exchange for other annuity contracts or life insurance contracts which were purchased prior to August 14, 1982.

    a. DISTRIBUTIONS PRIOR TO THE ANNUITY COMMENCEMENT DATE.

  i. Total premium payments less amounts received which were not includable in gross income equal the "investment in the contract" under Section 72 of the Code.

 ii. To the extent that the value of the Contract (ignoring any surrender charges except on a full surrender) exceeds the "investment in the contract," such excess constitutes the "income on the contract." It is unclear what value should be used in determining the "income on the contract." We believe that the current Contract value (determined without regard to surrender charges) is an appropriate measure. However, the IRS could take the position that the value should be the current Contract value (determined without regard to surrender charges) increased by some measure of the value of certain future benefits.

 iii. Any amount received or deemed received prior to the Annuity Commencement Date (e.g., upon a partial surrender) is deemed to come first from any such "income on the contract" and then from "investment in the contract," and for these purposes such "income on the contract" shall be computed by reference to any aggregation rule in subparagraph 2.c. below. As a result, any such amount received or deemed received (1) shall be includable in gross income to the extent that such amount does not exceed any such "income on the contract," and (2) shall not be includable in gross income to the extent that such amount does exceed any such "income on the contract." If at the time that any amount is received or deemed received there is no "income on the contract" (e.g., because the gross value of the Contract does not exceed the "investment in the contract" and no aggregation rule applies), then such amount received or deemed received will not be includable in gross income, and will simply reduce the "investment in the contract."

 iv. The receipt of any amount as a loan under the Contract or the assignment or pledge of any portion of the value of the Contract shall be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b.

 v. In general, the transfer of the Contract, without full and adequate consideration, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b. This transfer rule does not apply, however, to certain transfers of property between spouses or incident to divorce.

    b. DISTRIBUTIONS AFTER ANNUITY COMMENCEMENT DATE.

Annuity payments made periodically after the Annuity Commencement Date are includable in gross income to the extent the payments exceed the amount determined by the application of the ratio of the "investment in the contract" to the total amount of the payments to be made after the Annuity Commencement Date (the "exclusion ratio").

  i. When the total of amounts excluded from income by application of the exclusion ratio is equal to the investment in the contract as of the Annuity Commencement Date, any additional payments (including surrenders) will be entirely includable in gross income.

 ii. If the annuity payments cease by reason of the death of the Annuitant and, as of the date of death, the amount of annuity payments excluded from gross income by the exclusion ratio does not exceed the investment in the contract as of the Annuity Commencement Date, then the remaining portion of unrecovered investment shall be allowed as a deduction for the last taxable year of the Annuitant.

 iii. Generally, nonperiodic amounts received or deemed received after the Annuity Commencement Date are not entitled to any exclusion ratio and shall be fully includable in gross income. However, upon a full surrender after such date, only the excess of the amount received (after any surrender charge) over the remaining "investment in the contract" shall be includable in gross income (except to the extent that the aggregation rule referred to in the next subparagraph c. may apply).

    c. AGGREGATION OF TWO OR MORE ANNUITY CONTRACTS.

Contracts issued after October 21, 1988 by the same insurer (or affiliated insurer) to the same owner within the same calendar year (other than certain contracts held in connection with tax-qualified retirement arrangements) will be aggregated and treated as one annuity contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. An annuity contract received in a tax-free exchange for another annuity contract or life insurance contract may be treated as a new contract for this purpose. We believe that for any Contracts subject to such aggregation, the values under the Contracts and the investment in the contracts will be added together to determine the taxation under subparagraph 2.a., above, of amounts received or deemed received prior to the
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Annuity Commencement Date. Withdrawals will be treated first as withdrawals of income until all of the income from all such Contracts is withdrawn. In addition, the Treasury Department has specific authority under the aggregation rules in Code Section 72(e)(11) to issue regulations to prevent the avoidance of the income-out-first rules for non-periodic distributions through the serial purchase of annuity contracts or otherwise. As of the date of this prospectus, there are no regulations interpreting these aggregation provisions.

    d. 10% PENALTY TAX -- APPLICABLE TO CERTAIN WITHDRAWALS AND ANNUITY
       PAYMENTS.

  i. If any amount is received or deemed received on the Contract (before or after the Annuity Commencement Date), the Code applies a penalty tax equal to ten percent of the portion of the amount includable in gross income, unless an exception applies.

 ii. The 10% penalty tax will not apply to the following distributions:

    1. Distributions made on or after the date the recipient has attained the age of 59 1/2.

    2. Distributions made on or after the death of the holder or where the holder is not an individual, the death of the primary annuitant.

    3.  Distributions attributable to a recipient's becoming disabled.

    4. A distribution that is part of a scheduled series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the recipient (or the joint lives or life expectancies of the recipient and the recipient's designated Beneficiary). In determining whether a payment stream designed to satisfy this exception qualifies, it is possible that the IRS could take the position that the entire interest in the Contract should include not only the current Contract value, but also some measure of the value of certain future benefits.

    5. Distributions made under certain annuities issued in connection with structured settlement agreements.

    6. Distributions of amounts which are allocable to the "investment in the contract" prior to August 14, 1982 (see next subparagraph e.).

If the taxpayer avoids this 10% penalty tax by qualifying for the substantially equal periodic payments exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the taxpayer has reached age 59 1/2 and (b) 5 years have elapsed since the first of these periodic payments.

    e. SPECIAL PROVISIONS AFFECTING CONTRACTS OBTAINED THROUGH A TAX-FREE EXCHANGE OF OTHER ANNUITY OR LIFE INSURANCE CONTRACTS PURCHASED PRIOR TO AUGUST 14, 1982.

If the Contract was obtained by a tax-free exchange of a life insurance or annuity Contract purchased prior to August 14, 1982, then any amount received or deemed received prior to the Annuity Commencement Date shall be deemed to come
(1) first from the amount of the "investment in the contract" prior to August 14, 1982 ("pre-8/14/82 investment") carried over from the prior Contract,
(2) then from the portion of the "income on the contract" (carried over to, as well as accumulating in, the successor Contract) that is attributable to such pre-8/14/82 investment, (3) then from the remaining "income on the contract" and
(4) last from the remaining "investment in the contract." As a result, to the extent that such amount received or deemed received does not exceed such pre-8/14/82 investment, such amount is not includable in gross income. In addition, to the extent that such amount received or deemed received does not exceed the sum of (a) such pre-8/14/82 investment and (b) the "income on the contract" attributable thereto, such amount is not subject to the 10% penalty tax. In all other respects, amounts received or deemed received from such post-exchange Contracts are generally subject to the rules described in this subparagraph e.

    f. REQUIRED DISTRIBUTIONS.

  i. Death of Contract Owner or Primary Annuitant
    Subject to the alternative election or spouse beneficiary provisions in ii or iii below:

     1. If any Contract Owner dies on or after the Annuity Commencement Date and before the entire interest in the Contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;

     2. If any Contract Owner dies before the Annuity Commencement Date, the entire interest in the Contract shall be distributed within 5 years after such death; and

     3. If the Contract Owner is not an individual, then for purposes of 1. or
        2. above, the primary annuitant under the Contract shall be treated as the Contract Owner, and any change in the primary annuitant shall be treated as the death of the Contract Owner. The primary annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Contract.

 ii. Alternative Election to Satisfy Distribution Requirements
    If any portion of the interest of a Contract Owner described in i. above is payable to or for the benefit of a designated beneficiary, such beneficiary may elect to have the portion distributed over a period that does not extend beyond the life or life expectancy of the beneficiary. Such distributions must begin within a year of the Contract Owner's death.
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 iii. Spouse Beneficiary
    If any portion of the interest of a Contract Owner is payable to or for the benefit of his or her spouse, and the Annuitant or Contingent Annuitant is living, such spouse shall be treated as the Contract Owner of such portion for purposes of section i. above. This spousal contract continuation shall apply only once for this contract.

    g. ADDITION OF RIDER OR MATERIAL CHANGE

The addition of a rider to the Contract, or a material change in the Contract's provisions, could cause it to be considered newly issued or entered into for tax purposes, and thus could cause the Contract to lose certain grandfathered tax status. Please contact your tax adviser for more information.

    h. PARTIAL EXCHANGES

The IRS in Rev. Rul. 2003-76 has confirmed that the owner of an annuity contract can direct its insurer to transfer a portion of the contract's cash value directly to another annuity contract (issued by the same insurer or by a different insurer), and such a direct transfer can qualify for tax-free exchange treatment under Code Section 1035 (a "partial exchange"). However, Rev. Rul. 2003-76 also refers to caveats and additional guidance in the companion Notice 2003-51, which discusses cases in which a partial exchange is followed by a surrender, withdrawal or other distribution from either the old contract or the new contract. Notice 2003-51 specifically indicates that the IRS is considering
(1) under what circumstances it should treat a partial exchange followed by such a distribution within 24 months as presumptively for "tax avoidance" purposes (e.g., to avoid the income-out-first rules on amounts received under Code
Section 72) and (2) what circumstances it should treat as rebutting such a presumption (e.g., death, disability, reaching age 59 1/2, divorce or loss of employment). Accordingly, we advise you to consult with a qualified tax adviser as to potential tax consequences before attempting any partial exchange.

D.  FEDERAL INCOME TAX WITHHOLDING

The portion of an amount received under a Contract that is taxable gross income to the recipient is also subject to federal income tax withholding, pursuant to Code Section 3405, which requires the following:

    1. Non-Periodic Distributions. The portion of a non-periodic distribution that is includable in gross income is subject to federal income tax withholding unless the recipient elects not to have such tax withheld ("election out"). We will provide such an "election out" form at the time such a distribution is requested. If the necessary "election out" forms are not submitted to us in a timely manner, we are required to withhold 10 percent of the includable amount of distribution.

    2. Periodic Distributions (payable over a period greater than one year). The portion of a periodic distribution that is includable in gross income is subject to federal income tax withholding as if the recipient were married claiming 3 exemptions, unless the recipient elects otherwise. A recipient may elect out of such withholding, or elect to have income tax withheld at a different rate, by providing a completed election form. We will provide such an election form at the time such a distribution is requested.

Regardless of any "election out" (or any amount of tax actually withheld) on an amount received from a Contract, the recipient is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. You also may be required to pay penalties under the estimated income tax rules, if your withholding and estimated tax payments are insufficient to satisfy your total tax liability.

E.  GENERAL PROVISIONS AFFECTING QUALIFIED RETIREMENT PLANS

The Contract may be used for a number of qualified retirement plans. If the Contract is being purchased with respect to some form of qualified retirement plan, please refer to Appendix I for information relative to the types of plans for which it may be used and the general explanation of the tax features of such plans.

F.  ANNUITY PURCHASES BY NONRESIDENT ALIENS AND FOREIGN CORPORATIONS

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal income tax and withholding on taxable annuity distributions at a 30% rate, unless a lower treaty rate applies and any required tax forms are submitted to us. In addition, purchasers may be subject to state premium tax, other state and/or municipal taxes, and taxes that may be imposed by the purchaser's country of citizenship or residence.

G.  ESTATE, GIFT AND GENERATION-SKIPPING TAX AND RELATED TAX CONSIDERATIONS

Any amount payable upon a Contract Owner's death, whether before or after the Annuity Commencement Date, is generally includable in the Contract Owner's estate for federal estate tax purposes. Similarly, prior to the Contract Owner's death, the payment of any amount from the Contract, or the transfer of any interest in the Contract, to a beneficiary or other person for less than adequate consideration may have federal gift tax consequences. In addition, any transfer to, or designation of, a non-spouse beneficiary who either is
(1) 37 1/2 or more years younger than a Contract Owner or (2) a grandchild (or more remote further descendent) of a Contract Owner may have federal generation-skipping-transfer ("GST") tax consequences under Code Section 2601. Regulations under Code Section 2662 may require us to deduct any such GST tax from your Contract, or from any applicable payment, and pay it directly to the IRS. However, any federal estate, gift or GST tax payment with respect to a Contract could produce an offsetting income tax deduction for a beneficiary or transferee under Code Section 691(c) (partially offsetting such federal estate or GST tax) or
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a basis increase for a beneficiary or transferee under Code Section 691(c) or
Section 1015(d). In addition, as indicated above in "Distributions Prior to the Annuity Commencement Date," the transfer of a Contract for less than adequate consideration during the Contract Owner's lifetime generally is treated as producing an amount received by such Contract Owner that is subject to both income tax and the 10% penalty tax. To the extent that such an amount deemed received causes an amount to be includable currently in such Contract Owner's gross income, this same income amount could produce a corresponding increase in such Contract Owner's tax basis for such Contract that is carried over to the transferee's tax basis for such Contract under Code
Section 72(e)(4)(C)(iii) and Section 1015.

INFORMATION REGARDING TAX-QUALIFIED RETIREMENT PLANS

This summary does not attempt to provide more than general information about the federal income tax rules associated with use of a Contract by a tax-qualified retirement plan. State income tax rules applicable to tax-qualified retirement plans often differ from federal income tax rules, and this summary does not describe any of these differences. Because of the complexity of the tax rules, owners, participants and beneficiaries are encouraged to consult their own tax advisors as to specific tax consequences.

The Contracts may offer death benefits that may exceed the greater of the amounts paid for the Contract or the Contract's cash value. Owners who intend to use the Contract in connection with tax-qualified retirement plans should consider the income tax effects that such a death benefit may have on the plan.

The federal tax rules applicable to owners of Contracts under tax-qualified retirement plans vary according to the type of plan as well as the terms and conditions of the plan itself. Contract owners, plan participants and beneficiaries are cautioned that the rights and benefits of any person may be controlled by the terms and conditions of the tax-qualified retirement plan itself, regardless of the terms and conditions of a Contract. We are not bound by the terms and conditions of such plans to the extent such terms conflict with a Contract, unless we specifically consent to be bound.

Some tax-qualified retirement plans are subject to distribution and other requirements that are not incorporated into our administrative procedures. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions comply with applicable law. Tax penalties may apply to transactions with respect to tax-qualified retirement plans if applicable federal income tax rules and restrictions are not carefully observed.

WE DO NOT CURRENTLY OFFER THE CONTRACTS IN CONNECTION WITH ALL OF THE TYPES OF TAX-QUALIFIED RETIREMENT PLANS DISCUSSED BELOW AND MAY NOT OFFER THE CONTRACTS FOR ALL TYPES OF TAX-QUALIFIED RETIREMENT PLANS IN THE FUTURE.

1. TAX-QUALIFIED PENSION OR PROFIT-SHARING PLANS -- Eligible employers can establish certain tax-qualified pension and profit-sharing plans under section 401 of the Code. Rules under section 401(k) of the Code govern certain "cash or deferred arrangements" under such plans. Rules under section 408(k) govern "simplified employee pensions". Tax-qualified pension and profit-sharing plans are subject to limitations on the amount that may be contributed, the persons who may be eligible to participate, the time when distributions must commence, and the form in which distributions must be paid. Employers intending to use the Contracts in connection with tax-qualified pension or profit-sharing plans should seek competent tax and other legal advice. If the death benefit under the Contract can exceed the greater of the amount paid for the Contract and the Contract's cash value, it is possible that the IRS would characterize such death benefit as an "incidental death benefit." There are limitations on the amount of incidental benefits that may be provided under pension and profit sharing plans. In addition, the provision of such benefits may result in currently taxable income to the participants.

2. TAX SHELTERED ANNUITIES UNDER SECTION 403(B) -- Public schools and certain types of charitable, educational and scientific organizations, as specified in section 501(c)(3) of the Code, can purchase tax-sheltered annuity contracts for their employees. Tax-deferred contributions can be made to tax-sheltered annuity contracts under section 403(b) of the Code, subject to certain limitations. In general, total contributions may not exceed the lesser of (1) 100% of the participant's compensation, and (2) $40,000 (adjusted for increases in cost-of-living). The maximum elective deferral amount is equal to $14,000 for 2005 and $15,000 for 2006 and thereafter, indexed. The limitation on elective deferrals may be increased to allow certain "catch-up" contributions for individuals who have attained age 50.

Tax-sheltered annuity programs under section 403(b) are subject to a PROHIBITION AGAINST DISTRIBUTIONS FROM THE CONTRACT ATTRIBUTABLE TO CONTRIBUTIONS MADE PURSUANT TO A SALARY REDUCTION AGREEMENT, unless such distribution is made:

- after the participating employee attains age 59 1/2;

- upon severance from employment;

- upon death or disability; or

- in the case of hardship (and in the case of hardship, any income attributable to such contributions may not be distributed).

Generally, the above restrictions do not apply to distributions attributable to cash values or other amounts held under a section 403(b) contract as of December 31, 1988.

If the death benefit under the Contract can exceed the greater of the amount paid for the Contract and the Contract's cash value, it is possible that the IRS would characterize such death benefit as an "incidental death benefit." If the death benefit were so characterized, this could result in currently taxable income to purchasers. In addition, there are limitations on the amount of incidental death benefits that may be provided under a section 403(b) arrangement.
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3. DEFERRED COMPENSATION PLANS UNDER SECTION 457 -- Certain governmental employers or tax-exempt employers other than a governmental unit can establish a Deferred Compensation Plan under section 457 of the Code. For these purposes, a "governmental employer" is a State, a political subdivision of a State, or an agency or an instrumentality of a State or political subdivision of a State. Employees and independent contractors performing services for a governmental or tax-exempt employer can elect to have contributions made to a Deferred Compensation Plan of their employer in accordance with the employer's plan and section 457 of the Code.

Deferred Compensation Plans that meet the requirements of section 457(b) of the Code are called "eligible" Deferred Compensation Plans. Section 457(b) limits the amount of contributions that can be made to an eligible Deferred Compensation Plan on behalf of a participant. Generally, the limitation on contributions is the lesser of (1) 100% of a participant's includible compensation or (2) the applicable dollar amount, equal to $14,000 for 2005 and $15,000 for 2006 and thereafter, indexed. The plan may provide for additional "catch-up" contributions during the three taxable years ending before the year in which the participant attains normal retirement age. In addition, the contribution limitation may be increased to allow certain "catch-up" contributions for individuals who have attained age 50.

All of the assets and income of an eligible Deferred Compensation Plan for a governmental employer must be held in trust for the exclusive benefit of participants and their beneficiaries. For this purpose, certain custodial accounts and annuity contracts are treated as trusts. The requirement of a trust does not apply to amounts under an eligible Deferred Compensation Plan of a tax-exempt (non-governmental) employer. In addition, the requirement of a trust does not apply to amounts under a Deferred Compensation Plan of a governmental employer if the Deferred Compensation Plan is not an eligible plan within the meaning of section 457(b) of the Code. In the absence of such a trust, amounts under the plan will be subject to the claims of the employer's general creditors.

In general, distributions from an eligible Deferred Compensation Plan to a participant or beneficiary are prohibited under section 457 of the Code unless made after the participating employee:

- attains age 70 1/2,

- has a severance from employment as defined in the Code (including death of the participating employee), or

- suffers an unforeseeable financial emergency as defined in the Code.

4. INDIVIDUAL RETIREMENT ANNUITIES ("IRAS") UNDER SECTION 408

TRADITIONAL IRAs. -- Eligible individuals can establish individual retirement programs under section 408 of the Code through the purchase of an IRA.
Section 408 imposes limits with respect to IRAs, including limits on the amount that may be contributed to an IRA, the amount of such contributions that may be deducted from taxable income, the persons who may be eligible to contribute to an IRA, and the time when distributions commence from an IRA. See Section 6 below for a discussion of rollovers involving IRAs.

SIMPLE IRAs -- Eligible employees may establish SIMPLE IRAs in connection with a SIMPLE IRA plan of an employer under section 408(p) of the Code. Special rollover rules apply to SIMPLE IRAs. Amounts can be rolled over from one SIMPLE IRA to another SIMPLE IRA. However, amounts can be rolled over from a SIMPLE IRA to a Traditional IRA only after two years have expired since the employee first commenced participation in the employer's SIMPLE IRA plan. Amounts cannot be rolled over to a SIMPLE IRA from a qualified plan or a Traditional IRA. Hartford is a non-designated financial institution for purposes of the SIMPLE IRA rules.

ROTH IRAs -- Eligible individuals may establish Roth IRAs under section 408A of the Code. Contributions to a Roth IRA are not deductible. Subject to special limitations, a Traditional IRA, SIMPLE IRA or Simplified Employee Pension under
Section 408(k) of the Code may be converted into a Roth IRA or a distribution from such an arrangement may be rolled over to a Roth IRA. However, a conversion or a rollover to a Roth IRA is not excludable from gross income. If certain conditions are met, qualified distributions from a Roth IRA are tax-free.

5. FEDERAL TAX PENALTIES AND WITHHOLDING -- Distributions from tax-qualified retirement plans are generally taxed as ordinary income under section 72 of the Code. Under these rules, a portion of each distribution may be excludable from income. The excludable amount is the portion of the distribution that bears the same ratio as the after-tax contributions bear to the expected return.

(a) PENALTY TAX ON EARLY DISTRIBUTIONS Section 72(t) of the Code imposes an additional penalty tax equal to 10% of the taxable portion of a distribution from certain tax-qualified retirement plans. However, the 10% penalty tax does not apply to a distribution that is:

- Made on or after the date on which the employee reaches age 59 1/2;

- Made to a beneficiary (or to the estate of the employee) on or after the death of the employee;

- Attributable to the employee's becoming disabled (as defined in the Code);

- Part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and his or her designated beneficiary. In determining whether a payment stream designed to satisfy this exception qualifies, it is possible that the IRS could take the position that the entire interest in the Contract should include not only the current Contract value, but also some measure of the value of certain future benefits;
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- Except in the case of an IRA, made to an employee after separation from service after reaching age 55; or

- Not greater than the amount allowable as a deduction to the employee for eligible medical expenses during the taxable year.

IN ADDITION, THE 10% PENALTY TAX DOES NOT APPLY TO A DISTRIBUTION FROM AN IRA THAT IS:

- Made after separation from employment to an unemployed IRA owner for health insurance premiums, if certain conditions are met;

- Not in excess of the amount of certain qualifying higher education expenses, as defined by section 72(t)(7) of the Code; or

- A qualified first-time homebuyer distribution meeting the requirements specified at section 72(t)(8) of the Code.

If you are a participant in a SIMPLE IRA plan, you should be aware that the 10% penalty tax is increased to 25% with respect to non-exempt early distributions made from your SIMPLE IRA during the first two years following the date you first commenced participation in any SIMPLE IRA plan of your employer.

(b) MINIMUM DISTRIBUTION PENALTY TAX If the amount distributed is less than the minimum required distribution for the year, the Participant is subject to a 50% penalty tax on the amount that was not properly distributed.

An individual's interest in a tax-qualified retirement plan generally must be distributed, or begin to be distributed, not later than the Required Beginning Date. Generally, the Required Beginning Date is April 1 of the calendar year following the later of:

- the calendar year in which the individual attains age 70 1/2; or

- the calendar year in which the individual retires from service with the employer sponsoring the plan.

The Required Beginning Date for an individual who is a five (5) percent owner (as defined in the Code), or who is the owner of an IRA, is April 1 of the calendar year following the calendar year in which the individual attains age 70 1/2.

The entire interest of the Participant must be distributed beginning no later than the Required Beginning Date over:

- the life of the Participant or the lives of the Participant and the Participant's designated beneficiary (as defined in the Code), or

- over a period not extending beyond the life expectancy of the Participant or the joint life expectancy of the Participant and the Participant's designated beneficiary.

Each annual distribution must equal or exceed a "minimum distribution amount" which is determined generally by dividing the account balance by the applicable life expectancy. This account balance is generally based upon the entire value of all benefits provided under a Contract as of the close of business on the last day of the previous calendar year. The death benefit and any optional benefits purchased under the Contract may affect the amount of the minimum required distribution that must be taken. In addition, minimum distribution incidental benefit rules may require a larger annual distribution. Required minimum distributions also can be made in the form of annuity payments if the payment structure satisfies certain rules set forth in Income Tax Regulations.

If an individual dies before reaching his or her Required Beginning Date, the individual's entire interest must generally be distributed within five years of the individual's death. However, this rule will be deemed satisfied, if distributions begin before the close of the calendar year following the individual's death to a designated beneficiary and distribution is over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of the beneficiary). If the beneficiary is the individual's surviving spouse, distributions may be delayed until the individual would have attained age 70 1/2.

If an individual dies after reaching his or her Required Beginning Date or after distributions have commenced, the individual's interest must generally be distributed at least as rapidly as under the method of distribution in effect at the time of the individual's death.

The minimum distribution requirements apply to Roth IRAs after the Contract owner dies, but not while the Contract owner is alive. In addition, if the owner of a Traditional or Roth IRA dies and the Contract owner's spouse is the sole designated beneficiary, the surviving spouse may elect to treat the Traditional or Roth IRA as his or her own.

In 2002 and in 2004, the Internal Revenue Service issued final and temporary regulations in the Federal Register relating to minimum required distributions. Please consult with your tax or legal adviser with any questions regarding the new regulations.

(c) WITHHOLDING We are generally required to withhold federal income tax from the taxable portion of each distribution made under a Contract. The federal income tax withholding requirements, including the rate at which withholding applies, depend on whether a distribution is or is not an eligible rollover distribution.

Federal income tax withholding from the taxable portion of distributions that are not eligible rollover distributions is required unless the payee is eligible to, and does in fact, elect not to have income tax withheld by filing an election with us. Where the payee does not elect out of withholding, the rate of income tax to be withheld depends on whether the distribution is nonperiodic or periodic. Regardless of whether an election is made not to have federal income taxes withheld, the recipient is still liable for payment of federal income tax on the taxable portion of the distribution.

For periodic payments, federal income tax will be withheld from the taxable portion of the distribution by treating the payment as wages under IRS wage withholding tables, using the marital status and number of withholding allowances elected by the payee on an IRS Form W-4P, or acceptable substitute, filed us. Where the payee has not filed a Form W-4P, or acceptable substitute,
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with us, the payee will be treated as married claiming three withholding allowances. Special rules apply where the payee has not provided us with a proper taxpayer identification number or where the payments are sent outside the United States or U.S. possessions.

For nonperiodic distributions, where a payee has not elected out of withholding, income tax will be withheld at a rate of 10 percent from the taxable portion of the distribution.

Federal income tax withholding is required at a rate of 20 percent from the taxable portion of any distribution that is an eligible rollover distribution to the extent it is not directly rolled over to an eligible recipient plan. Payees cannot elect out of income tax withholding with respect to such distributions.

Also, special withholding rules apply with respect to distributions from non-governmental section 457(b) plans, and to distributions made to individuals who are neither citizens or resident aliens of the United States.

6. ROLLOVER DISTRIBUTIONS -- Under present federal tax law, "eligible rollover distributions" from qualified retirement plans under section 401(a) of the Code, qualified annuities under section 403(a) of the Code, section 403(b) arrangements, and governmental 457(b) plans generally can be rolled over tax-free within 60 days to any of such plans or arrangements that accept such rollovers. Similarly, distributions from an IRA generally are permitted to be rolled over tax-free within 60 days to a qualified plan, qualified annuity, section 403(b) arrangement, or governmental 457(b) plan. After tax contributions may be rolled over from a qualified plan, qualified annuity or governmental
457 plan into another qualified plan or an IRA. In the case of such a rollover of after tax contributions, the rollover is permitted to be accomplished only through a direct rollover. In addition, a qualified plan is not permitted to accept rollovers of after tax contributions unless the plan provides separate accounting for such contributions (and earnings thereon). Similar rules apply for purposes of rolling over after tax contributions from a section 403(b) arrangement. After tax contributions (including nondeductible contributions to an IRA) are not permitted to be rolled over from an IRA into a qualified plan, qualified annuity, section 403(b) arrangement, or governmental 457(b) plan.

THE COMPANY
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BUSINESS OF HARTFORD LIFE INSURANCE COMPANY

(Dollar amounts in millions, unless otherwise stated)

GENERAL

Hartford Life Insurance Company and its subsidiaries ("Hartford Life Insurance Company" or the "Company"), is a direct subsidiary of Hartford Life and Accident Insurance Company ("HLA"), a wholly owned subsidiary of Hartford Life, Inc. ("Hartford Life"). Hartford Life is an indirect subsidiary of The Hartford Financial Services Group, Inc. ("The Hartford"). The Company, together with HLA, provides (i) retail and institutional investment products, including variable annuities, fixed market value adjusted ("MVA") annuities, private placement life insurance, which includes life insurance products purchased by a company on the lives of its employees, and retirement plan services for the savings and retirement needs of over 5.0 million customers, (ii) life insurance for wealth protection, accumulation and transfer needs for approximately 738,000 customers,
(iii) group benefits products such as group life and group disability insurance for the benefit of millions of individuals and (iv) fixed annuity products through its international operations. The Company is one of the largest sellers of individual variable annuities, variable universal life insurance and group disability insurance in the United States. The Company's strong position in each of its core businesses provides an opportunity to increase the sale of the Company's products and services as individuals increasingly save and plan for retirement, protect themselves and their families against the financial uncertainties associated with disability or death and engage in estate planning.

In the past year, the Company's total assets, increased 14% to $195.6 billion at December 31, 2004 from $171.9 billion at December 31, 2003. The Company generated revenues of $5.7 billion, $4.9 billion and $3.9 billion in 2004, 2003 and 2002, respectively. Additionally, Hartford Life Insurance Company generated net income of $965, $626 and $426 in 2004, 2003, and 2002, respectively.

CUSTOMER SERVICE, TECHNOLOGY AND ECONOMIES OF SCALE

The Company maintains advantageous economies of scale and operating efficiencies due to its growth, attention to expense and claims management and commitment to customer service and technology. These advantages allow the Company to competitively price its products for its distribution network and policyholders. In addition, the Company utilizes computer technology to enhance communications within the Company and throughout its distribution network in order to improve the Company's efficiency in marketing, selling and servicing its products and, as a result, provides high-quality customer service. In recognition of excellence in customer service for individual annuities, Hartford Life Insurance Company was awarded the 2004 Annuity Service Award by DALBAR Inc., a recognized independent financial services research organization, for the ninth consecutive year. Hartford Life Insurance Company is the only company to receive this prestigious award in every year of the award's existence. Also, in 2004 the Company earned its second DALBAR Award for Retirement Plan Service which recognizes Hartford Life Insurance Company as the No. 1 service provider of retirement plans in the industry. Additionally, the Company's Individual Life segment won its fourth consecutive DALBAR award for service of life insurance customers and its third consecutive DALBAR Financial Intermediary Service Award in 2004.

RISK MANAGEMENT

The Company's product designs, prudent underwriting standards and risk management techniques are structured to protect
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22                                               HARTFORD LIFE INSURANCE COMPANY
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it against disintermediation risk, greater than expected mortality and morbidity experience and, for certain product features, specifically the guaranteed minimum death benefit ("GMDB") and guaranteed minimum withdrawal benefit
("GMWB") offered with variable annuity products, equity market volatility. As of December 31, 2004, the Company had limited exposure to disintermediation risk on approximately 97% of its domestic life insurance and annuity liabilities through the use of non-guaranteed separate accounts, MVA features, policy loans, surrender charges and non-surrenderability provisions. The Company effectively utilizes prudent underwriting to select and price insurance risks and regularly monitors mortality and morbidity assumptions to determine if experience remains consistent with these assumptions and to ensure that its product pricing remains appropriate. The Company also enforces disciplined claims management to protect itself against greater than expected morbidity experience. The Company uses reinsurance structures and has modified benefit features to mitigate the mortality exposure associated with GMDB. The Company also uses reinsurance to minimize the volatility associated with the GMWB liability.

REPORTING SEGMENTS

Hartford Life Insurance Company changed its reportable operating segments in 2004 from Investment Products, Individual Life and Corporate Owned Life Insurance ("COLI") to Retail Products Group ("Retail"), Institutional Solutions Group ("Institutional") and Individual Life. Retail offers individual variable and fixed annuities, retirement plan products and services to corporations under
Section 401(k) plans and other investment products. Institutional primarily offers retirement plan products and services to municipalities under
Section 457 plans, other institutional investment products, structured settlements, and private placement life insurance (formerly referred to as COLI). Individual Life sells a variety of life insurance products, including variable universal life, universal life, interest sensitive whole life and term life insurance. The company also includes, in an Other category, net realized capital gains and losses other than periodic net coupon settlements on non-qualifying derivatives and net realized capital gains and losses related to guaranteed minimum withdrawal benefits; corporate items not directly allocable to any of its reportable operating segments and intersegment eliminations, as well as certain group benefit products, including group life and group disability insurance that is directly written by the Company and is substantially ceded to its parent, HLA. During the third quarter of 2004, Hartford Life introduced fixed MVA annuity products to provide a diversified product portfolio to its customers in Japan. The fixed MVA product is written by Hartford Life Insurance KK, a wholly owned Japanese subsidiary of HLA and subsequently reinsured to the Company. The reinsurance of the fixed MVA product is included in the Other category.

RETAIL PRODUCTS GROUP

The Retail Products segment focuses, through the sale of individual variable and fixed annuities, retirement plan services and other investment products, on the savings and retirement needs of the growing number of individuals who are preparing for retirement or who have already retired. Retail Products generated revenues of $2.6 billion in 2004, $1.8 billion in 2003 and $1.6 billion in 2002, of which individual annuities accounted for $2.5 billion, $1.7 billion and $1.5 billion in 2004, 2003 and 2002, respectively. Net income in the Retail segment was $392, $341 and $280 in 2004, 2003 and 2002, respectively.

The Company sells both variable and fixed individual annuity products through a wide distribution network of national and regional broker-dealer organizations, banks and other financial institutions and independent financial advisors. The Company is a market leader in the annuity industry with sales of $15.7 billion, $16.5 billion, and $11.6 billion in 2004, 2003 and 2002, respectively. The Company was the largest seller of individual retail variable annuities in the United States with sales of $15.0 billion, $15.7 billion and $10.3 billion in 2004, 2003, and 2002, respectively. In addition, the Company continues to be the largest seller of individual retail variable annuities through banks in the United States.

The Company's total account value related to individual annuity products was $111.0 billion as of December 31, 2004. Of this total account value, $99.6 billion, or 90%, related to individual variable annuity products and $11.4 billion, or 10%, related primarily to fixed MVA annuity products. At December 31, 2003, the Company's total account value related to individual annuity products was $97.7 billion. Of this total account value, $86.5 billion, or 89%, related to individual variable annuity products and $11.2 billion, or 11%, related primarily to fixed MVA annuity products.

In addition to its leading position in individual annuities, Hartford Life Insurance Company is among the top providers of retirement products and services, including asset management and plan administration sold to small and medium size corporations pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (referred to as "401(k)").

PRINCIPAL PRODUCTS

INDIVIDUAL VARIABLE ANNUITIES -- Hartford Life Insurance Company earns fees, based on policyholders' account values, for managing variable annuity assets and maintaining policyholder accounts. The Company uses specified portions of the periodic deposits paid by a customer to purchase units in one or more mutual funds as directed by the customer, who then assumes the investment performance risks and rewards. As a result, variable annuities permit policyholders to choose aggressive or conservative investment strategies, as they deem appropriate, without affecting the composition and quality of assets in the Company's general account. These products offer the policyholder a variety of equity and fixed income options, as well as the ability to earn a guaranteed rate of interest in the general account of the Company. The Company offers an enhanced guaranteed rate of interest for a specified period of time (no longer than twelve months) if the policyholder elects to dollar-cost average funds from the Company's general account into one or more non-guaranteed separate accounts. Additionally, the Retail Products segment sells
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variable annuity contracts that offer various guaranteed minimum death and withdrawal benefits.

Policyholders may make deposits of varying amounts at regular or irregular intervals and the value of these assets fluctuates in accordance with the investment performance of the funds selected by the policyholder. To encourage persistency, many of the Company's individual variable annuities are subject to withdrawal restrictions and surrender charges. Surrender charges range up to 8% of the contract's deposit less withdrawals, and reduce to zero on a sliding scale, usually within seven years from the deposit date. Individual variable annuity account values of $99.6 billion as of December 31, 2004, have grown from $86.5 billion as of December 31, 2003, due to strong net cash flow, resulting from high levels of sales, low levels of surrenders and equity market appreciation. Approximately 92% and 90% of the individual variable annuity account values were held in non-guaranteed separate accounts as of December 31, 2004 and 2003, respectively.

The assets underlying the Company's variable annuities are managed both internally and by independent money managers, while the Company provides all policy administration services. The Company utilizes a select group of money managers, such as Wellington Management Company, LLP ("Wellington"); Hartford Investment Management Company ("Hartford Investment Management"), a wholly-owned subsidiary of The Hartford; Putnam Financial Services, Inc. ("Putnam"); American Funds; MFS Investment Management ("MFS"); Franklin Templeton Group; and AIM Investments ("AIM"). All have an interest in the continued growth in sales of the Company's products and enhance the marketability of the Company's annuities and the strength of its product offerings. Hartford Leaders, which is a multi-manager variable annuity that combines the product manufacturing, wholesaling and service capabilities of the Company with the investment management expertise of four of the nation's most successful investment management organizations: American Funds, Franklin Templeton Group, AIM and MFS, has emerged as the industry leader in terms of retail sales. In addition, the Director variable annuity, which is managed in part by Wellington, ranks second in the industry in terms of retail sales.

FIXED MVA ANNUITIES -- Fixed MVA annuities are fixed rate annuity contracts which guarantee a specific sum of money to be paid in the future, either as a lump sum or as monthly income. In the event that a policyholder surrenders a policy prior to the end of the guarantee period, the MVA feature increases or decreases the cash surrender value of the annuity in respect of any interest rate decreases or increases, respectively, thereby protecting the Company from losses due to higher interest rates at the time of surrender. The amount of payment will not fluctuate due to adverse changes in the Company's investment return, mortality experience or expenses. The Company's primary fixed MVA annuities have terms varying from one to ten years with an average term to maturity of approximately four years. Account values of fixed MVA annuities were $11.4 billion and $11.2 billion as of December 31, 2004 and 2003, respectively.

401(K) -- The Company sells retirement plan products and services to corporations under Section 401(k) plans targeting the small and medium case markets. The Company believes these markets are under-penetrated in comparison to the large case market. As of December 31, 2004, the Company administered over 8,200 Section 401(k) plans.

MARKETING AND DISTRIBUTION

The Retail Products distribution network is based on management's strategy of utilizing multiple and competing distribution channels to achieve the broadest distribution to reach target customers. The success of the Company's marketing and distribution system depends on its product offerings, fund performance, successful utilization of wholesaling organizations, quality of customer service, and relationships with national and regional broker-dealer firms, banks and other financial institutions, and independent financial advisors (through which the sale of the Company's retail investment products to customers is consummated).

The Company maintains a distribution network of approximately 1,500 broker-dealers and approximately 500 banks. As of December 31, 2004, the Company was selling products through the 25 largest retail banks in the United States. The Company periodically negotiates provisions and terms of its relationships with unaffiliated parties, and there can be no assurance that such terms will remain acceptable to the Company or such third parties. The Company's primary wholesaler of its individual annuities is PLANCO Financial Services, Inc. and its affiliate, PLANCO, Incorporated (collectively "PLANCO") a wholly owned subsidiary of HLA. PLANCO is one of the nation's largest wholesalers of individual annuities and has played a significant role in The Hartford's growth over the past decade. As a wholesaler, PLANCO distributes the Company's fixed and variable annuities, and 401(k) plans and 529 plans by providing sales support to registered representatives, financial planners and broker-dealers at brokerage firms and banks across the United States. Owning PLANCO secures an important distribution channel for Hartford Life and gives Hartford Life a wholesale distribution platform which it can expand in terms of both the number of individuals wholesaling its products and the portfolio of products which they wholesale. In addition, the Company uses internal personnel with extensive experience in the Section 401(k) market, to sell its products and services in the retirement plan market.

COMPETITION

The Retail segment competes with numerous other insurance companies as well as certain banks, securities brokerage firms, independent financial advisors and other financial intermediaries marketing annuities and other retirement-oriented products. Product sales are affected by competitive factors such as investment performance ratings, product design, visibility in the marketplace, financial strength ratings, distribution capabilities, levels of charges and credited rates, reputation and customer service.
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24                                               HARTFORD LIFE INSURANCE COMPANY
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INSTITUTIONAL SOLUTIONS GROUP

The Company is among the top providers of retirement products and services, including asset management and plan administration sold to municipalities pursuant to Section 457 and 403(b) of the Internal Revenue Code of 1986, as amended (referred to as "Section 457" and "403(b)", respectively). The Company also provides structured settlement contracts, institutional annuities, and stable value investment products such as guaranteed investment contracts ("GICs").

Additionally, Hartford Life Insurance Company is a leader in the private placement life insurance ("PPLI") market, which includes life insurance policies purchased by a company on the lives of its employees, with the company or a trust sponsored by the company named as the beneficiary under the policy. Until the passage of Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), the Company sold two principal types of PPLI, leveraged COLI and variable products.

The Company has recently introduced two products for the High Net Worth markets. One is a specialized life insurance contract for ultra-wealthy, High Net Worth investors, the other is a hedge fund designed to leverage the strengths of Hartford Life Insurance Company's award winning customer service and distribution capability.

The Company's total account values related to institutional investment products were $14.3 billion and $12.4 billion as of December 31, 2004 and 2003, respectively. Governmental account values were $10.0 billion and $9.0 billion as of December 31, 2004 and 2003, respectively. Variable PPLI products account values were $22.5 billion and $21.0 billion as of December 31, 2004 and 2003, respectively. Leveraged COLI account values were $2.5 billion as of December 31, 2004 and 2003, respectively. The Institutional segment generated revenues of $1.8 billion, $2.0 billion and $1.7 billion for the years ended December 31, 2004, 2003 and 2002, respectively and net income of $105, $119 and $94 in 2004, 2003 and 2002, respectively.

PRINCIPAL PRODUCTS

INSTITUTIONAL INVESTMENT PRODUCTS -- The Company sells the following institutional investment products; structured settlements, GICs and other short term funding agreements, and other annuity contracts for special purposes such as funding of terminated defined benefit pension plans (institutional annuities arrangements).

STRUCTURED SETTLEMENTS -- Structured settlement annuity contracts provide for periodic payments to an injured person or survivor for a generally determinable number of years, typically in settlement of a claim under a liability policy in lieu of a lump sum settlement.

STABLE VALUE PRODUCTS -- Guaranteed Interest Contracts (GICs) are group annuity contracts issued to sponsors of qualified pension or profit-sharing plans or stable value pooled fund managers. Under these contracts, the client deposits a lump sum with the Hartford for a specified period of time for a guaranteed interest rate. At the end of the specified period, the client receives principal plus interest earned. Funding agreements are investment contracts that perform a similar function for non-qualified assets. Also during 2004, the Company began issuing fixed rate funding agreements to Hartford Life Global Funding trusts that, in turn, issue registered notes to institutional and retail investors.

INSTITUTIONAL ANNUITIES -- Institutional annuities arrangements are group annuity contracts used to fund pension liabilities that exist when a qualified retirement plan sponsor decides to terminate an existing defined benefit pension plan. Group annuity contracts are very long-term in nature, since they must pay the pension liabilities typically on a monthly basis to all participants covered under the pension plan which is being terminated.

GOVERNMENTAL -- The Company sells retirement plan products and services to municipalities under Section 457 plans. The Company offers a number of different investment products, including variable annuities and fixed products, to the employees in Section 457 plans. Generally, with the variable products, the Company manages the fixed income funds and certain other outside money managers act as advisors to the equity funds offered in Section 457 plans administered by the Company. As of December 31, 2004, the Company administered over 3,600 plans under Sections 457 and 403(b).

VARIABLE PPLI PRODUCTS -- Private Placement Variable Life Insurance ("PPVLI") products continue to be used by employers to fund non-qualified benefits or other post-employment benefit liabilities. A key advantage to plan sponsors is the opportunity to select from a range of tax deferred investment allocations. Recent clarifications in regulatory policy have made PPVLI products particularly attractive to banks with postretirement medical obligations. PPVLI has also been widely used in the high net worth marketplace due to its low costs, range of investment choices and ability to accommodate a fund of funds management style. This institutionally priced hedge fund product is aimed at the rapidly growing market composed of affluent investors unable to participate in the higher minimums of some hedge funds.

LEVERAGED COLI -- Leveraged COLI is a fixed premium life insurance policy owned by a company or a trust sponsored by a company. HIPAA phased out the deductibility of interest on policy loans under leveraged COLI at the end of 1998, virtually eliminating all future sales of leveraged COLI.

MARKETING AND DISTRIBUTION

In the Section 457 market, the Institutional segment distribution network uses internal personnel with extensive experience to sell its products and services in the retirement plan and institutional markets. The success of the Company's marketing and distribution system depends on its product offerings, fund performance, successful utilization of wholesaling organizations, quality of customer service, and relationships with national and regional broker-dealer firms, banks and other financial institutions.
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In the structured settlement market, the Institutional segment sells individual fixed immediate annuity products through a small number of specialty brokerage firms that work closely with The Hartford's Property and Casualty claim operations. The Company also works directly with the brokerage firms on cases that do not involve The Hartford's Property and Casualty operations.

In the stable value marketplace, the Institutional segment sells GICs, funding agreements, and investor notes to retirement plan sponsors either through investment management firms or directly, using Hartford employees.

In the institutional annuities market, the Company sells its group annuity products to retirement plan sponsors through three different channels -- (1) a small number of specialty brokers, (2) large benefits consulting firms and
(3) directly, using Hartford employees.

In the PPVLI market, specialized strategic alliance partners with expertise in the large case market assist in the placement of many cases. High Net Worth PPVLI is often placed with the assistance of investment banking and wealth management specialists.

The hedge fund of funds product is positioned to be sold through family office arrangements, wealth management platforms of regional banks and other specialists in the mass-affluent market.

COMPETITION

The Institutional segment competes with numerous other insurance companies as well as certain banks, securities brokerage firms, independent financial advisors and other financial intermediaries marketing annuities and other retirement-oriented products. Product sales are affected by competitive factors such as investment performance ratings, product design, visibility in the marketplace, financial strength ratings, distribution capabilities, levels of charges and credited rates, reputation and customer service.

For institutional product lines offering fixed annuity products (i.e., institutional annuities, structured settlements and stable value), financial strength, stability and credit ratings are key buying factors. As a result, the competitors in those marketplaces tend to be other large, long-established insurance companies.

For PPVLI, competition in the large case market comes from other insurance carriers, and from specialized agents with expertise in the benefit funding marketplace. For high net worth programs, the competition is often from other investment banking firms allied with other insurance carriers.

The hedge fund of funds product competes against a range of similar products from respected vendors, including investment banking firms and wire houses. It is distributed by former members of the PLANCO team which made The Hartford's annuity business one of the most successful in the industry.

INDIVIDUAL LIFE

The Individual Life segment provides life insurance solutions to a wide array of partners to solve the wealth protection, accumulation and transfer needs of their affluent, emerging affluent and business insurance clients. Account values increased 9% to $9.0 billion as of December 31, 2004 from $8.2 billion as of December 31, 2003. Revenues were $957, $893, and $858 for the years ended December 31, 2004, 2003 and 2002, respectively. Net income in the Individual Life segment was $141, $134, and $116 for the years ended December 31, 2004, 2003 and 2002, respectively.

PRINCIPAL PRODUCTS

Hartford Life Insurance Company holds a significant market share in the variable universal life product market and was the number one seller of variable life insurance, according to the Tillinghast VALUE Survey, in 2004, for the third year in a row. In 2004, the Company's sales of individual life insurance were 50% variable universal life, 44% universal life and other, and 6% term life insurance.

VARIABLE UNIVERSAL LIFE -- Variable universal life insurance provides a return linked to an underlying investment portfolio and the Company allows policyholders to determine their desired asset mix among a variety of underlying mutual funds. As the return on the investment portfolio increases or decreases, the surrender value of the variable universal life policy will increase or decrease, and, under certain policyholder options or market conditions, the death benefit may also increase or decrease. The Company's second-to-die products are distinguished from other products in that two lives are insured rather than one, and the policy proceeds are paid upon the death of both insureds. Second-to-die policies are frequently used in estate planning for a married couple. Variable universal life account values were $5.4 billion and $4.7 billion as of December 31, 2004 and 2003, respectively.

UNIVERSAL LIFE AND INTEREST SENSITIVE WHOLE LIFE -- Universal life and interest sensitive whole life insurance coverages provide life insurance with adjustable rates of return based on current interest rates. Universal life provides policyholders with flexibility in the timing and amount of premium payments and the amount of the death benefit, provided there are sufficient policy funds to cover all policy charges for the coming period, unless guaranteed no-lapse coverage is in effect. At December 31, 2004, guaranteed no-lapse universal life represents less than 2% of life insurance in-force. The Company also sells second-to-die universal life insurance policies.

MARKETING AND DISTRIBUTION

Consistent with the Company's strategy to access multiple distribution outlets, the Individual Life distribution organization has been developed to penetrate a multitude of retail sales channels. The Company sells both variable and fixed individual life products through a wide distribution network of national and regional broker-dealer organizations, banks and independent financial advisors. The Company is a market leader in selling individual life
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26                                               HARTFORD LIFE INSURANCE COMPANY
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through national stockbroker and financial institutions. In addition, the
Company distributes individual life insurance through independent life and property-casualty agents and Woodbury Financial Services, a subsidiary retail broker dealer. To wholesale the Company's products, the Company has a group of highly qualified life insurance professionals with specialized training in sophisticated life insurance sales. These individuals are generally employees of the Company who are managed through a regional sales office system.

COMPETITION

The Individual Life segment competes with approximately 1,200 life insurance companies in the United States, as well as other financial intermediaries marketing insurance products. Competitive factors related to this segment are primarily the breadth and quality of life insurance products offered, pricing, relationships with third-party distributors, effectiveness of wholesaling support, pricing and availability of reinsurance and the quality of underwriting and customer service.

RESERVES

Life insurance subsidiaries of the Company establish and carry as liabilities, predominantly, three types of reserves: (1) a liability equal to the balance that accrues to the benefit of the policyholder as of the financial statement date, otherwise known as the account value, (2) a liability for unpaid claims, including those that have been incurred but not yet reported, and (3) a liability for future policy benefits, representing the present value of future benefits to be paid to or on behalf of policyholders less the present value of future net premiums. The liabilities for unpaid claims and future policy benefits are calculated based on actuarially recognized methods using morbidity and mortality tables, which are modified to reflect the Company's actual experience when appropriate. Liabilities for unpaid claims include estimates of amounts to fully settle known reported claims as well as claims related to insured events that the Company estimates have been incurred but have not yet been reported. Future policy benefit reserves are computed at amounts that, with additions from estimated premiums to be received and with interest on such reserves compounded annually at certain assumed rates, are expected to be sufficient to meet the Company's policy obligations at their maturities or in the event of an insured's disability or death. Other insurance liabilities include those for unearned premiums and benefits in excess of account value. Reserves for assumed reinsurance are computed in a manner that is comparable to direct insurance reserves. Additional information on reserves may be found in the Critical Accounting Estimates section of the MD&A under "Reserves".

CEDED REINSURANCE

In accordance with normal industry practice, the Company is involved in both the cession and assumption of insurance with other insurance and reinsurance companies. As of December 31, 2004, the largest amount of life insurance retained on any one life by any one of the life operations was approximately $2.9. In addition, the Company has reinsured the majority of the minimum death benefit guarantees as well as the guaranteed minimum withdrawal benefits on contracts issued prior to July 2003 offered in connection with its variable annuity contracts. The Company also assumes reinsurance from other insurers. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk. For the years ended December 31, 2004, 2003 and 2002, the Company did not make any significant changes in the terms under which reinsurance is ceded to other insurers except for the Company's 2003 recapture of a block of business previously reinsured with an unaffiliated reinsurer. For further discussion see Note 6 of Notes to Consolidated Financial Statements.

INVESTMENT OPERATIONS

The investment portfolios of the Company are managed by Hartford Investment Management Company ("HIM"), a wholly-owned subsidiary of The Hartford. HIM manages the portfolios to maximize economic value, while attempting to generate the income necessary to support the Company's various product obligations, within internally established objectives, guidelines and risk tolerances. The portfolio objectives and guidelines are developed based upon the asset/liability profile, including duration, convexity and other characteristics within specified risk tolerances. The risk tolerances considered include, for example, asset and credit issuer allocation limits, maximum portfolio below investment grade ("BIG") holdings and foreign currency exposure. The Company attempts to minimize adverse impacts to the portfolio and the results of operations due to changes in economic conditions through asset allocation limits, asset/liability duration matching and through the use of derivatives. (For further discussion of HIM's portfolio management approach, see the Investments General section of the MD&A.)

REGULATION AND PREMIUM RATES

Insurance companies are subject to comprehensive and detailed regulation and supervision throughout the United States. The extent of such regulation varies, but generally has its source in statutes which delegate regulatory, supervisory and administrative powers to state insurance departments. Such powers relate to, among other things, the standards of solvency that must be met and maintained; the licensing of insurers and their agents; the nature of and limitations on investments; establishing premium rates; claim handling and trade practices; restrictions on the size of risks which may be insured under a single policy; deposits of securities for the benefit of policyholders; approval of policy forms; periodic examinations of the affairs of companies; annual and other reports required to be filed on the financial condition of companies or for other purposes; fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values; and the adequacy of reserves and other necessary provisions for unearned premiums, unpaid claims and claim adjustment expenses and other liabilities, both reported and unreported.

Most states have enacted legislation that regulates insurance holding company systems such as Hartford Life. This legislation

HARTFORD LIFE INSURANCE COMPANY                                               27
--------------------------------------------------------------------------------
provides that each insurance company in the system is required to register with the insurance department of its state of domicile and furnish information concerning the operations of companies within the holding company system which may materially affect the operations, management or financial condition of the insurers within the system. All transactions within a holding company system affecting insurers must be fair and equitable. Notice to the insurance departments is required prior to the consummation of transactions affecting the ownership or control of an insurer and of certain material transactions between an insurer and any entity in its holding company system. In addition, certain of such transactions cannot be consummated without the applicable insurance department's prior approval.

The extent of insurance regulation on business outside the United States varies significantly among the countries in which the Company operates. Some countries have minimal regulatory requirements, while others regulate insurers extensively. Foreign insurers in many countries are faced with greater restrictions than domestic competitors domiciled in that particular jurisdiction. The Company's international operations are comprised of insurers licensed in their respective countries and, therefore, are subject to the generally less restrictive domestic insurance regulations.

EMPLOYEES

Hartford Life Insurance Company had approximately 3,800 employees as of December 31, 2004.

PROPERTIES

The Company's principal executive offices are located in Simsbury, Connecticut. The Company's home office complex consists of approximately 655 thousand square feet, and is leased from a third party by Hartford Fire Insurance Company ("Hartford Fire"), a direct subsidiary of The Hartford. This lease expires January 1, 2010. Expenses associated with these offices are allocated on a direct basis to the Company by Hartford Fire. The Company believes its properties and facilities are suitable and adequate for current operations.

LEGAL PROCEEDINGS

The Hartford Financial Services Group, Inc. and its consolidated subsidiaries ("The Hartford") is involved in various legal actions arising in the ordinary course of business, some of which assert claims for substantial amounts. These actions include, among others, putative state and federal class actions seeking certification of a state or national class. Such putative class actions have alleged, for example, improper sales practices in connection with the sale of life insurance and other investment products; and improper fee arrangements in connection with mutual funds. The Hartford also is involved in individual actions in which punitive damages are sought, such as claims alleging bad faith in the handling of insurance claims. Management expects that the ultimate liability, if any, with respect to such lawsuits, after consideration of provisions made for estimated losses, will not be material to the consolidated financial condition of the Company. Nonetheless, given the large or indeterminate amounts sought in certain of these actions, and the inherent unpredictability of litigation, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on the Company's consolidated results of operations or cash flows in particular quarterly or annual periods.

BROKER COMPENSATION LITIGATION -- On October 14, 2004, the New York Attorney General's Office filed a civil complaint (the "NYAG Complaint") against Marsh Inc. and Marsh & McLennan Companies, Inc. (collectively, "Marsh") alleging, among other things, that certain insurance companies, including The Hartford, participated with Marsh in arrangements to submit inflated bids for business insurance and paid contingent commissions to ensure that Marsh would direct business to them. The Hartford is not joined as a defendant in the action. Since the filing of the NYAG Complaint, several private actions have been filed against The Hartford asserting claims arising from the allegations of the NYAG Complaint.

Two securities class actions have been filed in the United States District Court for the District of Connecticut alleging claims against The Hartford and five of its executive officers under Section 10(b) of the Securities Exchange Act and SEC Rule 10b-5. The complaints allege on behalf of a putative class of shareholders that The Hartford and the five named individual defendants, as control persons of The Hartford, "disseminated false and misleading financial statements" by concealing that "[The Hartford] was paying illegal and concealed 'contingent commissions' pursuant to illegal 'contingent commission agreements."' The class period alleged is November 5, 2003 through October 13, 2004, the day before the NYAG Complaint was filed. The complaints seek damages and attorneys' fees. The Hartford and the individual defendants dispute the allegations and intend to defend these actions vigorously.

In addition, three putative class actions have been filed in the same court on behalf of participants in The Hartford's 401(k) plan against The Hartford, Hartford Fire Insurance Company, The Hartford's Pension Fund Trust and Investment Committee, The Hartford's Pension Administration Committee, The Hartford's Chief Financial Officer, and John/Jane Does 1-15. The suits assert claims under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), alleging that The Hartford and the other named defendants breached their fiduciary duties to plan participants by, among other things, failing to inform them of the risk associated with investment in The Hartford's stock as a result of the activity alleged in the NYAG Complaint. The class period alleged is November 5, 2003 through the present. The complaints seek restitution of losses to the plan, declaratory and injunctive relief, and attorneys' fees. All defendants dispute the allegations and intend to defend these actions vigorously.

Two corporate derivative actions also have been filed in the same court. The complaints, brought in each case by a shareholder on behalf of The Hartford against its directors and an executive officer, allege that the defendants knew adverse non-public information about the activities alleged in the NYAG Complaint and

28                                               HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
concealed and misappropriated that information to make profitable stock trades, thereby breaching their fiduciary duties, abusing their control, committing gross mismanagement, wasting corporate assets, and unjustly enriching themselves. The complaints seek damages, injunctive relief, disgorgement, and attorneys' fees. All defendants dispute the allegations and intend to defend these actions vigorously.

Seven putative class actions also have been filed by alleged policyholders in federal district courts, one in the Southern District of New York, two in the Eastern District of Pennsylvania, three in the Northern District of Illinois, and one in the Northern District of California, against several brokers and insurers, including The Hartford. These actions assert, on behalf of a class of persons who purchased insurance through the broker defendants, claims under the Sherman Act and state law, and in some cases the Racketeer Influenced and Corrupt Organizations Act ("RICO"), arising from the conduct alleged in the NYAG Complaint. The class period alleged is 1994 through the date of class certification, which has not yet occurred. The complaints seek treble damages, injunctive and declaratory relief, and attorneys' fees. Putative class actions also have been filed in the Circuit Court for Cook County, Illinois, Chancery Division and in the Circuit Court for Seminole County, Florida, Civil Division, on behalf of a class of all persons who purchased insurance from a class of defendant insurers. These state court actions assert unjust enrichment claims and violations of state unfair trade practices acts arising from the conduct alleged in the NYAG Complaint and seek remedies including restitution of premiums, and, in the Cook County action, imposition of a constructive trust, and declaratory and injunctive relief. The class period alleged is 1994 through the present. The Hartford has removed the Cook County action to the United States District Court for the Northern District of Illinois. Pursuant to an order of the Judicial Panel on Multidistrict Litigation, it is likely that most or all of these actions will be transferred to the United States District Court for the District of New Jersey. The Hartford disputes the allegations in all of these actions and intends to defend the actions vigorously.
Additional complaints may be filed against The Hartford in various courts alleging claims under federal or state law arising from the conduct alleged in the NYAG Complaint. The Hartford's ultimate liability, if any, in the pending and possible future suits is highly uncertain and subject to contingencies that are not yet known, such as how many suits will be filed, in which courts they will be lodged, what claims they will assert, what the outcome of investigations by the New York Attorney General's Office and other regulatory agencies will be, the success of defenses that The Hartford may assert, and the amount of recoverable damages if liability is established. In the opinion of management, it is possible that an adverse outcome in one or more of these suits could have a material adverse effect on the Company's consolidated results of operations or cash flows in particular quarterly or annual periods.

MARKET FOR HARTFORD LIFE INSURANCE COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

All of the Company's outstanding shares are ultimately owned by Hartford Life and Accident Insurance Company, which is ultimately a subsidiary of The Hartford. As of February 18, 2005, the Company had issued and outstanding 1,000 shares of Common Stock, $5,690 par value per share. There is no established public trading market for the Company's Common Stock.

For a discussion regarding the Company's payment of dividends, and the restrictions related thereto, see the Capital Resources and Liquidity section of the MD&A under "Dividends".

SELECTED FINANCIAL DATA

                  HLIC INCOME STATEMENTS (INCLUDES RECLASSES)*

                                                         FOR THE YEARS ENDED DECEMBER 31,
                                                    -------------------------------------------
                                                     2004     2003     2002     2001     2000
                                                    -------  -------  -------  -------  -------
Premiums and other considerations.................  $3,076   $3,103   $2,653   $3,084   $2,815
Net investment income.............................   2,470    1,764    1,572    1,491    1,326
Net realized capital gains (losses)...............     129        1     (276)     (87)     (85)
  Total Revenues..................................   5,675    4,868    3,949    4,488    4,056
Benefits, claims, and claim adjustment expenses...   3,111    2,726    2,275    2,536    2,104
Amortization of deferred policy acquisition costs
 and present value of future profits..............     814      660      531      566      604
Dividends to policyholders........................      29       63       65       69       67
Other insurance expenses..........................     709      625      650      621      600
  Total benefits, claims and expenses.............   4,663    4,074    3,521    3,792    3,375
Income before income tax expense and cumulative
 effect of accounting changes.....................   1,012      794      428      696      681
Income tax expense................................      29      168        2       44      194
Cumulative effect of Accounting changes, net of
 tax..............................................     (18)      --       --       (6)      --
  NET INCOME......................................     965      626      426      646      487

*   Information is derived from the Financial Statements.

HARTFORD LIFE INSURANCE COMPANY                                               29
--------------------------------------------------------------------------------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

(Dollar amounts in millions, unless otherwise stated)

Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") addresses the financial condition of Hartford Life Insurance Company and its subsidiaries ("Hartford Life Insurance Company" or the "Company") as of December 31, 2004, compared with December 31, 2003, and its results of operations for each of the three years in the period ended
December 31, 2004. This discussion should be read in conjunction with the Consolidated Financial Statements and related Notes beginning on page F-1. Certain reclassifications have been made to prior year financial information to conform to the current year presentation.

Certain of the statements contained herein are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty which are, in many instances, beyond the Company's control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on the Company will be those anticipated by management. Actual results could differ materially from those expected by the Company, depending on the outcome of various factors. These factors include: the possible occurrence of terrorist attacks; the response of reinsurance companies under reinsurance contracts and the availability, pricing and adequacy of reinsurance to protect the Company against losses; changes in the stock markets, interest rates or other financial markets, including the potential effect on the Company's statutory capital levels; the inability to effectively mitigate the impact of equity market volatility on the Company's financial position and results of operations arising from obligations under annuity product guarantees; the difficulty in predicting the Company's potential exposure arising out of regulatory proceedings or private claims relating to incentive compensation or payments made to brokers or other producers and alleged anti-competitive conduct; the uncertain effect on the Company of regulatory and market-driven changes in practices relating to the payment of incentive compensation to brokers and other producers, including changes that have been announced and those which may occur in the future; the possibility of more unfavorable loss experience than anticipated; stronger than anticipated competitive activity; unfavorable judicial or legislative developments, including the possibility that the Terrorism Risk Insurance Act of 2002 is not extended beyond 2005; the potential effect of domestic and foreign regulatory developments, including those which could increase the Company's business costs and required capital levels; the possibility of general economic and business conditions that are less favorable than anticipated; the Company's ability to distribute its products through distribution channels, both current and future; the uncertain effects of emerging claim and coverage issues; the effect of assessments and other surcharges for guaranty funds; a downgrade in the Company's claims-paying, financial strength or credit ratings; the ability of the Company's subsidiaries to pay dividends to the Company; and other factors described in such forward-looking statements.

INDEX

Overview                                            12  Investment Credit Risk                              33
Critical Accounting Estimates                       16  Capital Markets Risk Management                     39
Consolidated Results of Operations: Operating
Summary                                             21  Capital Resources and Liquidity                     45
Retail Products Group                               23  Effect of Inflation                                 49
Institutional Solutions Group                       25  Impact of New Accounting Standards                  49
Individual Life                                     26
Investments                                         27

OVERVIEW

The Company has three reportable operating segments: Retail Products Group, Institutional Solutions Group, and Individual Life. The Company provides investment and retirement products such as variable and fixed annuities, retirement plan services and other institutional investment products; structured settlements; private placement life insurance; and individual life insurance products including variable universal life, universal life, interest sensitive whole life and term life.

The Company derives its revenues principally from: (a) fee income, including asset management fees, on separate account and mutual fund assets and mortality and expense fees, as well as cost of insurance charges; (b) net investment income on general account assets; (c) fully insured premiums; and (d) certain other fees. Asset management fees and mortality and expense fees are primarily generated from separate account assets, which are deposited with the Company through the sale of variable annuity and variable universal life products. Cost of insurance charges are assessed on the net amount at risk for investment-oriented life insurance products.

The Company's expenses essentially consist of interest credited to policyholders on general account liabilities, insurance benefits provided, amortization of the deferred policy acquisition costs, expenses related to the selling and servicing the various products offered by the Company, dividends to policyholders, and other general business expenses.

30                                               HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

The Company's profitability in its variable annuity and to a lesser extent, variable universal life businesses depends largely on the amount of the contract holder account value on which it earns fees and the level of fees charged. Changes in account value are driven by two main factors: net flows, which measure the success of the Company's asset gathering and retention efforts and the market return of the funds, which is heavily influenced by the return on the equity markets. Net flows are comprised of new sales and other deposits less surrenders, death benefits, policy charges and annuitizations of investment type contracts, for instance variable annuity contracts. The Company uses the average daily value of the S&P 500 Index as an indicator for evaluating market returns of the underlying account portfolios in the United States. Relative profitability of variable products is highly correlated to the growth in account values since these products generally earn fee income on a daily basis. Thus, a prolonged downturn in the financial markets could reduce revenues and potentially raise the possibility of a charge against deferred policy acquisition costs.

The profitability of the Company's fixed annuities and other spread based products depends largely on its ability to earn target spreads between earned investment rates on its general account assets and interest credited to policyholders. Profitability is also influenced by operating expense management including the benefits of economies of scale in the administration of its United States variable annuity businesses in particular. In addition, the size and persistency of gross profits from these businesses is an important driver of earnings as it affects the rate of amortization of the deferred policy acquisition costs.

The Company's profitability in its individual life insurance business depends largely on the size of its in force block, the adequacy of product pricing and underwriting discipline, actual mortality experience, and the efficiency of its claims and expense management.

PERFORMANCE MEASURES

FEE INCOME

Fee income is largely driven from amounts collected as a result of contractually defined percentages of assets under management on investment type contracts. These fees are generally collected on a daily basis from the contract holder's account. For individual life insurance products, fees are contractually defined percentages based on levels of insurance, age, premiums and deposits collected and contractholder account value. Life insurance fees are generally collected on a monthly basis. Therefore, the growth in assets under management either through positive net flows and favorable equity market performance will have a favorable impact on fee income. Conversely, negative net flows and unfavorable equity market performance will reduce fee income generated from investment type contracts.

                                                                   FOR THE YEARS ENDED
                                                              ------------------------------
PRODUCT/KEY INDICATOR INFORMATION                               2004       2003       2002
--------------------------------------------------------------------------------------------
VARIABLE ANNUITIES
  Account value at December 31,                               $ 99,617   $ 86,501   $ 64,343
  Net flows                                                      5,471      7,709      2,127
  Change in market value                                         7,645     14,449    (12,365)
INDIVIDUAL LIFE INSURANCE
  Variable universal life account value at December 31,       $  5,356   $  4,725   $  3,648
  Total life insurance in force                                139,889    130,798    126,680
S&P 500 INDEX
  Year end closing value                                         1,212      1,112        880
  Daily average value                                            1,131        965        995
--------------------------------------------------------------------------------------------

NET INVESTMENT INCOME AND INTEREST CREDITED

Certain investment type contracts such as fixed annuities and other spread-based contracts generate deposits that the Company collects and invests to earn investment income. These deposits comprise the majority of the assets of the general account that are invested to generate investment income for the Company. The investment type contracts use this investment income to credit the contract holder an amount of interest specified in the respective contract. As discussed in the overview, the amount of investment income earned in excess of the interest credited to the contract holder is the spread income earned by the Company. For insurance type contracts, net

HARTFORD LIFE INSURANCE COMPANY                                               31
--------------------------------------------------------------------------------
investment income earned during the time that premiums are invested prior to paying claims and expenses supports the profitability of these products.

                                                       FOR THE YEARS ENDED
                                                    -------------------------
                                                     2004     2003     2002
-----------------------------------------------------------------------------
NET INVESTMENT INCOME
Retail Products Group segment                       $1,079   $  493   $  367
Institutional Solutions Group segment                1,044      976      958
Individual Life segment                                267      222      224
Other                                                   80       73       23
                                                    ------   ------   ------
  TOTAL NET INVESTMENT INCOME                       $2,470   $1,764   $1,572
                                                    ======   ======   ======
INTEREST CREDITED ON GENERAL ACCOUNT ASSETS
Retail Products Group segment                       $  880   $  325   $  256
Institutional Solutions Group segment                  586      564      549
Individual Life segment                                192      166      170
Other                                                   --       --       --
                                                    ------   ------   ------
  TOTAL INTEREST CREDITED ON GENERAL ACCOUNT
    ASSETS                                          $1,658   $1,055   $  975
                                                    ======   ======   ======
-----------------------------------------------------------------------------

The significant increase in net investment income and interest credited in the Retail Products Group segment and, to a lesser extent Individual Life segment, was largely the result of the adoption of SOP 03-1. The adoption of SOP 03-1 resulted in certain changes in presentation in the Company's financial statements, including reporting of the spreads on the Company's MVA fixed annuities on a gross basis in net investment income and interest credited.

EXPENSES

There are three major categories for expenses. The first category of expenses is benefits and claims. These include the costs of mortality, in the individual life business, as well as other contract holder benefits to policyholders.

The second major category is insurance operating costs and expenses, which is commonly expressed in a ratio of a revenue measure depending on the type of business. The third category is the amortization of deferred policy acquisition costs and the present value of future profits, which is typically expressed as a percentage of pretax income before the cost of this amortization. The individual annuity business within the Retail Products Group segment accounts for the majority of the amortization of deferred policy acquisition costs and present value of future profits for the Company.

                                                       FOR THE YEARS ENDED
                                                    -------------------------
                                                     2004     2003     2002
-----------------------------------------------------------------------------
RETAIL PRODUCTS GROUP
Insurance expenses, net of deferrrals                $ 445    $ 374    $ 358
Expense ratio (individual annuity)                    18.3bps   22.0bps   24.5bps
DAC amortization ratio (individual annuity)           50.8%    49.6%    47.0%

INDIVIDUAL LIFE
Death benefits                                       $ 211    $ 192    $ 205
Insurance expenses, net of deferrrals                $ 153    $ 150    $ 144
-----------------------------------------------------------------------------

PROFITABILITY

Management evaluates the rates of return various businesses can provide as a way of determining where additional capital is invested to increase net income and shareholder returns. Specifically, because of the importance of its individual annuity products, the Company uses the return on assets for the individual annuity business for evaluating profitability.

RATIOS                                                2004      2003      2002
--------------------------------------------------------------------------------
Retail Products Group
Individual annuity return on assets                  44.8bps   45.9bps   41.8bps
--------------------------------------------------------------------------------

32                                               HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

REGULATORY DEVELOPMENTS

In June 2004, The Hartford received a subpoena from the New York Attorney General's Office in connection with its inquiry into compensation arrangements between brokers and carriers. In mid-September 2004 and subsequently, The Hartford has received additional subpoenas from the New York Attorney General's Office, which relate more specifically to possible anti-competitive activity among brokers and insurers. Since the beginning of October 2004, The Hartford has received subpoenas or other information requests from Attorneys General and regulatory agencies in more than a dozen jurisdictions regarding broker compensation and possible anti-competitive activity. The Hartford may receive additional subpoenas and other information requests from Attorneys General or other regulatory agencies regarding similar issues. The Hartford also has received a subpoena from the New York Attorney General's Office requesting information related to The Hartford's underwriting practices with respect to legal professional liability insurance. In addition, The Hartford has received a request for information from the New York Attorney General's Office concerning The Hartford's compensation arrangements in connection with the administration of workers compensation plans. The Hartford intends to continue cooperating fully with these investigations, and is conducting an internal review, with the assistance of outside counsel, regarding the issues under investigation.

On October 14, 2004, the New York Attorney General's Office filed a civil complaint against Marsh & McLennan Companies, Inc., and Marsh, Inc. (collectively, "Marsh"). The complaint alleges, among other things, that certain insurance companies, including The Hartford, participated with Marsh in arrangements to submit inflated bids for business insurance and paid contingent commissions to ensure that Marsh would direct business to them. The Hartford is not joined as a defendant in the action. Although no regulatory action has been initiated against The Hartford in connection with the allegations described in the civil complaint, it is possible that the New York Attorney General's Office or one or more other regulatory agencies may pursue action against The Hartford or one or more of its employees in the future. The potential timing of any such action is difficult to predict. If such an action is brought, it could have a material adverse effect on the Company.

On October 29, 2004, the New York Attorney General's Office informed The Hartford that the Attorney General is conducting an investigation with respect to the timing of the previously disclosed sale by Thomas Marra, a director and executive officer of The Hartford, of 217,074 shares of The Hartford's common stock on September 21, 2004. The sale occurred shortly after the issuance of two additional subpoenas dated September 17, 2004 by the New York Attorney General's Office. The Hartford has engaged outside counsel to review the circumstances related to the transaction and is fully cooperating with the New York Attorney General's Office. On the basis of the review, The Hartford has determined that Mr. Marra complied with The Hartford's applicable internal trading procedures and has found no indication that Mr. Marra was aware of the additional subpoenas at the time of the sale.

There continues to be significant federal and state regulatory activity relating to financial services companies, particularly mutual funds companies. These regulatory inquiries have focused on a number of mutual fund issues, including market timing and late trading, revenue sharing and directed brokerage, fees, transfer agents and other fund service providers, and other mutual-fund related issues. The Hartford has received requests for information and subpoenas from the Securities and Exchange Commission ("SEC"), subpoenas from the New York Attorney General's Office, requests for information from the Connecticut Securities and Investments Division of the Department of Banking, and requests for information from the New York Department of Insurance, in each case requesting documentation and other information regarding various mutual fund regulatory issues.

The SEC's Division of Enforcement and the New York Attorney General's Office are investigating aspects of The Hartford's variable annuity and mutual fund operations related to market timing. The Hartford's mutual funds are available for purchase by the separate accounts of different variable universal life insurance policies, variable annuity products, and funding agreements, and they are offered directly to certain qualified retirement plans. Although existing products contain transfer restrictions between subaccounts, some products, particularly older variable annuity products, do not contain restrictions on the frequency of transfers. In addition, as a result of the settlement of litigation against The Hartford with respect to certain owners of older variable annuity products, The Hartford's ability to restrict transfers by these owners is limited. In February 2005, the Company agreed in principle with the Boards of Directors of the mutual funds to indemnify the mutual funds for any material harm caused to the funds from frequent trading by these owners. The specific terms of the indemnification have not been determined. The SEC's Division of Enforcement also is investigating aspects of The Hartford's variable annuity and mutual fund operations related to directed brokerage and revenue sharing. The Hartford discontinued the use of directed brokerage in recognition of mutual fund sales in late 2003. The Hartford also has received a subpoena from the New York Attorney General's Office requesting information related to The Hartford's group annuity products. The Hartford continues to cooperate fully with the SEC, the New York Attorney General's Office and other regulatory agencies.

A number of companies have announced settlements of enforcement actions with various regulatory agencies, primarily the SEC and the New York Attorney General's Office, which have included a range of monetary penalties and restitution. While no such action has been initiated against The Hartford, the SEC, and the New York Attorney General's Office are likely to take some action at the conclusion of the on-going investigations related to market timing and directed brokerage. The potential timing of any such action is difficult to predict, and The Hartford's ultimate liability, if any, from any such action is not reasonably estimable at this time. If such an action is brought, it could have a material

HARTFORD LIFE INSURANCE COMPANY                                               33
--------------------------------------------------------------------------------
adverse effect on the Company's consolidated results of operations or cash flows in particular quarterly or annual periods.

BROKER COMPENSATION

As The Hartford has disclosed previously, the Company pays brokers and independent agents commissions and other forms of incentive compensation in connection with the sale of many of the Company's insurance products. Since the New York Attorney General's Office filed a civil complaint against Marsh & McLennan Companies, Inc. and Marsh, Inc. (collectively, "Marsh") on October 14, 2004, several of the largest national insurance brokers, including Marsh, have announced that they have discontinued the use of contingent compensation arrangements. Other industry participants may make similar, or different, determinations in the future. In addition, legal, legislative, regulatory, business or other developments may require changes to industry practices relating to incentive compensation. At this time, it is not possible to predict the effect of these announced or potential changes on the Company's business or distribution strategies.

CRITICAL ACCOUNTING ESTIMATES

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America ("GAAP"), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company has identified the following estimates as critical in that they involve a higher degree of judgment and are subject to a significant degree of variability; insurance reserves; deferred policy acquisition costs and present value of future profits; the valuation of investments and derivative instruments and the evaluation of other-than-temporary impairments; and contingencies. In developing these estimates management makes subjective and complex judgments that are inherently uncertain and subject to material change as facts and circumstances develop. Although variability is inherent in these estimates, management believes the amounts provided are appropriate based upon the facts available upon compilation of the financial statements.

RESERVES FOR FUTURE POLICY BENEFITS, UNPAID CLAIMS, CLAIM ADJUSTMENT EXPENSES, OTHER POLICYHOLDER FUNDS, AND BENEFITS PAYABLE

The Company's life insurance subsidiaries establish and carry as liabilities, predominantly, three types of reserves: (1) a liability for amounts that accrue to the benefit of the policyholder as of the financial statement date, (2) a liability for unpaid claims, including those that have been incurred but not yet reported, and (3) a liability for future policy benefits. Reserves also include amounts for unearned premiums. Reserves for assumed reinsurance are computed in a manner that is comparable to direct insurance reserves.

The Company has classified its fixed and variable annuities, 401(k), certain governmental annuities, private placement life insurance, variable life insurance, universal life insurance and interest sensitive whole life insurance as universal life-type contracts. The liability for universal life-type contracts is equal to the balance that accrues to the benefit of the policyholders as of the financial statement date (commonly referred to as the account value), including credited interest, amounts that have been assessed to compensate the Company for services to be performed over future periods, and any amounts previously assessed against policyholders that are refundable on termination of the contract. Certain contracts classified as universal life-type may also include additional death or other insurance benefit features, such as guaranteed minimum death or income benefits offered with variable annuity contracts or no lapse guarantees offered with universal life insurance contracts. An additional liability is established for these benefits by estimating the expected present value of the benefits in excess of the projected account value in proportion to the present value of total expected assessments. Excess benefits are accrued as a liability as actual assessments are recorded. Determination of the expected value of excess benefits and assessments are based on a range of scenarios and assumptions including those related to market rates of return and volatility, contract surrender rates and mortality experience.

The Company has classified its institutional and governmental products, without life contingencies, including funding agreements, structured settlements and guaranteed investment contracts, as investment contracts. The liability for investment contracts is equal to the balance that accrues to the benefit of the contract holder as of the financial statement date, which includes the accumulation of deposits plus credited interest, less withdrawals and amounts assessed through the financial statement date.

Liabilities for the Company's individual term life insurance policies include amounts for unpaid claims and future policy benefits. Liabilities for unpaid claims include estimates of amounts to fully settle known reported claims as well as claims related to insured events that the Company estimates have been incurred but have not yet been reported. Liabilities for future policy benefits are calculated by estimating the present value of future policy benefits to be paid to or on behalf of policyholders less the estimated present value of future net premiums. The methods used in determining the liability for unpaid claims and future policy benefits are standard actuarial methods recognized by the American Academy of Actuaries. For the tabular reserves, discount rates are based on the Company's earned investment yield and the mortality tables used are standard industry tables modified to reflect the Company's actual experience when appropriate. Future policy benefits are computed at amounts that, with additions from estimated premiums to be received and with interest on such reserves compounded annually at certain assumed rates, are expected to be sufficient to meet the Company's policy obligations at their maturities or in the event of an insured's death. Changes in or deviations from the assumptions used for

34                                               HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
mortality, expected future premiums and interest can significantly affect the Company's reserve levels and related future operations and, as such, provisions for adverse deviation are built into the long-tailed liability assumptions.

VALUATION OF INVESTMENTS AND DERIVATIVE INSTRUMENTS AND EVALUATION OF OTHER-THAN-TEMPORARY IMPAIRMENTS

The Company's investments in fixed maturities, which include bonds, redeemable preferred stock and commercial paper; and certain equity securities, which include common and non-redeemable preferred stocks, are classified as "available-for-sale" as defined in Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115"). Accordingly, these securities are carried at fair value with the after-tax difference from amortized cost, as adjusted for the effect of deducting the life and pension policyholders' share of the immediate participation guaranteed contracts and certain life and annuity deferred policy acquisition costs, reflected in stockholders' equity as a component of accumulated other comprehensive income ("AOCI"). Equity investments classified as "trading", as defined in SFAS No. 115, are recorded at fair value, with changes in fair value recorded in net investment income. Policy loans are carried at outstanding balance, which approximates fair value. Other investments primarily consist of limited partnership interests, derivatives and mortgage loans. The limited partnerships are accounted for under the equity method and accordingly the Company's share of partnership earnings are included in net investment income. Derivatives are carried at fair value and mortgage loans on real estate are recorded at the outstanding principal balance adjusted for amortization of premiums or discounts and net of valuation allowances, if any.

VALUATION OF FIXED MATURITIES

The fair value for fixed maturity securities is largely determined by one of three primary pricing methods: independent third party pricing service market quotations, independent broker quotations or pricing matrices, which use data provided by external sources. With the exception of short-term securities for which amortized cost is predominantly used to approximate fair value, security pricing is applied using a hierarchy or "waterfall" approach whereby prices are first sought from independent pricing services with the remaining unpriced securities submitted to brokers for prices or lastly priced via a pricing matrix.

Prices from independent pricing services are often unavailable for securities that are rarely traded or are traded only in privately negotiated transactions. As a result, certain of the Company's asset-backed and commercial mortgage-backed securities are priced via broker quotations. A pricing matrix is used to price securities for which the Company is unable to obtain either a price from an independent third party service or an independent broker quotation. The pricing matrix begins with current treasury rates and uses credit spreads and issuer-specific yield adjustments received from an independent third party source to determine the market price for the security. The credit spreads incorporate the issuer's credit rating as assigned by a nationally recognized rating agency and a risk premium, if warranted, due to the issuer's industry and the security's time to maturity. The issuer-specific yield adjustments, which can be positive or negative, are updated twice annually, as of June 30 and December 31, by an independent third party source and are intended to adjust security prices for issuer-specific factors. The matrix-priced securities at December 31, 2004 and 2003, primarily consisted of non-144A private placements and have an average duration of 4.7 and 4.3, respectively.

The following table identifies the fair value of fixed maturity securities by pricing source as of December 31, 2004 and 2003:

                                                             2004                    2003
                                                    ----------------------  ----------------------
                                                                PERCENTAGE              PERCENTAGE
                                                                 OF TOTAL                OF TOTAL
                                                    FAIR VALUE  FAIR VALUE  FAIR VALUE  FAIR VALUE
--------------------------------------------------------------------------------------------------
Priced via independent market quotations             $34,429       80.6%     $33,838       80.9%
Priced via broker quotations                           3,074        7.2%       3,060        7.3%
Priced via matrices                                    3,508        8.2%       3,086        7.4%
Priced via other methods                                  61        0.2%         280        0.7%
Short-term investments (1)                             1,619        3.8%       1,556        3.7%
                                                     -------      -----      -------      -----
  TOTAL                                              $42,691      100.0%     $41,820      100.0%
                                                     -------      -----      -------      -----
  TOTAL GENERAL ACCOUNTS                                                     $30,085       71.9%
  TOTAL GUARANTEED SEPARATE ACCOUNTS (2)                                     $11,735       28.1%
--------------------------------------------------------------------------------------------------

(1) Short-term investments are primarily valued at amortized cost, which approximates fair value.

(2) Effective January 1, 2004, guaranteed separate account assets were included with general account assets as a result of adopting SOP 03-1.

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between knowledgeable, unrelated willing parties. As such, the estimated fair value of a financial instrument may differ significantly from the amount that could be realized if the security was sold immediately.

HARTFORD LIFE INSURANCE COMPANY                                               35
--------------------------------------------------------------------------------

VALUATION OF DERIVATIVE INSTRUMENTS

Derivative instruments are reported at fair value based upon either independent market quotations or pricing valuation models which utilize independent third party data as inputs. Other than the guaranteed minimum withdrawal benefit ("GMWB") and the associated reinsurance contracts, which are discussed below, approximately 76% of derivatives, based upon notional values, were priced via valuation models and the remaining 24% of derivatives were priced via independent market quotations.

OTHER-THAN-TEMPORARY IMPAIRMENTS

One of the significant estimations inherent in the valuation of investments is the evaluation of other-than-temporary impairments. The evaluation of impairments is a quantitative and qualitative process, which is subject to risks and uncertainties and is intended to determine whether declines in the fair value of investments should be recognized in current period earnings. The risks and uncertainties include changes in general economic conditions, the issuer's financial condition or near term recovery prospects and the effects of changes in interest rates. The Company's accounting policy requires that a decline in the value of a security below its amortized cost basis be assessed to determine if the decline is other-than-temporary. If the security is deemed to be other-than-temporarily impaired, a charge is recorded in net realized capital losses equal to the difference between the fair value and amortized cost basis of the security. In addition, for securities expected to be sold, an other-than-temporary impairment charge is recognized if the Company does not expect the fair value of a security to recover to amortized cost prior to the expected date of sale. The fair value of the other-than-temporarily impaired investment becomes its new cost basis. The Company has a security monitoring process overseen by a committee of investment and accounting professionals ("the committee") that identifies securities that, due to certain characteristics, as described below, are subjected to an enhanced analysis on a quarterly basis.

Securities not subject to Emerging Issues Task Force ("EITF") Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets" ('non-EITF Issue No. 99-20 securities'), that are in an unrealized loss position, are reviewed at least quarterly to determine if an other-than-temporary impairment is present based on certain quantitative and qualitative factors. The primary factors considered in evaluating whether a decline in value for non-EITF Issue No. 99-20 securities is other-than-temporary include: (a) the length of time and the extent to which the fair value has been less than cost, (b) the financial condition, credit rating and near-term prospects of the issuer, (c) whether the debtor is current on contractually obligated interest and principal payments and (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for recovery. Non-EITF Issue No. 99-20 securities depressed by twenty percent or more for six months are presumed to be other-than-temporarily impaired unless significant objective verifiable evidence supports that the security price is temporarily depressed and is expected to recover within a reasonable period of time. The evaluation of non-EITF Issue No. 99-20 securities depressed more than ten percent is documented and discussed quarterly by the committee.

For certain securitized financial assets with contractual cash flows (including asset-backed securities), EITF Issue No. 99-20 requires the Company to periodically update its best estimate of cash flows over the life of the security. If the fair value of a securitized financial asset is less than its carrying amount and there has been a decrease in the present value of the estimated cash flows since the last revised estimate, considering both timing and amount, then an other-than-temporary impairment charge is recognized. Estimating future cash flows is a quantitative and qualitative process that incorporates information received from third party sources along with certain internal assumptions and judgments regarding the future performance of the underlying collateral. As a result, actual results may differ from current estimates. In addition, projections of expected future cash flows may change based upon new information regarding the performance of the underlying collateral.

Once an impairment charge has been recorded, the Company continues to review the other-than-temporarily impaired securities for additional other-than-temporary impairments. As discussed in Note 2 of the Notes to Consolidated Financial Statements, the Financial Accounting Standards Board ("FASB") voted to delay the implementation of the impairment measurement and recognition guidance contained in paragraphs 10-20 of EITF Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairments and Its Application to Certain Investments" ("EITF Issue No. 03-1"), in order to redeliberate certain aspects of the consensus. The ultimate completion of EITF Issue No. 03-1 may impact the Company's current other-than-temporary impairment evaluation process.

VALUATION OF GUARANTEED MINIMUM WITHDRAWAL BENEFIT EMBEDDED DERIVATIVES

An embedded derivative instrument is reported at fair value based upon internally established valuations that are consistent with external valuation models, quotations furnished by dealers in such instrument or market quotations. The Company has calculated the fair value of the guaranteed minimum withdrawal benefit ("GMWB") embedded derivative liability based on actuarial assumptions related to the projected cash flows, including benefits and related contract charges, over the lives of the contracts, incorporating expectations concerning policyholder behavior. Because of the dynamic and complex nature of these cash flows, stochastic techniques under a variety of market return scenarios and other best estimate assumptions are used. Estimating these cash flows involves numerous estimates and subjective judgments including those regarding expected market rates of return, market volatility, correlations of market returns and discount rates. At each valuation date, the Company assumes expected returns based on risk-free rates as represented by the current LIBOR forward curve rates; market volatility assumptions for each underlying index is based on a blend of observed market "implied volatility" data and annualized standard deviations of monthly returns using the most recent 20 years of

36                                               HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
observed market performance; correlations of market returns across underlying indices is based on actual observed market returns and relationships over the ten years preceding the valuation date; and current risk-free spot rates as represented by the current LIBOR spot curve is used to determine the present value of expected future cash flows produced in the stochastic projection process.

DEFERRED POLICY ACQUISITION COSTS AND PRESENT VALUE OF FUTURE PROFITS

Policy acquisition costs include commissions and certain other expenses that vary with and are primarily associated with acquiring business. Present value of future profits is an intangible asset recorded upon applying purchase accounting in an acquisition of a life insurance company. Deferred policy acquisition costs and the present value of future profits intangible asset are amortized in the same way. Both are amortized over the estimated life of the contracts acquired, usually 20 years. Within the following discussion, deferred policy acquisition costs and the present value of future profits intangible asset will be referred to as "DAC". At December 31, 2004 and 2003, the carrying value of the Company's DAC was $6.5 billion and $6.1 billion, respectively. For statutory accounting purposes, such costs are expensed as incurred.

DAC related to traditional policies are amortized over the premium-paying period in proportion to the present value of annual expected premium income. DAC related to investment contracts and universal life-type contracts are deferred and amortized using the retrospective deposit method. Under the retrospective deposit method, acquisition costs are amortized in proportion to the present value of the estimated gross profits ("EGPs") arising principally from projected investment, mortality and expense margins and surrender charges. The attributable portion of the DAC amortization is allocated to realized gains and losses on investments. The DAC balance is also adjusted through other comprehensive income by an amount that represents the amortization of deferred policy acquisition costs that would have been required as a charge or credit to operations had unrealized gains and losses on investments been realized. Actual gross profits can vary from management's estimates, resulting in increases or decreases in the rate of amortization.

The Company regularly evaluates its EGPs to determine if actual experience or other evidence suggests that earlier estimates should be revised. In the event that the Company were to revise its EGPs, the cumulative DAC amortization would be adjusted to reflect such revised EGPs in the period the revision was determined to be necessary. Several assumptions considered to be significant in the development of EGPs include separate account fund performance, surrender and lapse rates, estimated interest spread and estimated mortality. The separate account fund performance assumption is critical to the development of the EGPs related to the Company's variable annuity and to a lesser extent, variable universal life insurance businesses. The average annual long-term rate of assumed separate account fund performance (before mortality and expense charges) used in estimating gross profits for the variable annuity and variable universal life business was 9% for the years ended December 31, 2004 and 2003, respectively. For other products, including fixed annuities and other universal life-type contracts, the average assumed investment yield ranged from 5.7% to 7.9% for both years ended December 31, 2004 and 2003.

The Company had developed models to evaluate its DAC asset, which allowed it to run a large number of stochastically determined scenarios of separate account fund performance. These scenarios were then utilized to calculate a statistically significant range of reasonable estimates of EGPs. This range was then compared to the present value of EGPs currently utilized in the DAC amortization model. As of December 31, 2004, the present value of the EGPs utilized in the DAC amortization model fall within a reasonable range of statistically calculated present value of EGPs. As a result, the Company does not believe there is sufficient evidence to suggest that a revision to the EGPs (and therefore, a revision to the DAC) as of December 31, 2004 is necessary; however, if in the future the EGPs utilized in the DAC amortization model were to fall outside of the margin of the reasonable range of statistically calculated EGPs, a revision could be necessary. Furthermore, the Company has estimated that the present value of the EGPs is likely to remain within a reasonable range if overall separate account returns decline by 25% or less for 2004, and if certain other assumptions that are implicit in the computations of the EGPs are achieved.

Additionally, the Company continues to perform analyses with respect to the potential impact of a revision to future EGPs. If such a revision to EGPs were deemed necessary, the Company would adjust, as appropriate, all of its assumptions for products accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments", and reproject its future EGPs based on current account values at the end of the quarter in which a revision is deemed to be necessary. To illustrate the effects of this process, assume the Company had concluded that a revision of the Company's EGPs was required at December 31, 2004. If the Company assumed a 9% average long-term rate of growth from December 31, 2004 forward along with other appropriate assumption changes in determining the revised EGPs, the Company estimates the cumulative decrease to amortization would be approximately $70-$75, after-tax. If instead the Company were to assume a long-term growth rate of 8% in determining the revised EGPs, the adjustment would be approximately $35-$40, after-tax. Assuming that such an adjustment were to have been required, the Company anticipates that there would have been immaterial impacts on its DAC amortization for the 2004 and 2005 years exclusive of the adjustment, and that there would have been positive earnings effects in later years. Any such adjustment would not affect statutory income or surplus, due to the prescribed accounting for such amounts that is discussed above.

Aside from absolute levels and timing of market performance assumptions, additional factors that will influence this determination include the degree of volatility in separate account fund

HARTFORD LIFE INSURANCE COMPANY                                               37
--------------------------------------------------------------------------------
performance and shifts in asset allocation within the separate account made by policyholders. The overall return generated by the separate account is dependent on several factors, including the relative mix of the underlying sub-accounts among bond funds and equity funds as well as equity sector weightings. The Company's overall separate account fund performance has been reasonably correlated to the overall performance of the S&P 500 Index (which closed at 1,212 on December 31, 2004), although no assurance can be provided that this correlation will continue in the future.

The overall recoverability of the DAC asset is dependent on the future profitability of the business. The Company tests the aggregate recoverability of the DAC asset by comparing the amounts deferred to the present value of total EGPs. In addition, the Company routinely stress tests its DAC asset for recoverability against severe declines in its separate account assets, which could occur if the equity markets experienced another significant sell-off, as the majority of policyholders' funds in the separate accounts is invested in the equity market. As of December 31, 2004, the Company believed variable annuity separate account assets could fall by at least 45% before portions of its DAC asset would be unrecoverable.

CONTINGENCIES

Management follows the requirements of SFAS No. 5 "Accounting for Contingencies." This statement requires management to evaluate each contingent matter separately. A loss is recorded if estimable and probable. Management establishes reserves for these contingencies at its "best estimate", or, if no one number within the range of possible losses is more likely than any other, the Company records an estimated reserve at the low end of the range of losses. The majority of contingencies currently being evaluated by the Company relate to litigation and matters, which are inherently difficult to evaluate and subject to significant changes.

CONSOLIDATED RESULTS OF OPERATIONS

OPERATING SUMMARY

                                                                                              2004 VS. 2003   2003 VS. 2002
                                                               2004       2003       2002        CHANGE          CHANGE
---------------------------------------------------------------------------------------------------------------------------
Fee income                                                    $2,592     $2,169     $2,079           20%              4%
Earned premiums                                                  484        806        453          (40)%            78%
Net investment income (1)                                      2,470      1,764      1,572           40%             12%
Other revenues                                                    --        128        121           NM               6%
Net realized capital gains (losses)                              129          1       (276)         128%             NM
                                                              ------     ------     ------         ----            ----
TOTAL REVENUES                                                 5,675      4,868      3,949           17%             23%
Benefits, claims and claim adjustment expenses (1)             3,111      2,726      2,275           14%             20%
Amortization of deferred policy acquisition costs and
  present value of future profits                                814        660        531           23%             24%
Insurance expenses and other                                     738        688        715            7%             (4)%
                                                              ------     ------     ------         ----            ----
TOTAL BENEFITS, CLAIMS AND EXPENSES                            4,663      4,074      3,521           14%             16%
                                                              ------     ------     ------         ----            ----
INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE                                            1,012        794        428           27%             86%
Income Tax expense                                                29        168          2          (83)%            NM
Income before cumulative effect of accounting change             983        626        426           57%             47%
Cumulative effect of accounting change, net of tax (2)           (18)        --         --           --              --
Net Income                                                    $  965     $  626     $  426           54%             47%
---------------------------------------------------------------------------------------------------------------------------

(1) With the adoption of SOP 03-1, certain annuity and individual life products were required to be accounted for in the general account. This change in accounting resulted in an increase of $619 in net investment income, an increase of $589 in benefits, claims, and claim adjustment expenses and a decrease of $128 in other revenues for the year ended December 31, 2004, respectively.

(2) For the years ended December 31, 2004, represents cumulative impact of the Company's adoption of SOP 03-1.

The Company changed its reportable operating segments in 2004 from Investment Products, Individual Life and Corporate Owned Life Insurance (COLI) to Retail Products Group ("Retail"), Institutional Solutions Group ("Institutional") and Individual Life. Retail offers individual variable and fixed annuities, retirement plan products and services to corporations under Section 401(k) plans and other investment products. Institutional primarily offers retirement plan products and services to municipalities under Section 457 plans, other institutional investment products, structured settlements, and private placement life insurance. Individual Life sells a variety of life insurance products, including variable universal life, universal life, interest sensitive whole life and term life insurance. The Company also includes, in an Other category, net realized capital gains and losses other than periodic net coupon settlements on non-qualifying derivatives and net realized capital gains and losses related to guaranteed minimum withdrawal benefits; corporate items not directly

38                                               HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
allocated to any of its reportable operating segments; and intersegment eliminations, as well as certain group benefit products including group life and group disability insurance that is directly written by the Company and is substantially ceded to the parent HLA. Periodic net coupon settlements on non-qualifying derivatives and net realized capital gains and losses related to guaranteed minimum withdrawal benefits are reflected in each applicable segment in net realized capital gains and losses.

The Company defines "NM" as not meaningful for increases or decreases greater than 200%, or changes from a net gain to a net loss position, or vice versa.

2004 COMPARED TO 2003 -- Net income increased due primarily to a lower effective income tax rate, higher net realized capital gains, and business growth in the Retail segment as discussed below. (See the Investments section for further discussion of investment results and related realized capital gains.) During the third quarter of 2004, the Internal Revenue Service completed its examination of the 1998-2001 tax years. (For further discussion see Note 11 of Notes to Condensed Consolidated Financial Standards under Tax Matters). The Company recorded in the third quarter of 2004 a tax benefit of $191, consisting primarily of a change in estimate of the dividends-received deduction ("DRD") tax benefit reported during 2003 and prior years and interest, and changed the estimate of the after-tax benefit for the DRD benefit related to the 2004 tax year.

Net income in the Retail segment increased, principally driven by growth in the variable annuity business as a result of increasing assets under management. Partially offsetting the increase in the Retail segment was lower spread income on market value adjusted ("MVA") fixed annuities due to the adoption of SOP 03-1. Additionally, net income was higher for Individual Life. The increase in Individual Life earnings was primarily driven by improved net investment spread including the effects of prepayments and growth in account values and life insurance in force.

The effective tax rate was 3% for the current year as compared to an effective tax rate of 21% for the respective prior year period. The lower effective tax rate was attributed to tax related items, as discussed above, of $191 and a 2004 tax year DRD benefit of $132, as compared to tax related items of $23 and a 2003 tax year DRD benefit of $87 reported for the years ended December 31, 2004 and 2003, respectively.

Slightly offsetting the positive earnings drivers for the year ended
December 31, 2004 was the cumulative effect of accounting change from the Company's adoption of SOP 03-1 and a decrease in net income in the Institutional segment. The adoption of SOP 03-1 also resulted in certain changes in presentation in the Company's financial statements, including reporting of the spreads on the Company's MVA fixed annuities on a gross basis in net investment income and benefits expense. Exclusive of the cumulative effect, overall application of SOP 03-1 resulted in an immaterial reduction in net income. (For further discussion of the impact of the Company's adoption of SOP 03-1, see Note 2 of Notes to Condensed Consolidated Financial Statements). Additionally, the net income for the Institutional segment decreased primarily due to a $9 after-tax benefit, recorded in the third quarter ended September 30, 2003, associated with the settlement of the Bancorp Services, LLC ("Bancorp") litigation. Also contributing to this decrease was lower income from the institutional business due to lower spread income.

2003 COMPARED TO 2002 -- Net income increased for the year ended December 31, 2003 due primarily to net realized capital gains in 2003 compared to net realized capital losses in 2002, and the growth in the Retail and Institutional segments. The earnings growth in the Retail segment is due to an increase in fee income and net investment income. Fee income in the Retail segment was higher in 2003 compared to 2002, as a result of higher average account values, specifically in the individual annuities business, due primarily to stronger variable annuity sales as well as market appreciation. Net investment income in Retail increased due to higher general account assets in the individual annuity business. Institutional's earnings increased principally as a result of higher income from the PPLI business due to a $9 after-tax benefit, associated with the settlement of the Bancorp litigation recorded in 2003, compared to the $11 after-tax expense recorded in 2002. Additionally, Individual Life experienced earnings growth in 2003 due to increases in fees and cost of insurance, as life insurance in-force grew and aged, and variable universal life account values increased 30% due primarily to growth in the equity markets and favorable mortality. Partially offsetting the increase was the $3 after-tax impact recorded in the first quarter of 2002 related to favorable development on the Company's estimated September 11 exposure.

The effective tax rate increased in 2003 when compared with 2002 as a result of higher earnings and lower DRD tax items. The tax provision recorded during 2003, reflects a benefit of $23, consisting primarily of a change in estimate of the DRD tax benefit reported during 2002. The change in estimate was the result of actual 2002 investment performance on the related separate accounts being unexpectedly out of pattern with past performance, which had been the basis for the estimate. The total DRD benefit related to the 2003 tax year for the year ended December 31, 2003 was $87 as compared to $63 related to the 2002 tax year for the year ended December 31, 2002.

OUTLOOK

In 2004, the Company experienced record earnings driven by strong growth in assets under management, strong expense management, and a DRD tax benefit related to prior years of $191. Due to gains in the equity markets and positive net flows, assets under management grew 14% resulting in increased fee income earned on those assets. The growth and profitability of the Company in the future is dependent to a large degree on the performance of the equity markets as well as each segment's ability to attract new customers and attract and retain assets under management. Please refer to each segment's results for outlooks on specific segments and products.

HARTFORD LIFE INSURANCE COMPANY                                               39
--------------------------------------------------------------------------------

SEGMENT RESULTS

Below is a summary of net income (loss) by segment.

                                    2004       2003       2002
--------------------------------------------------------------------
 Retail Products                    $392       $341       $280
--------------------------------------------------------------------
 Institutional Solutions             105        119         94
--------------------------------------------------------------------
 Individual Life                     141        134        116
--------------------------------------------------------------------
 Other (1)                           327         32        (64)
--------------------------------------------------------------------
 Net Income                         $965       $626       $426
--------------------------------------------------------------------

(1) For 2004, includes a $191 tax benefit recorded in the Other category, which relates to the agreement with the IRS on the resolution of matters pertaining to tax years prior to 2004. For further discussion of this tax benefit, see Note 11.

A description of each segment as well as an analysis of the operating results summarized above is included on the following pages.

RETAIL PRODUCTS GROUP

OPERATING SUMMARY

                                                                                         2004 VS. 2003   2003 VS. 2002
                                                          2004       2003       2002        CHANGE          CHANGE
----------------------------------------------------------------------------------------------------------------------
Fee income and other                                    $  1,592   $ 1,302    $  1,207         22%              8%
Earned premiums                                              (41)      (37)        (25)       (11)%           (48)%
Net investment income                                      1,079       493         367        119%             34%
Net realized capital (losses) gains                           (4)       16           7         NM             129%
                                                        --------   -------    --------        ---             ---
TOTAL REVENUES                                             2,626     1,774       1,556         48%             14%
Benefits, claims and claim adjustment expenses             1,119       567         486         97%             17%
Insurance operating costs and other expenses                 445       374         358         19%              4%
Amortization of deferred policy acquisition costs            608       462         377         32%             23%
                                                        --------   -------    --------        ---             ---
TOTAL BENEFITS, CLAIMS AND EXPENSES                        2,172     1,403       1,221         55%             15%
                                                        --------   -------    --------        ---             ---
INCOME BEFORE INCOME TAXES ANDCUMULATIVE EFFECT OF
  ACCOUNTING CHANGE                                          454       371         335         22%             11%
Income tax expense                                            43        30          55         43%            (45)%
Income before cumulative effect of accounting change         411       341         280         21%             22%
Cumulative effect of accounting change, net of tax (1)       (19)       --          --         NM              --
                                                        --------   -------    --------        ---             ---
NET INCOME                                              $    392   $   341    $    280         15%             22%
----------------------------------------------------------------------------------------------------------------------

                                                                                         2004 VS. 2003   2003 VS. 2002
ACCOUNT VALUE                                             2004       2003       2002        CHANGE          CHANGE
----------------------------------------------------------------------------------------------------------------------
Individual variable annuity account values              $ 99,617   $86,501    $ 64,343         15%             34%
Individual fixed annuity and other account values         11,384    11,215      10,565          2%              6%
Other retail products account values (2)                   6,531     4,606       2,972         42%             55%
                                                        --------   -------    --------        ---             ---
TOTAL ACCOUNT VALUE                                     $117,532   $102,322   $ 77,880         15%             31%
----------------------------------------------------------------------------------------------------------------------

(1) Represents the cumulative impact of the Company's adoption of SOP 03-1.

(2) Includes policyholders balances for investments contracts and reserve for future policy benefits for insurance contracts.

The Retail Products Group segment focuses on the savings and retirement needs of the growing number of individuals who are preparing for retirement, or have already retired, through the sale of individual variable and fixed annuities, retirement plan services and other investment products. The Company is both a leading writer of individual variable annuities and a top seller of individual variable annuities through banks in the United States.

2004 COMPARED TO 2003 -- Net income increased for the year ended December 31, 2004, principally driven by higher fee income from double digit growth in account value in virtually all businesses of the segment and strong expense management. Fee income generated by the variable annuity operation increased, as average account values were higher in the current year compared to the respective prior year periods. The increase in average account values can be attributed to market appreciation of $7.6 billion and net flows of $5.5 billion during 2004. Another contributing factor to the increase in fee income was the increase in account value in the 401(k) business of 42% to $6.5 billion as a result of favorable net flows and market conditions.

Partially offsetting the positive earnings drivers discussed above were higher DAC amortization costs, lower income from the fixed annuity business and the cumulative effect of accounting change from the Company's adoption of SOP 03-1. DAC amortization was higher in the current year as compared to the prior

40                                               HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
year due to higher subsequent deposit activity primarily in individual annuity. The decrease in net income in the fixed annuity business in 2004 compared to 2003 was principally due to lower investment spread from the market value adjusted ("MVA") product. With the adoption of SOP 03-1, the Company includes the investment return from the fixed annuity product in net investment income and includes interest credited to contract holders in the benefits, claims and expenses line on the income statement rather than reporting the net spread in fee income and other.

Additionally, income tax expense was higher for the current year due primarily to higher income earned by the segment. This increase was largely offset by a higher DRD tax benefit of $116 related to the 2004 tax year reported for the year ended December 31, 2004, as discussed above, as compared to the DRD tax benefit of $79 related to the 2003 tax year reported in the prior year.

2003 COMPARED TO 2002 -- Net income was higher driven by an increase in revenues in the individual annuity and other retail product operations as a result of the strong net flows and growth in the equity markets during 2003 and strong expense management. Net income increased due to an increase in fee income in Retail. Fee income in Retail was higher in 2003 compared to 2002, as a result of higher average account values, specifically in the individual annuities business, due primarily to stronger variable annuity sales and the higher equity market values compared to the prior year. Net investment income increased due to higher general account assets. General account assets for the individual annuity business were $9.4 billion as of December 31, 2003, an increase of approximately $800 or 9% from 2002, due primarily to an increase in individual annuity sales, with the majority of those new sales electing to use the dollar cost averaging ("DCA") feature. The DCA feature allows policyholders to earn a credited interest rate in the general account for a defined period of time as their invested assets are systematically invested into the separate account funds. Additionally, there was increased interest credited in the individual annuity operation as a result of higher general account asset levels and an increase in amortization of deferred policy acquisition costs related to the individual annuity business due to higher gross profits.

In addition, net income increased in 2003 compared to 2002 due to the favorable impact of $20, resulting from the Company's previously discussed change in estimate of the DRD tax benefit reported during 2002. The change in estimate was the result of 2002 actual investment performance on the related separate accounts being unexpectedly out of pattern with past performance, which had been the basis for the estimate. The total DRD benefit related to the 2003 tax year for the year ended December 31, 2003 was $79 as compared to $58 related to the 2002 tax year for the year ended December 31, 2002.

OUTLOOK

Management believes the market for retirement products continues to expand as individuals increasingly save and plan for retirement. Demographic trends suggest that as the "baby boom" generation matures, a significant portion of the United States population will allocate a greater percentage of their disposable incomes to saving for their retirement years due to uncertainty surrounding the Social Security system and increases in average life expectancy. Individual annuity sales in 2004 were $15.7 billion (a 5% decrease) compared to $16.5 billion in 2003, and 401(k) products experienced an increase of 37% in sales in 2004 compared to 2003.

Significantly contributing to the Company's variable annuity sales during 2004 and 2003 was Principal First, a guaranteed minimum withdrawal benefit (GMWB) rider, which was developed in response to our customers' needs. However, competition has increased substantially in this market with most major variable annuity writers now offering GMWB riders and as a result, the Company may not be able to sustain the level of sales attained in 2004. In an effort to meet diverse customer needs, in the fourth quarter of 2004 the Company introduced Principal First Preferred, a lower cost GMWB alternative to Principal First. The success of this new product will ultimately be based on customer acceptance. According to VARDS, the Company had 11.87% market share as of December 31, 2004 as compared to 12.6% at December 31, 2003. With the increased competition in the variable annuity market causing lower sales levels from the record level in 2003, combined with an aging block of business, net flows may decline from levels experienced in 2004. This will be largely dependent on the Company's ability to retain contractholder's account values as they reach the end of the surrender charge period of their contract. In addition, new flows in the Company's fixed annuity block may be impacted by approximately $2 billion of contracts reaching renewal dates in 2005 at crediting rates significantly above those offered currently.

The growth and profitability of the individual annuity business is dependent to a large degree on the performance of the equity markets. In periods of favorable equity market performance, the Company may experience stronger sales and higher net flows, which will increase assets under management and thus increase fee income earned on those assets. In addition, higher equity market levels will generally reduce certain costs to the Company of individual annuities, such as GMDB and GMWB benefits. Conversely, weak equity markets may dampen sales activity and increase surrender activity causing declines in assets under management and lower fee income. Such declines in the equity markets will also increase the cost to the Company of GMDB and GMWB benefits associated with individual annuities. For spread based products sold in the Retail segment, the future growth will depend on the ability to earn targeted returns on new business given competition, retention of account values in the fixed annuity business where the contract holder's rate guarantee expires in the upcoming year, and the future interest rate environment.

HARTFORD LIFE INSURANCE COMPANY                                               41
--------------------------------------------------------------------------------

INSTITUTIONAL SOLUTIONS GROUP

OPERATING SUMMARY

                                                                                         2004 VS. 2003   2003 VS. 2002
                                                          2004       2003       2002        CHANGE          CHANGE
----------------------------------------------------------------------------------------------------------------------
Fee income and other                                    $    297   $   301    $    349         (1%)           (14%)
Earned premiums                                              472       793         420        (40)%            89%
Net investment income                                      1,044       976         958          7%              2%
Net realized capital gains                                     7        12           3        (42)%            NM
                                                        --------   -------    --------        ---             ---
TOTAL REVENUES                                             1,820     2,082       1,730        (13)%            20%
                                                        --------   -------    --------        ---             ---
Benefits, claims and claim adjustment expenses             1,510     1,733       1,356        (13)%            28%
Insurance operating costs and other expenses                 128       140         226         (9)%           (38)%
Amortization of deferred policy acquisition costs             37        33           8         12%             NM
                                                        --------   -------    --------        ---             ---
TOTAL BENEFITS, CLAIMS AND EXPENSES                        1,675     1,906       1,590        (12)%            20%
                                                        --------   -------    --------        ---             ---
INCOME BEFORE INCOME TAXES                                   145       176         140        (18)%            26%
Income tax expense                                            40        57          46        (30)%            24%
                                                        --------   -------    --------        ---             ---
NET INCOME                                              $    105   $   119    $     94        (12)%            27%
----------------------------------------------------------------------------------------------------------------------

                                                                                         2004 VS. 2003   2003 VS. 2002
ACCOUNT VALUE                                             2004       2003       2002        CHANGE          CHANGE
----------------------------------------------------------------------------------------------------------------------
Institutional account values                            $ 14,309   $12,357    $  9,433         16%             31%
Governmental account values                                9,962     8,965       7,211         11%             24%
PRIVATE PLACEMENT LIFE INSURANCE ACCOUNT VALUES:
Variable Products                                         22,498    20,993      19,674          7%              7%
Leveraged COLI                                             2,529     2,524       3,321         --             (24)%
Total Private Placement Life Insurance Account Values
  (1)                                                     25,027    23,517      22,995          6%              2%
Total Account Values                                    $ 49,298   $44,839    $ 39,639         10%             13%
----------------------------------------------------------------------------------------------------------------------

(1) Includes policyholder balances for investment contracts and reserves for future policy benefits for insurance contracts.

The Institutional Solutions Group primarily offers customized wealth creation and financial protection for institutions, corporate and government employers and high net worth individuals through its three business units: Government, Institutional Investment Products ("IIP") and private placement life insurance ("PPLI") (formerly Corporate Owned Life Insurance or "COLI").

2004 COMPARED TO 2003 -- Net income for the year ended December 31, 2004 decreased primarily due to a $9 after-tax benefit, recorded in 2003, associated with the settlement of the Bancorp litigation. Also contributing to this decrease was lower income from the IIP business. The decrease in net income in IIP was due primarily to lower spread income and slightly higher insurance operating costs for the year ended December 31, 2004 as compared to 2003. In addition, IIP reported lower earnings for the current year compared to the prior year due to favorable mortality experience in 2003. Private placement life insurance also experienced lower earnings, excluding the settlement of the Bancorp litigation, for the year ended December 31, 2004 as compared to the prior year periods due to lower average leveraged COLI account values. Partially offsetting the decrease in net income was higher income in the governmental business for current year. This increase was primarily attributable to higher revenues earned from the growth in the average account values as a result of positive net flows and market appreciation since the prior year coupled with improved spreads and expense management. Additionally, income tax expense was lower for the year ended December 31, 2004 due primarily to lower income, as discussed above and a higher DRD tax benefit of $11 related to the 2004 tax year, as compared to the DRD tax benefit of $4 related to the 2003 tax year reported in the prior year period.

2003 COMPARED TO 2002 -- Net income increased in 2003 compared to 2002 principally as a result of higher income from the PPLI business due to a decrease in other expenses. Other expenses decreased due primarily to a $9 after-tax benefit, related to the Bancorp litigation settlement recorded in 2003 compared with the $11 after-tax expense recorded in 2002. Additionally, IIP earnings increased as a result of favorable mortality experience and growth in average assets over the last twelve months. General account assets under management related to the IIP increased to $9.9 billion as of December 31, 2003. The increase in general account assets was primarily due to higher net flows and market appreciation related to institutional annuities and structured settlement products. Partially offsetting the increase in earnings in the IIP was lower PPLI income due to the decline in leveraged COLI account values as a result of surrender activity and lower sales volume of PPLI products in 2003 as compared to the prior year. In addition, amortization of deferred policy acquisition costs increased as a result of higher sales in the institutional investment products business.

42                                               HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

Additionally, net income for the year ended December 31, 2003 includes the favorable impact of $1 DRD benefit resulting from the Company's previously discussed change in estimate of the DRD tax benefit reported during 2002. The total DRD benefit related to the 2003 tax year for the year ended December 31, 2003 was $4 as compared to $2 related to the 2002 tax year for the year ended December 31, 2002.

OUTLOOK

The future net income of this segment will depend on the Company's ability to increase assets under management and maintain its investment spread earnings on the majority of the products sold in largely the IIP and Government businesses. These markets are highly competitive from a pricing perspective, and a small number of cases often account for a significant portion of sales, therefore the Company may not be able to sustain the level of assets under management growth attained in 2004. In 2004, IIP introduced the Hartford Income Notes, a new funding agreement backed product that provides the Company with opportunity for future growth. This product provides access to both a multi-billion-dollar retail market, and a nearly trillion dollar institutional market. These markets are very competitive and the Company's success depends in part on the level of credited interest rates and the Company's credit rating. The focus of the PPLI business is variable PPLI products to fund non-qualified benefits or other post employment benefit liabilities. The leveraged COLI business, while in run-off, has been an important contributor to PPLI's profitability in recent years and will continue to contribute to the profitability of the Company albeit at lower levels. The market served by PPLI is subject to extensive legal and regulatory review that could have an adverse effect on its business.

INDIVIDUAL LIFE

OPERATING SUMMARY

                                                                                              2004 VS. 2003   2003 VS. 2002
                                                               2004       2003       2002        CHANGE          CHANGE
---------------------------------------------------------------------------------------------------------------------------
Fee income and other                                          $  705     $  685     $  639           3%              7%
Earned premiums                                                  (16)       (14)        (4)        (14)%            NM
Net investment income                                            267        222        224          20%             (1)%
Net realized capital gains (losses)                                1         --         (1)         --             100%
                                                              ------     ------     ------         ---             ---
TOTAL REVENUES                                                   957        893        858           7%              4%
                                                              ------     ------     ------         ---             ---
Benefits, claims and claim adjustment expenses                   424        380        393          12%             (3)%
Insurance operating costs and other expenses                     153        150        144           2%              4%
Amortization of deferred policy acquisition costs                169        165        146           2%             13%
                                                              ------     ------     ------         ---             ---
TOTAL BENEFITS, CLAIMS AND EXPENSES                              746        695        683           7%              2%
                                                              ------     ------     ------         ---             ---
INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE                                              211        198        175           7%             13%
Income tax expense                                                69         64         59           8%              8%
Income before cumulative effect of accounting change             142        134        116           6%             16%
Cumulative effect of accounting change, net of tax (1)            (1)        --         --          NM              --
                                                              ------     ------     ------         ---             ---
NET INCOME                                                    $  141     $  134     $  116           5%             16%
---------------------------------------------------------------------------------------------------------------------------

                                                                                         2004 VS. 2003   2003 VS. 2002
ACCOUNT VALUE                                             2004       2003       2002        CHANGE          CHANGE
----------------------------------------------------------------------------------------------------------------------
Variable universal life                                 $  5,356   $ 4,725    $  3,648         13%             30%
Total account values                                    $  8,975   $ 8,200    $  7,019          9%             17%
----------------------------------------------------------------------------------------------------------------------

(1) Represents the cumulative impact of the Company's adoption of SOP 03-1.

The Individual Life segment provides life insurance solutions to a wide array of partners to solve the wealth protection, accumulation and transfer needs of their affluent, emerging affluent and business insurance clients.

2004 COMPARED TO 2003 -- Net income in the Individual Life segment increased for the year ended December 31, 2004 as compared to the prior year, primarily driven by business growth and improved investment spreads. Account values grew 9% from 2003 to 2004. Net investment income increased for the current year as compared to the prior year primarily due to the adoption of SOP 03-1, growth in general account values and prepayments on bonds. The adoption of SOP 03-1 also resulted in increases in benefits, claims and claim adjustment expenses and a decrease to fee income and other for the year ended December 31, 2004 as compared to the prior year period for the segment's Modified Guarantee Life Insurance product, which was formerly classified as a separate account product. Fee income increased primarily due to increased cost of insurance charges as life insurance inforce grew and aged and variable universal life account values increased driven by favorable equity markets and new sales. The increased in benefits, claims and claim adjustment expenses was primarily due to the absence in 2004 of the unusually favorable mortality experienced in 2003,

HARTFORD LIFE INSURANCE COMPANY                                               43
--------------------------------------------------------------------------------
along with continued growth and aging of the inforce. Business growth resulted in increased insurance operating costs and expenses for the year compared to prior year. Additionally, income tax expense was higher for the year ended December 31, 2004 due primarily to earnings growth, as discussed above. Income tax expense includes a DRD tax benefit of $5 related to the 2004 tax year, whereas, income tax expense for 2003 includes a total DRD tax benefit of $6.

2003 COMPARED TO 2002 -- Net income increased due to increases in fee income. Fees increased primarily due to increased cost of insurance charges as life insurance inforce grew and aged, and variable universal life account values increased 30%, driven by the growth in the equity markets in 2003. Also contributing to the increase in net income was a decrease in benefit costs in 2003 as compared to 2002 due to favorable mortality rates compared to the prior year. Additionally, net income for the year ended December 31, 2003 includes the favorable impact of $2 DRD benefit resulting from the Company's previously discussed change in estimate of the DRD tax benefit reported during 2002. The total DRD benefit related to the 2003 tax year for the year ended December 31, 2003 was $4 as compared to $3 for the year ended December 31, 2002.

OUTLOOK

Individual Life sales grew to $233 in 2004 from $196 in 2003 with renewed customer interest in variable universal life products and the successful introduction of new universal life and variable universal life products. Variable universal life sales and account values remain sensitive to equity market levels and returns. The Company also continues to introduce new and enhanced products, which are expected to increase new sales. The Company continues to pursue broader and deeper distribution opportunities to increase sales. However, the Company continues to face uncertainty surrounding estate tax legislation, aggressive competition from life insurance providers, reduced availability and higher price of reinsurance, and the current regulatory environment regarding reserving practices for universal life products with no-lapse guarantees.

INVESTMENTS

GENERAL

The investment portfolios of the Company are managed by Hartford Investment Management Company ("HIM"), a wholly-owned subsidiary of The Hartford. HIM manages the portfolios to maximize economic value, while attempting to generate the income necessary to support the Company's various product obligations, within internally established objectives, guidelines and risk tolerances. The portfolio objectives and guidelines are developed based upon the asset/liability profile, including duration, convexity and other characteristics within specified risk tolerances. The risk tolerances considered include, for example, asset and credit issuer allocation limits, maximum portfolio below investment grade ("BIG") holdings and foreign currency exposure. The Company attempts to minimize adverse impacts to the portfolio and the results of operations due to changes in economic conditions through asset allocation limits, asset/liability duration matching and through the use of derivatives. (For a further discussion of how the investment portfolio's credit and market risks are assessed and managed, see the Investment Credit Risk and Capital Markets Risk Management sections of the MD&A.)

HIM's security selection process is a multi-dimensional approach that combines independent internal credit research along with a macro economic outlook of technical trends (e.g. interest rates, slope of the yield curve and credit spreads) and market pricing to identify valuation inefficiencies and relative value buying and selling opportunities. Security selection and monitoring is performed by asset class specialists working within dedicated portfolio management teams.

HIM portfolio managers may sell securities, except those securities in an unrealized loss position for which the Company has indicated its intent and ability to hold until the price recovers, due to portfolio guidelines or market technicals or trends. For example, the Company may sell securities to capture market valuation inefficiencies or relative value opportunities through security or sector rotation, to remain compliant with internal asset/liability duration matching guidelines often times a result of changes in interest rates, or to modify a portfolio's duration to capitalize on interest rate levels or yield curve slope.

HIM believes that advantageously buying and selling securities within a structured purchasing, monitoring and selling framework, provides the greatest economic value for the Company over the long-term.

The primary investment objective of Hartford Life Insurance Company's general account is to maximize after-tax returns consistent with acceptable risk parameters, including the management of the interest rate sensitivity of invested assets and the generation of sufficient liquidity relative to that of policyholder and corporate obligations, as discussed in the Capital Markets Risk Management section of the MD&A under "Market Risk -- Key Market Risk Exposures."

Pursuant to the adoption of SOP 03-1, as discussed in Note 2 of Notes to Consolidated Financial Statements, on January 1, 2004, the Company reclassified $11.7 billion of separate account assets, comprised primarily of fixed maturities, to the general account. The majority of these assets are designated as available-for-sale securities with changes in fair value reported in other comprehensive income.

Return on general account invested assets is an important element of Hartford Life Insurance Company's financial results. Significant fluctuations in the fixed income or equity markets could weaken the Company's financial condition or its results of operations. Additionally, changes in market interest rates may impact the period of time over which certain investments, such as mortgage-backed securities, are repaid and whether certain investments are called by the issuers. Such changes may, in turn, impact the yield on these investments and also may result in reinvestment of funds received from calls and prepayments at rates below the average portfolio yield. Net investment income

44                                               HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
and net realized capital gains and losses accounted for approximately 46%, 36% and 33% of the Company's consolidated revenues for the years ended December 31, 2004, 2003 and 2002, respectively. The increase in the percentage of consolidated revenues for 2004, as compared to the prior years, is primarily due to income earned on separate account assets reclassified to the general account as a result of the adoption of SOP 03-1.

Fluctuations in interest rates affect the Company's return on, and the fair value of, general account fixed maturity investments, which comprised approximately 92% and 90% of the fair value of its invested assets as of December 31, 2004 and 2003, respectively. Other events beyond the Company's control could also adversely impact the fair value of these investments. Specifically, a downgrade of an issuer's credit rating or default of payment by an issuer could reduce the Company's investment return.

The Company invests in private placement securities, mortgage loans and limited partnership arrangements in order to further diversify its investment portfolio. These investment types comprised approximately 23% and 19% of the fair value of its invested assets as of December 31, 2004 and 2003, respectively. These security types are typically less liquid than direct investments in publicly traded fixed income or equity investments. However, generally these securities have higher yields to compensate for the liquidity risk.

A decrease in the fair value of any investment that is deemed other-than-temporary would result in the Company's recognition of a net realized capital loss in its financial results prior to the actual sale of the investment. (For a further discussion of the evaluation of other-than-temporary impairments, see the Critical Accounting Estimates section of the MD&A under "Valuation of Investments and Derivative Instruments".)

The following table identifies the invested assets by type held in the general account as of December 31, 2004 and 2003.
                         COMPOSITION OF INVESTED ASSETS

                                                                       2004                        2003
                                                              ----------------------      ----------------------
                                                               AMOUNT       PERCENT        AMOUNT       PERCENT
----------------------------------------------------------------------------------------------------------------
Fixed maturities, available-for-sale, at fair value           $42,691         91.7%       $30,085         90.4%
Equity securities, available-for-sale, at fair value              179          0.4%            85          0.3%
Policy loans, at outstanding balance                            2,617          5.6%         2,470          7.4%
Mortgage loans, at cost                                           794          1.7%           354          1.1%
Limited partnerships, at fair value                               247          0.5%           169          0.5%
Other investments                                                  43          0.1%           116          0.3%
                                                              -------        -----        -------        -----
  TOTAL INVESTMENTS                                           $46,571        100.0%       $33,279        100.0%
----------------------------------------------------------------------------------------------------------------

Fixed maturity investments increased 42%, since December 31, 2003, primarily the result of fixed maturities that were reclassified from separate accounts to the general account as a result of the adoption of SOP 03-1 coupled with positive operating cash flow.

Mortgage loans increased $440, or 124%, since December 31, 2003, as a result of a decision to increase the Company's investment in this asset class primarily due to its attractive yields and diversification opportunities.

INVESTMENT RESULTS

The following table summarizes the Company's investment results.

(BEFORE-TAX)                       2004       2003       2002
-------------------------------------------------------------------
 Net investment income --
  excluding policy loan income    $2,287     $1,557     $1,321
-------------------------------------------------------------------
 Policy loan income                  183        207        251
-------------------------------------------------------------------
 Net investment income -- total   $2,470     $1,764     $1,572
-------------------------------------------------------------------
 Yield on average invested
   assets (1)                       5.8%       6.1%       6.2%
-------------------------------------------------------------------
 Gross gains on sale                 326        215        138
-------------------------------------------------------------------
 Gross losses on sale               (133)       (95)       (80)
-------------------------------------------------------------------
 Impairments                         (18)      (139)      (340)
-------------------------------------------------------------------
 Periodic net coupon
   settlements on
   non-qualifying derivatives          4         29         13
-------------------------------------------------------------------
 Other, net (2)                      (50)        (9)        (7)
-------------------------------------------------------------------
 Net realized capital gains
   (losses), before-tax           $  129     $    1     $ (276)
-------------------------------------------------------------------

(1) Represents annualized net investment income divided by the monthly weighted average invested assets at cost or amortized cost, as applicable, excluding trading securities

HARTFORD LIFE INSURANCE COMPANY                                               45
--------------------------------------------------------------------------------
    and the collateral received associated with the securities lending program.

(2) Primarily consists of changes in fair value on non-qualifying derivatives and hedge ineffectiveness on qualifying derivative instruments, as well as, the amortization of deferred acquisition costs.

2004 COMPARED TO 2003 -- Net investment income, excluding income on policy loans, increased $730, or 47%, compared to the prior year. The increase in net investment income was primarily due to income earned on a higher average invested assets base, as compared to the prior year, and an increase in income from prepayment penalties primarily associated with commercial mortgage-backed securities ("CMBS") and yield adjustments related to changes in prepayment speeds associated with mortgage-backed securities ("MBS") held at a premium or discount. These increases were partially offset by a decrease in the average new invested asset yield and the repositioning of the portfolio into higher quality assets as described below.

The increase in the average invested assets base, as compared to the prior year, was primarily the result of separate account assets reclassified to the general account pursuant to the adoption of SOP 03-1 and, to a lesser extent, operating cash flows. Income earned on separate account assets reclassified to the general account was $619 for 2004.

During 2004, the yield on average invested assets decreased from the prior year as a result of new investment purchases at rates below the average portfolio yield due to the continued low interest rate environment and decreased policy loan income. Since the Company invests primarily in long-term fixed rate debt securities, current period changes in long-term interest rates impact the yield on new asset purchases and, therefore, have a gradual impact on the overall portfolio yield. The weighted average yield on new invested asset purchases in 2004 of approximately 4.9%, before-tax, continues to be below the average portfolio yield. The Company expects the average before-tax new investment yields in 2005 to range from 4.8% to 5.0%. If future interest rates differ from the forward rates as of December 31, 2004, the actual average new investment yields may be significantly different than yields currently expected.

Net realized capital gains during 2004 increased by $128 compared to the prior year, primarily the result of lower other-than-temporary impairments. (For further discussion of other-than-temporary impairments, see the Other-Than-Temporary Impairments commentary in this section of the MD&A.)

In 2004, gross gains were realized as fixed maturity credit spreads tightened and portions of the Company's portfolios were repositioned into higher quality assets where HIM believed greater relative value existed. Credit spreads tightened primarily due to improved credit quality, market liquidity and demand for higher yielding assets, as well as the relatively low interest rate environment. It is expected that the higher quality assets will provide greater liquidity if the credit environment and issuer default rates return to historical norms. In addition, foreign government securities were sold, primarily in the first and fourth quarters of 2004, to reduce the portfolios' exposure to foreign holdings and realize gains associated with the decline in value of the U.S. dollar against foreign currencies.

In 2004, securities sold at a loss were predominantly corporate securities, U.S. government securities, certain asset-backed securities ("ABS") and CMBS, with no single security sold at a loss in excess of $5 and an average loss as a percentage of the fixed maturity's amortized cost of less than 5%, which under the Company's current impairment policy, were deemed to be depressed only to a minor extent. In 2003, no single security was sold at a loss in excess of $8.

2003 COMPARED TO 2002 -- Net investment income, excluding policy loan income, increased $236, or 18%, compared to the prior year. The increase was primarily due to income earned on a higher invested asset base partially offset by lower investment yields. Policy loan income decreased primarily due to the decline in leveraged COLI policies, as a result of surrender activity and lower sales. Yield on average invested assets decreased as a result of lower rates on new investment purchases and decreased policy loan income.

Net realized capital gains (losses) for 2003 increased by $277 compared to the prior year, primarily as a result of net gains on sales of fixed maturities and a decrease in other-than-temporary impairments on fixed maturities. Sales were the result of normal trading activity and were primarily attributable to the improvement in the corporate credit environment, general economic conditions and operating fundamentals, the decrease in interest rates and improved pricing levels for ABS. (For a further discussion of other-than-temporary impairments, see the Other-Than-Temporary Impairments commentary in this section of the MD&A.)

SEPARATE ACCOUNT PRODUCTS

Separate account products are those for which a separate investment and liability account is maintained on behalf of the policyholder. Prior to January 1, 2004, the Company's separate accounts reflected two categories of risk assumption: non-guaranteed separate accounts wherein the policyholder assumes substantially all the risk and reward; and guaranteed separate accounts wherein the Company contractually guarantees either a minimum return or the account value to the policyholder. Effective January 1, 2004, the guaranteed separate accounts are included with general account assets pursuant to SOP 03-1. As of December 31, 2004, the Company's separate accounts totaled $139.8 billion. As of December 31, 2003, the Company's total separate accounts totaled $130.2 billion, of which $12.1 billion was guaranteed separate accounts.

Investment objectives for non-guaranteed separate accounts, which consist of the participants' account balances, vary by fund account type, as outlined in the applicable fund prospectus or separate account plan of operations. Separate account products include variable annuities, variable universal life insurance contracts and variable COLI.

46                                               HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

Products, previously recorded as guaranteed separate accounts but now recorded in the general account upon adoption of SOP 03-1, primarily consist of modified guaranteed individual annuities and modified guaranteed life insurance and generally include market value adjustment features and surrender charges to mitigate the risk of disintermediation. The primary investment objective of these assets is to maximize after-tax returns consistent with acceptable risk parameters, including the management of the interest rate sensitivity of invested assets relative to that of policyholder obligations, as discussed in the Capital Markets Risk Management section of the MD&A under "Market Risk -- Key Market Risk Exposures."

INVESTMENT MANAGEMENT ACTIVITIES

During 2004, HIM issued one and began serving as the collateral asset manager for an additional synthetic collateralized loan obligation ("CLO"), both of which the Company has an investment in. The synthetic CLOs invest in senior secured bank loans through total return swaps ("referenced bank loan portfolios"). The notional value of the referenced bank loan portfolios from the two synthetic CLOs as of December 31, 2004 was approximately $700. The synthetic CLOs issued approximately $135 of notes and preferred shares ("CLO issuances"), approximately $120 of which was to third party investors. The proceeds from the CLO issuances were invested in collateral accounts consisting of high credit quality securities that were pledged to the referenced bank loan portfolios' swap counterparties. Investors in the CLO issuances receive the net proceeds from the referenced bank loan portfolios. Any principal losses incurred by the swap counterparties associated with the referenced bank loan portfolios are borne by the CLO issuances investors through the total return swaps.

Pursuant to the requirements of FIN 46R, the Company has concluded that the two synthetic CLOs are variable interest entities ("VIEs") and for the CLO issued in 2004, the Company is the primary beneficiary and must consolidate this CLO. Accordingly, the Company has recorded in the consolidated balance sheets $65 of cash and invested assets, total return swaps with a fair value of $3 in other assets, which reference a bank loan portfolio with a maximum notional of $400, and $52 in other liabilities related to the CLO issuances. The total return from the referenced bank loan portfolio of $3 was received via the total return swap and recorded in realized capital gains and losses. Income from the fixed maturity collateral account and CLO issuance investor payments were recorded in net investment income in the consolidated statements of income. The Company's investment in the consolidated synthetic CLO issuance is $14, which is its maximum exposure to loss. In addition, the Company has a $2 preferred share investment in the non-consolidated synthetic CLO issuance, which is its maximum exposure to loss. The investors in the two synthetic CLO issuances have recourse only to the VIE assets and not to the general credit of the Company.

OTHER-THAN-TEMPORARY IMPAIRMENTS

The Company has a security monitoring process overseen by a committee of investment and accounting professionals that, on a quarterly basis, identifies securities that could potentially be other-than-temporarily impaired. When a security is deemed to be other-than-temporarily impaired its carrying amount is written-down to current market value and a realized loss is recorded in the Company's consolidated statements of income. (For further discussion regarding the Company's other-than-temporary impairment policy, see "Valuation of Investments and Derivative Instruments" included in the Critical Accounting Estimates section of the MD&A and Note 2 of Notes to Consolidated Financial Statements.)

The following table identifies the Company's other-than-temporary impairments by type.

OTHER-THAN-TEMPORARY IMPAIRMENTS BY TYPE

(BEFORE-TAX)                            2004       2003       2002
------------------------------------------------------------------------
 ABS
------------------------------------------------------------------------
 Aircraft lease receivables             $ 2        $ 29       $ 65
------------------------------------------------------------------------
 Collaterized debt obligations
   ("CDO")                                4          15         29
------------------------------------------------------------------------
 Credit card receivables                 --          12          9
------------------------------------------------------------------------
 Interest only securities                --           5          3
------------------------------------------------------------------------
 Manufactured housing ("MH")
   receivables                           --           9         14
------------------------------------------------------------------------
 Mutual fund fee receivables             --           3         16
------------------------------------------------------------------------
 Other ABS                               --           2         13
------------------------------------------------------------------------
   Total ABS                              6          75        149
------------------------------------------------------------------------
 Commercial mortgages                     3          --         --
------------------------------------------------------------------------
 CMBS                                     3           5          4
------------------------------------------------------------------------
 Corporate
------------------------------------------------------------------------
 Food and beverage                        3          25         --
------------------------------------------------------------------------
 Technology and communications            1           2        137
------------------------------------------------------------------------
 Transportation                          --           7          1
------------------------------------------------------------------------
 Utilities                               --        3/4          22
------------------------------------------------------------------------
 Other Corporate                         --          11         16
   Total Corporate                        4          45        176
------------------------------------------------------------------------
 Equity                                  --           8         --
------------------------------------------------------------------------
 Foreign government                      --          --        (11)
------------------------------------------------------------------------
 MBS -- interest only securities          2           6         --
------------------------------------------------------------------------
 TOTAL OTHER-THAN-TEMPORARY
   IMPAIRMENTS                          $18        $139       $340
------------------------------------------------------------------------

The decrease in other-than-temporary impairments during 2003 and 2004 in comparison to 2002 levels is due to an improvement in the corporate credit environment, general economic conditions and operating fundamentals, and improved pricing levels for ABS. In general, security issuers' operating fundamentals have improved due to reduced company leverage, improved liquidity

HARTFORD LIFE INSURANCE COMPANY                                               47
--------------------------------------------------------------------------------
and the successful implementation of various cost cutting measures. Improvement in pricing levels for ABS has been driven by a general stabilization in the performance of the underlying collateral and an increase in demand for these asset types due to improved economic and operating fundamentals of the underlying security issuers, better market liquidity and attractive yields. The following discussion provides an analysis of significant other-than-temporary impairments recognized during 2004, 2003 and 2002, the related circumstances giving rise to the other-than-temporary impairments and the potential impact such circumstances may have on other material investments held.

2004

During 2004 there were no significant other-than-temporary impairments (e.g. $15 or greater) recorded on any single security or issuer. In aggregate, other-than-temporary impairments recorded on ABS and corporate fixed maturities primarily relate to the decline in market values of certain previously impaired securities.

2003

During 2003, other-than-temporary impairments were primarily recorded on ABS and corporate fixed maturities. The ABS other-than-temporary impairments were primarily due to the continued deterioration of the underlying collateral supporting the various transactions. A significant portion of corporate fixed maturity other-than-temporary impairments during 2003 resulted from various issuers who experienced fraud or accounting irregularities. In addition, during the first half of the year, corporate debt issuers in the transportation sector, specifically issuers in the airline sector, deteriorated as a result of the continued decline in airline travel. During 2003, there was one security for which a significant (e.g. $15 or greater) other-than-temporary impairment was recorded, the circumstances of which are discussed in more detail below.

- The $25 of impairments on corporate fixed maturities within the food and beverage sector related to securities issued by the Italian dairy concern, Parmalat SpA. Parmalat filed for bankruptcy in December 2003 due to liquidity problems when it was discovered that 4 billion euros of liquid investments previously reported on its balance sheet were non-existent.

The following list identifies ABS impairment losses recognized in 2003 that by issuer did not exceed $15 but did when combined with securities supported with similar collateral or equity security types. The circumstances giving rise to those losses are as follows:

- The $29 of other-than-temporary impairments recognized on ABS supported by aircraft lease receivables primarily consisted of investments in lower tranches of four transactions. These securities are supported by aircraft leases and enhanced equipment trust certificates (together, "aircraft lease receivables") issued by multiple airlines that had sustained a steep decline in market value and adverse change in expected cash flows due to continued lower aircraft lease rates, airline bankruptcies and the prolonged decline in airline travel.

- The $15 of CDO other-than-temporary impairments consisted of approximately six securities, the majority of which were interests in the lower tranches of securities backed by high yield corporate debt. These impairments were primarily the result of continued high default rates in 2003 and lower expected recovery rates on the CDO's underlying collateral.

In addition to the impairments described above, fixed maturity and equity securities were sold at losses during 2003, with no single security sold at a loss in excess of $8.

2002

During 2002, other-than-temporary impairments on ABS were primarily driven by collateral deterioration associated with securities backed by aircraft lease receivables and high yield debt. Impairments recognized on corporate fixed maturities were concentrated in the technology and communications sector and were primarily driven by weakening economic conditions and operating fundamentals in the sector. During 2002, there were 3 securities for which a significant (e.g. $15 or greater) other-than-temporary impairment was recorded which are discussed in more detail below.

- Of the technology and communications sector impairments, $75 related to securities issued by WorldCom and its subsidiary MCI, which filed for Chapter 11 bankruptcy protection in July 2002 as a result of liquidity problems driven by economic and operating weakness in this sector, and specific issues related to accounting fraud.

- Of the $65 of impairments relating to ABS backed by aircraft lease receivables, $29 related to investments in the lower tranches of one transaction that experienced a steep decline in fair value as a result of a significant decrease in aircraft lease payments and lower appraised values on the underlying collateral. This transaction was primarily supported by lower quality aircraft and was significantly impacted by the decline in airline travel and numerous airline bankruptcies resulting from the catastrophic events of September 11, 2001. The remaining $36 of impairments on aircraft lease receivables were primarily related to two other transactions that were also adversely impacted by similar circumstances surrounding the airline industry in 2002.

- In the technology and telecommunications sector, $19 of impairments were recognized on fixed maturity securities issued by a major U.S. telecom equipment manufacturer. This issuer had amassed high levels of debt to acquire assets and subsequently experienced liquidity difficulties due to the downturn in demand and economic conditions within the technology and telecommunications sector. As a result, this issuer initiated a debt restructuring in 2002.

The following identifies ABS impairment losses recognized in 2002 that by issuer did not exceed $15 but did when combined with securities supported with similar collateral. The circumstances giving rise to those losses are as follows:

- The $29 of CDO impairments consisted of approximately eight securities, the majority of which were interests in the

48                                               HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
  lower tranches of transactions backed by high yield corporate debt. These impairments were primarily driven by deterioration in the underlying collateral resulting from corporate bankruptcies and above average defaults on high yield bonds.

In addition to the impairments described above, fixed maturity and equity securities were sold at losses during 2002, with no single security sold at a loss in excess of $13.

The favorable other-than-temporary impairments trend will depend on continued strong economic fundamentals, political stability and collateral performance. In addition, as discussed in Note 2 of Notes to Consolidated Financial Statements, the future adoption of EITF Issue No. 03-1 could result in the recognition of additional other-than-temporary impairments. While the ultimate impact of the adoption of this standard is still unknown, depending on the nature of the ultimate guidance, adoption of this standard could potentially result in the recognition of unrealized losses, including those declines in value that are attributable to interest rate movements, as other-than-temporary impairments, except those deemed to be minor in nature. As of December 31, 2004, the Company had $154 of total gross unrealized losses. The amount of impairments to be recognized, if any, will depend on the final standard, market conditions and management's intent and ability to hold securities with unrealized losses at the time of the impairment evaluation. (For further discussion of risk factors associated with sectors with significant unrealized loss positions, see the sector risk factor commentary under the Total Available-for-Sale Securities with Unrealized Loss Greater than Six Months by Type schedule in the Investment Credit Risk section of the MD&A.)

INVESTMENT CREDIT RISK

The Company has established investment credit policies that focus on the credit quality of obligors and counterparties, limit credit concentrations, encourage diversification and require frequent creditworthiness reviews. Investment activity, including setting of policy and defining acceptable risk levels, is subject to regular review and approval by senior management and by the Finance Committee of The Hartford's Board of Directors.

The Company invests primarily in securities which are rated investment grade and has established exposure limits, diversification standards and review procedures for all credit risks including borrower, issuer and counterparty. Creditworthiness of specific obligors is determined by an internal credit evaluation supplemented by consideration of external determinants of creditworthiness, typically ratings assigned by nationally recognized ratings agencies. Obligor, asset sector and industry concentrations are subject to established Company limits and monitored on a regular basis.

The Company is not exposed to any credit concentration risk of a single issuer greater than 10% of the Company's stockholders' equity other than certain U.S. government and government agencies.

DERIVATIVE INSTRUMENTS

The Company's derivative counterparty exposure policy establishes market-based credit limits, favors long-term financial stability and creditworthiness and typically requires credit enhancement/credit risk reducing agreements. Credit risk is measured as the amount owed to the Company based on current market conditions and potential payment obligations between the Company and its counterparties. Credit exposures are generally quantified daily, netted by counterparty for each legal entity of the Company, and collateral is pledged to and held by, or on behalf of, the Company to the extent the current value of derivatives exceeds the exposure policy thresholds which do not exceed $10. The Company also minimizes the credit risk in derivative instruments by entering into transactions with high quality counterparties rated Aa/A or better, which are monitored by the Company's internal compliance unit and reviewed frequently by senior management. In addition, the compliance unit monitors counterparty credit exposure on a monthly basis to ensure compliance with Company policies and statutory limitations. The Company also maintains a policy of requiring that all derivative contracts be governed by an International Swaps and Dealers Association Master Agreement which is structured by legal entity and by counterparty and permits right of offset. To date, the Company has not incurred any losses on derivative instruments due to counterparty nonperformance.

In addition to counterparty credit risk, the Company periodically enters into swap agreements in which the Company assumes credit exposure from a single entity, referenced index or asset pool. Total return swaps involve the periodic exchange of payments with other parties, at specified intervals, calculated using the agreed upon index and notional principal amounts. Generally, no cash or principal payments are exchanged at the inception of the contract. Typically, at the time a swap is entered into, the cash flow streams exchanged by the counterparties are equal in value.

Credit default swaps involve a transfer of credit risk from one party to another in exchange for periodic payments. One party to the contract will make a payment based on an agreed upon rate and a notional amount. The second party, who assumes credit exposure will only make a payment when there is a credit event, and such payment will be equal to the notional value of the swap contract less the value of the referenced security issuer debt obligation. A credit event is generally defined as default on contractually obligated interest or principal payments or bankruptcy. The average S&P rating for these referenced security issuer debt obligations is A-.

The Company also uses credit defaults swaps to reduce its credit exposure by entering into agreements in which the Company pays a derivative counterparty a periodic fee in exchange for compensation from the counterparty should a credit event occur on the part of the referenced security issuer. The Company entered into these agreements as an efficient means to reduce credit exposure to the specified issuers. The average S&P rating for all of these referenced securities issuer is A.

HARTFORD LIFE INSURANCE COMPANY                                               49
--------------------------------------------------------------------------------

As of December 31, 2004 and 2003, the notional value of total return and credit default swaps totaled $1.4 billion and $450, respectively, and the swap fair value totaled $6 and $(17), respectively.

FIXED MATURITIES
The following table identifies fixed maturity securities by type as of December 31, 2004 and 2003.

                                                                     2004                                        2003
                                          -----------------------------------------------------------   ----------------------
                                                                                           PERCENT OF
                                                                                             TOTAL
                                          AMORTIZED   UNREALIZED   UNREALIZED     FAIR        FAIR      AMORTIZED   UNREALIZED
FIXED MATURITIES BY TYPE                    COST        GAINS        LOSSES      VALUE       VALUE        COST        GAINS
------------------------------------------------------------------------------------------------------------------------------
ABS                                        $ 5,881      $   72       $ (61)     $ 5,892       13.8%      $ 5,118      $  109
CMBS                                         7,390         329         (17)       7,702       18.0%        7,010         384
Collateralized mortgage obligations
 ("CMOs")                                      882           9          (3)         888        2.1%          681          12
Corporate
  Basic industry                             2,130         171          (5)       2,296        5.4%        2,227         160
  Capital goods                              1,324         118          (4)       1,438        3.4%        1,343         106
  Consumer cyclical                          2,194         158          (5)       2,347        5.5%        2,225         159
  Consumer non-cyclical                      2,294         196          (4)       2,486        5.8%        2,533         188
  Energy                                     1,172         116          (1)       1,287        3.0%        1,374         115
  Financial services                         5,419         448         (18)       5,849       13.7%        5,101         413
  Technology and communications              3,197         314         (10)       3,501        8.2%        3,383         363
  Transportation                               586          44          (1)         629        1.5%          568          41
  Utilities                                  2,040         215          (7)       2,248        5.3%        1,861         167
  Other                                        710          46          (2)         754        1.8%          570          33
Government/Government agencies
  Foreign                                      649          60          (2)         707        1.7%          810          77
  United States                                774          19          (4)         789        1.8%          981          30
  MBS -- agency                              1,542          18          (2)       1,558        3.6%        1,916          30
Municipal
  Taxable                                      675          30          (5)         700        1.6%          374          14
Redeemable preferred stock                       1          --          --            1         --             1          --
Short-term investments                       1,619          --          --        1,619        3.8%        1,555           1
                                           -------      ------       -----      -------      -----       -------      ------
  TOTAL FIXED MATURITIES                   $40,479      $2,363       $(151)     $42,691      100.0%      $39,631      $2,402
                                           =======      ======       =====      =======      =====       =======      ======
Total general account fixed maturities                                                                   $28,511      $1,715
Total guaranteed separate account fixed
 maturities (1)                                                                                          $11,120      $  687
------------------------------------------------------------------------------------------------------------------------------

                                                         2003
                                          ----------------------------------
                                                                  PERCENT OF
                                                                    TOTAL
                                          UNREALIZED     FAIR        FAIR
FIXED MATURITIES BY TYPE                    LOSSES      VALUE       VALUE
----------------------------------------  ----------------------------------
ABS                                         $ (96)     $ 5,131       12.3%
CMBS                                          (21)       7,373       17.6%
Collateralized mortgage obligations
 ("CMOs")                                      (2)         691        1.7%
Corporate
  Basic industry                               (9)       2,378        5.7%
  Capital goods                                (5)       1,444        3.5%
  Consumer cyclical                            (5)       2,379        5.7%
  Consumer non-cyclical                        (8)       2,713        6.5%
  Energy                                       (5)       1,484        3.5%
  Financial services                          (24)       5,490       13.2%
  Technology and communications               (10)       3,736        9.0%
  Transportation                               (3)         606        1.4%
  Utilities                                   (10)       2,018        4.8%
  Other                                        (1)         602        1.4%
Government/Government agencies
  Foreign                                      (1)         886        2.1%
  United States                                (4)       1,007        2.4%
  MBS -- agency                                (2)       1,944        4.6%
Municipal
  Taxable                                      (7)         381        0.9%
Redeemable preferred stock                     --            1         --
Short-term investments                         --        1,556        3.7%
                                            -----      -------      -----
  TOTAL FIXED MATURITIES                    $(213)     $41,820      100.0%
                                            =====      =======      =====
Total general account fixed maturities      $(141)     $30,085       71.9%
Total guaranteed separate account fixed
 maturities (1)                             $ (72)     $11,735       28.1%
----------------------------------------

(1) Effective January 1, 2004, guaranteed separate account assets were included with general account assets as a result of adopting SOP 03-1.

The Company's fixed maturity portfolio gross unrealized gains and losses as of December 31, 2004 in comparison to December 31, 2003 were primarily impacted by changes in interest rates, foreign currency exchange rates, credit spreads and security sales. The Company's fixed maturity gross unrealized gains decreased $39 from December 31, 2003 to December 31, 2004 primarily due to sales of securities in a gain position and the increase in interest rates (e.g. short-term through five-year rates) offset by credit spread tightening and changes in foreign currency exchange rates. The gross unrealized loss amount decreased by $62 from December 31, 2003 to December 31, 2004 primarily due to credit spread tightening, improved pricing levels for certain CDOs and ABS, security sales and, to a lesser extent, other-than-temporary impairments, offset by interest rate increases.

(For further discussion of risk factors associated with sectors with significant unrealized loss positions, see the sector risk factor commentary under the Total Available-for-Sale Securities with Unrealized Loss Greater than Six Months by Type schedule in this section of the MD&A.)

Investment sector allocations as a percentage of total fixed maturities have remained materially consistent since December 31, 2003, except for ABS. In 2004, HIM continued to overweight, in comparison to the Lehman Aggregate Index, ABS supported by diversified pools of consumer loans (e.g. home equity and auto loans and credit card receivables) and CMBS due to the securities attractive spread levels and underlying asset diversification and quality. CMBS securities have lower prepayment risk than MBS due to contractual penalties.

As of December 31, 2004 and 2003, 22% and 21% respectively, of the fixed maturities were invested in private placement securities, including 14% and 13%, respectively, of Rule 144A offerings to qualified institutional buyers. Private placement securities are generally less liquid than public securities. Most of the private placement securities are rated by nationally recognized rating agencies.

At the December 14th, 2004 Federal Open Market Committee policy meeting, the overnight funds rate was raised a quarter-point for the fifth time in 2004 to 2.25%. The Fed members indicated that the economy is growing at a moderate pace and the job market continues to show gradual improvement despite

50                                               HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
higher energy and commodity prices. The Company continues to expect the Fed to raise short-term interest rates at a measured pace for the foreseeable future unless inflationary pressures accelerate. The risk of inflation could increase if energy and commodity prices continue to rise, productivity growth slows or the U.S. dollar continues to devalue in comparison to foreign currencies. Increases in future interest rates may result in lower fixed maturity valuations.

The following table identifies fixed maturities by credit quality as of December 31, 2004 and 2003. The ratings referenced below are based on the ratings of a nationally recognized rating organization or, if not rated, assigned based on the Company's internal analysis of such securities.

                                                           2004
                                          ---------------------------------------
                                          AMORTIZED                 PERCENT OF
FIXED MATURITIES BY CREDIT QUALITY          COST     FAIR VALUE  TOTAL FAIR VALUE
---------------------------------------------------------------------------------
United States Government/Government
 agencies                                  $ 3,205     $ 3,242            7.6%
AAA                                          7,814       8,039           18.8%
AA                                           4,088       4,278           10.0%
A                                           11,068      11,987           28.2%
BBB                                         11,111      11,890           27.8%
BB & below                                   1,574       1,636            3.8%
Short-term                                   1,619       1,619            3.8%
                                           -------     -------         ------
  TOTAL FIXED MATURITIES                   $40,479     $42,691          100.0%
                                           =======     =======         ======
Total general account fixed maturities
Total guaranteed separate account fixed
 maturities (1)
---------------------------------------------------------------------------------

                                                           2003
                                          ---------------------------------------
                                          AMORTIZED                 PERCENT OF
FIXED MATURITIES BY CREDIT QUALITY          COST     FAIR VALUE  TOTAL FAIR VALUE
----------------------------------------  ---------------------------------------
United States Government/Government
 agencies                                  $ 3,598     $ 3,661            8.8%
AAA                                          6,652       6,922           16.5%
AA                                           3,326       3,504            8.4%
A                                           11,742      12,576           30.1%
BBB                                         10,833      11,561           27.6%
BB & below                                   1,925       2,040            4.9%
Short-term                                   1,555       1,556            3.7%
                                           -------     -------         ------
  TOTAL FIXED MATURITIES                   $39,631     $41,820          100.0%
                                           =======     =======         ======
Total general account fixed maturities     $28,511     $30,085           71.9%
Total guaranteed separate account fixed
 maturities (1)                            $11,120     $11,735           28.1%
----------------------------------------

(1) Effective January 1, 2004, guaranteed separate account assets were included with general account assets as a result of adopting SOP 03-1.

As of December 31, 2004 and 2003, 95% or greater of the fixed maturity portfolio was invested in short-term securities or securities rated investment grade (BBB and above).

HARTFORD LIFE INSURANCE COMPANY                                               51
--------------------------------------------------------------------------------

The following table presents the BIG fixed maturities by type as of December 31, 2004 and 2003.

                                                           2004
                                          ---------------------------------------
                                          AMORTIZED                 PERCENT OF
BIG FIXED MATURITIES BY TYPE                COST     FAIR VALUE  TOTAL FAIR VALUE
---------------------------------------------------------------------------------
ABS                                        $   183     $   159            9.7%
CMBS                                            82          88            5.4%
Corporate
  Basic industry                               164         176           10.7%
  Capital goods                                115         116            7.1%
  Consumer cyclical                            120         127            7.8%
  Consumer non-cyclical                        141         149            9.1%
  Energy                                        51          54            3.3%
  Financial services                            22          23            1.4%
  Technology and communications                267         288           17.6%
  Transportation                                 8           8            0.5%
  Utilities                                    226         237           14.5%
Foreign government                             176         193           11.8%
Other                                           19          18            1.1%
                                           -------     -------         ------
  TOTAL FIXED MATURITIES                   $ 1,574     $ 1,636          100.0%
                                           =======     =======         ======
Total general account fixed maturities
Total guaranteed separate account fixed
 maturities (1)
---------------------------------------------------------------------------------

                                                           2003
                                          ---------------------------------------
                                          AMORTIZED                 PERCENT OF
BIG FIXED MATURITIES BY TYPE                COST     FAIR VALUE  TOTAL FAIR VALUE
----------------------------------------  ---------------------------------------
ABS                                        $   231     $   210           10.3%
CMBS                                           102         103            5.0%
Corporate
  Basic industry                               201         211           10.3%
  Capital goods                                103         106            5.3%
  Consumer cyclical                            250         270           13.2%
  Consumer non-cyclical                        250         261           12.8%
  Energy                                        61          67            3.3%
  Financial services                            20          21            1.0%
  Technology and communications                274         326           16.0%
  Transportation                                21          23            1.1%
  Utilities                                    256         266           13.1%
Foreign government                             145         164            8.0%
Other                                           11          12            0.6%
                                           -------     -------         ------
  TOTAL FIXED MATURITIES                   $ 1,925     $ 2,040          100.0%
                                           =======     =======         ======
Total general account fixed maturities     $ 1,179     $ 1,258           61.7%
Total guaranteed separate account fixed
 maturities (1)                            $   746     $   782           38.3%
----------------------------------------

(1) Effective January 1, 2004, guaranteed separate account assets were included with general account assets as a result of adopting SOP 03-1.

As of December 31, 2004 and 2003, the Company held no issuer of a BIG security with a fair value in excess of 3% of the total fair value for BIG securities. Total BIG securities decreased since December 31, 2003 as a result of decisions to reduce exposure to lower credit quality assets resulting from the securities significant credit spread tightening and re-invest in higher quality securities.

The following table presents the Company's unrealized loss aging for total fixed maturity and equity securities classified as available-for-sale as of December 31, 2004 and 2003, by length of time the security was in an unrealized loss position.

                                                                 2004
                                                   ---------------------------------
UNREALIZED LOSS AGING OF TOTAL AVAILABLE-FOR-SALE  AMORTIZED               UNREALIZE
SECURITIES                                           COST     FAIR VALUE     LOSS
------------------------------------------------------------------------------------
Three months or less                                $ 4,627     $ 4,601      $ (26)
Greater than three months to six months                 420         417         (3)
Greater than six months to nine months                1,667       1,638        (29)
Greater than nine months to twelve months               351         337        (14)
Greater than twelve months                            1,175       1,093        (82)
                                                    -------     -------      -----
  TOTAL                                             $ 8,240     $ 8,086      $(154)
                                                    =======     =======      =====
Total general account
Total guaranteed separate accounts (1)
------------------------------------------------------------------------------------

                                                                  2003
                                                   ----------------------------------
UNREALIZED LOSS AGING OF TOTAL AVAILABLE-FOR-SALE  AMORTIZED               UNREALIZED
SECURITIES                                           COST     FAIR VALUE      LOSS
-------------------------------------------------  ----------------------------------
Three months or less                                $ 2,636     $ 2,615       $ (21)
Greater than three months to six months               1,795       1,739         (56)
Greater than six months to nine months                  230         216         (14)
Greater than nine months to twelve months               133         126          (7)
Greater than twelve months                            1,450       1,331        (119)
                                                    -------     -------       -----
  TOTAL                                             $ 6,244     $ 6,027       $(217)
                                                    =======     =======       =====
Total general account                               $ 4,221     $ 4,076       $(145)
Total guaranteed separate accounts (1)              $ 2,023     $ 1,951       $ (72)
-------------------------------------------------

(1) Effective January 1, 2004, guaranteed separate account assets were included with general account assets as a result of adopting SOP 03-1.

The decrease in the unrealized loss amount since December 31, 2003 is primarily the result of credit spread tightening, improved pricing levels for certain CDOs and ABS, asset sales, and, to a lesser extent, other-than-temporary impairments, offset in part by an increase in the short-term through five-year interest rates. (For further discussion, see the economic commentary under the Fixed Maturities by Type table in this section of the MD&A.)

As a percentage of amortized cost, the average security or fixed maturity unrealized loss at December 31, 2004 and 2003 was less than 2% and 4%, respectively. As of December 31, 2004 and 2003, fixed maturities represented $151, or 98%, and $213, or 98%, respectively, of the Company's total unrealized loss associated with securities classified as available-for-sale. There were no fixed maturities as of December 31, 2004 and 2003 with a fair value less than 80% of the security's amortized cost basis for six continuous months other than certain ABS and CMBS subject to EITF Issue No. 99-20. Other-than-temporary impairments for certain ABS and CMBS are recognized if the fair value of the security, as determined by external pricing sources, is less

52                                               HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
than its carrying amount and there has been a decrease in the present value of the expected cash flows since the last reporting period. There were no ABS or CMBS included in the table above, as of December 31, 2004 and 2003, for which management's best estimate of future cash flows adversely changed during the reporting period. (For further discussion of the other-than-temporary impairments criteria, see "Valuation of Investments and Derivative Instruments" included in the Critical Accounting Estimates section of the MD&A and Note 2 of Notes to Consolidated Financial Statements.)

The Company held no securities of a single issuer that were at an unrealized loss position in excess of 9% and 7% of the total unrealized loss amount as of December 31, 2004 and 2003, respectively.

The total securities classified as available-for-sale in an unrealized loss position for longer than six months by type as of December 31, 2004 and 2003 are presented in the following table.

TOTAL AVAILABLE-FOR-SALE SECURITIES WITH UNREALIZED LOSS GREATER THAN SIX MONTHS BY TYPE

                                                      2004                                             2005
                                 ----------------------------------------------   ----------------------------------------------
                                                                     PERCENT OF                                       PERCENT OF
                                                                       TOTAL                                            TOTAL
                                 AMORTIZED     FAIR     UNREALIZED   UNREALIZED   AMORTIZED     FAIR     UNREALIZED   UNREALIZED
                                   COST       VALUE        LOSS         LOSS        COST       VALUE        LOSS         LOSS
--------------------------------------------------------------------------------------------------------------------------------
ABS
  Aircraft lease receivables      $  177      $  127       $ (50)       40.0%      $  153      $   99       $ (54)       38.6%
  CDOs                                54          52          (2)        1.6%         132         113         (19)       13.6%
  Credit card receivables             61          60          (1)        0.8%         118         108         (10)        7.1%
  Other ABS                          328         323          (5)        4.0%         407         400          (7)        5.0%
  CMBS                               500         492          (8)        6.4%         162         155          (7)        5.0%
Corporate
  Financial services                 595         576         (19)       15.2%         524         502         (22)       15.7%
  Technology and communications      200         191          (9)        7.2%          37          36          (1)        0.7%
  Utilities                          140         135          (5)        4.0%          80          74          (6)        4.3%
  Other                              629         614         (15)       12.0%         189         175         (14)       10.0%
Other securities                     509         498         (11)        8.8%          11          11          --          --
                                  ------      ------       -----       -----       ------      ------       -----       -----
TOTAL                             $3,193      $3,068       $(125)      100.0%      $1,813      $1,673       $(140)      100.0%
                                  ======      ======       =====       =====       ======      ======       =====       =====
Total general accounts                                                             $1,174      $1,080       $ (94)       67.1%
Total guaranteed separate
  accounts (1)                                                                     $  639      $  593       $ (46)       32.9%
--------------------------------------------------------------------------------------------------------------------------------

(1) Effective January 1, 2004, guaranteed separate account assets were included with general account assets as a result of adopting SOP 03-1.

The decrease in the unrealized loss greater than six months amounts during 2004 was primarily driven by improved pricing levels for certain CDOs and ABS. This increase was partially offset by the aging of securities depressed due to interest rate changes from the date of purchase.

With the exception of ABS, the majority of the securities in an unrealized loss position for six months or more as of December 31, 2004 were depressed primarily due to interest rate changes from the date of purchase. The sectors with the most significant concentration of unrealized losses were ABS supported by aircraft lease receivables and corporate fixed maturities primarily within the financial services sector. The Company's current view of risk factors relative to these fixed maturity types is as follows:

AIRCRAFT LEASE RECEIVABLES -- The decrease in the unrealized loss position during 2004 was primarily the result of improving pricing levels for certain issuers in this sector, as well as by other-than-temporary impairments taken during the year. In prior years, these securities had suffered a decrease in value as a result of a prolonged decline in airline travel, the uncertainty of a potential industry recovery and lack of market liquidity in this sector. Although uncertainty surrounding the stability of domestic airlines continues to weigh heavily on this sector, worldwide travel and aircraft demand appears to be improving. While the Company has seen modest price increases and greater liquidity in this sector during 2004, any additional price recovery will depend on continued improvement in economic fundamentals, political stability and airline operating performance.

FINANCIAL SERVICES -- As of December 31, 2004, the Company held approximately 60 different securities in the financial services sector that had been in an unrealized loss position for greater than six months. Substantially all of these securities are investment grade securities priced at or greater than 90% of amortized cost as of December 31, 2004. These positions are a

HARTFORD LIFE INSURANCE COMPANY                                               53
--------------------------------------------------------------------------------
mixture of fixed and variable rate securities with extended maturity dates, which have been adversely impacted by changes in interest rates after the purchase date. Additional changes in fair value of these securities are primarily dependent on future changes in interest rates.

As part of the Company's ongoing security monitoring process by a committee of investment and accounting professionals, the Company has reviewed its investment portfolio and concluded that there were no additional other-than-temporary impairments as of December 31, 2004 and 2003. Due to the issuers' continued satisfaction of the securities' obligations in accordance with their contractual terms and the expectation that they will continue to do so, management's intent and ability to hold these securities, as well as the evaluation of the fundamentals of the issuers' financial condition and other objective evidence, the Company believes that the prices of the securities in the sectors identified above were temporarily depressed.

The evaluation for other-than-temporary impairments is a quantitative and qualitative process, which is subject to risks and uncertainties in the determination of whether declines in the fair value of investments are other-than-temporary. The risks and uncertainties include changes in general economic conditions, the issuer's financial condition or near term recovery prospects and the effects of changes in interest rates. In addition, for securitized financial assets with contractual cash flows (e.g. ABS and CMBS), projections of expected future cash flows may change based upon new information regarding the performance of the underlying collateral. As of December 31, 2004 and 2003, management's expectation of the discounted future cash flows on these securities was in excess of the associated securities' amortized cost. (For a further discussion, see "Valuation of Investments and Derivative Instruments" included in the Critical Accounting Estimates section of the MD&A and Note 2 of Notes to Consolidated Financial Statements.)

The following table presents the Company's unrealized loss aging for BIG and equity securities as of December 31, 2004 and 2003.

                                                                   2004
                                                     ---------------------------------
UNREALIZED LOSS AGING OF AVAILABLE-FOR-SALE BIG AND  AMORTIZED              UNREALIZED
EQUITY SECURITIES                                      COST     FAIR VALUE     LOSS
--------------------------------------------------------------------------------------
Three months or less                                  $   146     $   143     $    (3)
Greater than three months to six months                    13          12          (1)
Greater than six months to nine months                     93          88          (5)
Greater than nine months to twelve months                  59          54          (5)
Greater than twelve months                                153         117         (36)
                                                      -------     -------     -------
TOTAL                                                 $   464     $   414     $   (50)
                                                      =======     =======     =======
Total general accounts
Total guaranteed separate accounts (1)
--------------------------------------------------------------------------------------

                                                                   2005
                                                     ---------------------------------
UNREALIZED LOSS AGING OF AVAILABLE-FOR-SALE BIG AND  AMORTIZED              UNREALIZED
EQUITY SECURITIES                                      COST     FAIR VALUE     LOSS
---------------------------------------------------  ---------------------------------
Three months or less                                  $    47     $    46     $    (1)
Greater than three months to six months                    90          86          (4)
Greater than six months to nine months                     50          44          (6)
Greater than nine months to twelve months                  17          16          (1)
Greater than twelve months                                266         217         (49)
                                                      -------     -------     -------
TOTAL                                                 $   470     $   409     $   (61)
                                                      =======     =======     =======
Total general accounts                                $   350     $   305     $   (45)
Total guaranteed separate accounts (1)                $   120     $   104     $   (16)
---------------------------------------------------

(1) Effective January 1, 2004, guaranteed separate account assets were included with general account assets as a result of adopting SOP 03-1.

The decrease in the BIG and equity security unrealized loss amount for securities classified as available-for-sale during 2004 was primarily the result of credit spread tightening, improved pricing levels for certain CDOs and ABS and other-than-temporary impairments, partially offset by rating agency downgrades for certain issuers in the aircraft lease receivables sector and the aging of securities depressed due to interest rate changes from the date of purchase. (For a further discussion, see the economic commentary under the Fixed Maturities by Type table in this section of the MD&A.)

54                                               HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

The BIG and equity securities classified as available-for-sale in an unrealized loss position for longer than six months by type as of December 31, 2004 and 2003 are presented in the following table.

AVAILABLE-FOR-SALE BIG AND EQUITY SECURITIES WITH UNREALIZED LOSS GREATER THAN SIX MONTHS BY TYPE

                                                      2004                                             2003
                                 ----------------------------------------------   ----------------------------------------------
                                                                     PERCENT OF                                       PERCENT OF
                                                                       TOTAL                                            TOTAL
                                 AMORTIZED     FAIR     UNREALIZED   UNREALIZED   AMORTIZED     FAIR     UNREALIZED   UNREALIZED
                                   COST       VALUE        LOSS         LOSS        COST       VALUE        LOSS         LOSS
--------------------------------------------------------------------------------------------------------------------------------
ABS
  Aircraft lease receivables      $   96      $   66       $ (30)       65.2%      $   45      $   28       $ (17)       30.4%
  CDOs                                17          16          (1)        2.2%          37          28          (9)       16.1%
  Credit card receivables              8           8          --          --           40          30         (10)       17.9%
  Other ABS                            4           3          (1)        2.2%          45          38          (7)       12.5%
Corporate
  Financial services                  45          41          (4)        8.7%          39          35          (4)        7.1%
  Technology and communications       59          54          (5)       10.8%           4           3          (1)        1.8%
  Utilities                           38          35          (3)        6.5%          66          61          (5)        8.9%
  Other                               37          35          (2)        4.4%          53          50          (3)        5.3%
Other securities                       1           1          --          --            4           4          --          --
                                  ------      ------       -----       -----       ------      ------       -----       -----
TOTAL                             $  305      $  259       $ (46)      100.0%      $  333      $  277       $ (56)      100.0%
                                  ------      ------       -----       -----       ------      ------       -----       -----
Total general accounts                                                             $  234      $  193       $ (41)       73.2%
Total guaranteed separate
  accounts (1)                                                                     $   99      $   84       $ (15)       26.8%
--------------------------------------------------------------------------------------------------------------------------------

(1) Effective January 1, 2004, guaranteed separate account assets were included with general account assets as a result of adopting SOP 03-1.

The decrease in the available-for-sale BIG and equity securities greater than six months unrealized loss amount since December 31, 2003 was primarily the result of credit spread tightening, improved pricing levels for certain CDOs and ABS, other-than-temporary impairments taken during the year and, to a lesser extent, asset sales. This decrease was partially offset by rating agency downgrades for certain issuers in the aircraft lease receivables sector and the aging of securities depressed due to interest rate changes from the date of purchase. (For a further discussion of the Company's current view of risk factors relative to certain security types listed above, see the Total Available-for-Sale Securities with Unrealized Loss Greater Than Six Months by Type table in this section of the MD&A.)

CAPITAL MARKETS RISK MANAGEMENT

Hartford Life Insurance Company has a disciplined approach to managing risks associated with its capital markets and asset/ liability management activities. Investment portfolio management is organized to focus investment management expertise on the specific classes of investments, while asset/liability management is the responsibility of a dedicated risk management unit supporting the Company. Derivative instruments are utilized in compliance with established Company policy and regulatory requirements and are monitored internally and reviewed by senior management.

MARKET RISK

Hartford Life Insurance Company is exposed to market risk, primarily relating to the market price and/or cash flow variability associated with changes in interest rates, market indices or foreign currency exchange rates. The Company analyzes interest rate risk using various models including parametric models that forecast cash flows of the liabilities and the supporting investments, including derivative instruments under various market scenarios.

INTEREST RATE RISK

The Company's exposure to interest rate risk relates to the market price and/or cash flow variability associated with the changes in market interest rates. The Company manages its exposure to interest rate risk through asset allocation limits, asset/liability duration matching and through the use of derivatives. The Company analyzes interest rate risk using various models including parametric models that forecast cash flows of the liabilities and the supporting investments, including derivative instruments under various market scenarios. Measures the Company uses to quantify its exposure to interest rate risk inherent in its invested assets and interest rate sensitive liabilities are duration and key rate duration. Duration is the weighted average term-to-maturity of a security's cash flows, and is used to approximate the percentage change in the price of a security for a 100-basis-point change in market interest rates. For example, a duration of 5 means the price of the security will change by approximately 5% for a 1% change in interest rates. The key rate duration analysis considers the expected future cash flows of assets and liabilities assuming non-parallel interest rate movements.

HARTFORD LIFE INSURANCE COMPANY                                               55
--------------------------------------------------------------------------------

To calculate duration, projections of asset and liability cash flows are discounted to a present value using interest rate assumptions. These cash flows are then revalued at alternative interest rate levels to determine the percentage change in fair value due to an incremental change in rates. Cash flows from corporate obligations are assumed to be consistent with the contractual payment streams on a yield to worst basis. The primary assumptions used in calculating cash flow projections include expected asset payment streams taking into account prepayment speeds, issuer call options and contract holder behavior. Asset-backed securities, collateralized mortgage obligations and mortgage-backed securities are modeled based on estimates of the rate of future prepayments of principal over the remaining life of the securities. These estimates are developed using prepayment speeds provided in broker consensus data. Such estimates are derived from prepayment speeds previously experienced at the interest rate levels projected for the underlying collateral. Actual prepayment experience may vary from these estimates.

The Company is also exposed to interest rate risk based upon the discount rate assumption associated with the Company's pension and other postretirement benefit obligation. The discount rate assumption is based upon an interest rate yield curve comprised of AAA/AA bonds with maturities between zero and thirty years. Declines in long-term interest rates have had a negative impact on the funded status of the plans.

The Company believes that an increase in interest rates from the current levels is generally a favorable development for the Company. Rate increases are expected to provide additional net investment income, increase sales of fixed rate investment products, limit the potential risk of margin erosion due to minimum guaranteed crediting rates in certain products and, if sustained, could reduce the Company's prospective pension expense. Conversely, a rise in interest rates will reduce the net unrealized gain position of the investment portfolio, increase interest expense on the Company's variable rate debt obligations and, if long-term interest rates rise dramatically within a six to twelve month time period, certain businesses may be exposed to disintermediation risk. Disintermediation risk refers to the risk that policyholders will surrender their contracts in a rising interest rate environment requiring the Company to liquidate assets in an unrealized loss position. In conjunction with the interest rate risk measurement and management techniques, significant portions of the Company's fixed income product offerings have market value adjustment provisions at contract surrender.

EQUITY RISK

The Company's primary exposure to equity risk relates to the potential for lower earnings associated with certain businesses such as variable annuities where fee income is earned based upon the fair value of the assets under management. In addition, the Company offers certain guaranteed benefits, primarily associated with variable annuity products, which increases the Company's potential benefit exposure as the equity markets decline. (For a further discussion, see "Equity Risk" in the Key Market Risk Exposures section of the MD&A.)

The Company does not have significant equity risk exposure from invested assets. In March 2003, the Company decided to liquidate certain equity securities and reinvest the proceeds into fixed maturity investments, thereby reducing its exposure to equity price risk. The Company has not materially changed other aspects of its overall asset allocation position or market risk since
December 31, 2003.

The Company is also subject to equity risk based upon the expected long-term rate of return assumption associated with the Company's pension and other postretirement benefit obligation. The Company determines the long-term rate of return assumption for the plans' portfolio based upon an analysis of historical returns. Declines in equity returns have had a negative impact on the funded status of the plans.

FOREIGN CURRENCY EXCHANGE RISK

The Company's currency exchange risk is related to non-U.S. dollar denominated investments, which primarily consist of fixed maturity investments and a yen denominated individual fixed annuity product. A significant portion of the Company's foreign currency exposure is mitigated through the use of derivatives.

DERIVATIVE INSTRUMENTS

Hartford Life Insurance Company utilizes a variety of derivative instruments, including swaps, caps, floors, forwards, futures and options, in compliance with Company policy and regulatory requirements to mitigate interest rate, equity market or currency exchange rate risk or volatility.

Interest rate swaps involve the periodic exchange of payments with other parties, at specified intervals, calculated using the agreed upon rates and notional principal amounts. Generally, no cash or principal payments are exchanged at the inception of the contract. Typically, at the time a swap is entered into, the cash flow streams exchanged by the counterparties are equal in value.

Interest rate cap and floor contracts entitle the purchaser to receive from the issuer at specified dates, the amount, if any, by which a specified market rate exceeds the cap strike rate or falls below the floor strike rate, applied to a notional principal amount. A premium payment is made by the purchaser of the contract at its inception and no principal payments are exchanged.

Forward contracts are customized commitments to either purchase or sell designated financial instruments, at a future date, for a specified price and may be settled in cash or through delivery of the underlying instrument.

Financial futures are standardized commitments to either purchase or sell designated financial instruments, at a future date, for a specified price and may be settled in cash or through delivery of the underlying instrument. Futures contracts trade on organized exchanges. Margin requirements for futures are met by pledging securities, and changes in the futures' contract values are settled daily in cash.

Option contracts grant the purchaser, for a premium payment, the right to either purchase from or sell to the issuer a financial

56                                               HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
instrument at a specified price, within a specified period or on a stated date.

Foreign currency swaps exchange an initial principal amount in two currencies, agreeing to re-exchange the currencies at a future date, at an agreed upon exchange rate. There may also be a periodic exchange of payments at specified intervals calculated using the agreed upon rates and exchanged principal amounts.

Derivative activities are monitored by an internal compliance unit and reviewed frequently by senior management. The notional amounts of derivative contracts represent the basis upon which pay or receive amounts are calculated and are not reflective of credit risk. Notional amounts pertaining to derivative instruments used in the management of market risk for both the general and guaranteed separate accounts at December 31, 2004 and 2003 were $63.3 billion and $38.6 billion, respectively.

KEY MARKET RISK EXPOSURES

The following discussions focus on the key market risk exposures within the Company's portfolios.

The Company is responsible for maximizing after-tax returns within acceptable risk parameters, including the management of the interest rate sensitivity of invested assets and the generation of sufficient liquidity to support policyholder and corporate obligations. Fixed maturity portfolios and certain investment contract and insurance product liabilities have material market exposure to interest rate risk. In addition, the operations are significantly influenced by changes in the equity markets. The Company's profitability depends largely on the amount of assets under management, which is primarily driven by the level of sales, equity market appreciation and depreciation and the persistency of the in-force block of business. The Company's foreign currency exposure is primarily related to non-U.S. dollar denominated fixed income securities and certain foreign currency based individual fixed annuity contracts.

INTEREST RATE RISK

The Company's exposure to interest rate risk relates to the market price and/or cash flow variability associated with changes in market interest rates. Changes in interest rates can potentially impact the Company's profitability. In certain scenarios where interest rates are volatile, the Company could be exposed to disintermediation risk and a reduction in net interest rate spread or profit margins. The investments and liabilities primarily associated with interest rate risk are included in the following discussion. Certain product liabilities, including those containing guaranteed minimum withdrawal or death benefits, expose the Company to interest rate risk but also have significant equity risk. These liabilities are discussed as part of the Equity Risk section below.

FIXED MATURITY INVESTMENTS

The Company's general account and guaranteed separate account investment portfolios primarily consist of investment grade fixed maturity securities, including corporate bonds, asset-backed securities, commercial mortgage-backed securities, tax-exempt municipal securities and collateralized mortgage obligations. The fair value of these investments was $42.7 billion and $41.8 billion at December 31, 2004 and 2003, respectively. The fair value of these investments and other invested assets fluctuates depending on the interest rate environment and other general economic conditions. During periods of declining interest rates, paydowns on mortgage-backed securities and collateralized mortgage obligations increase as the underlying mortgages are prepaid. During such periods, the Company generally will not be able to reinvest the proceeds of any such prepayments at comparable yields. Conversely, during periods of rising interest rates, the rate of prepayments generally declines, exposing the Company to the possibility of asset/liability cash flow and yield mismatch. The weighted average duration of the fixed maturity portfolio was approximately 4.9 and 4.6 as of December 31, 2004 and 2003, respectively. In 2004, the duration of certain portfolios were modestly lengthened, which generated additional interest income.

LIABILITIES

The Company's investment contracts and certain insurance product liabilities, other than non-guaranteed separate accounts, include asset accumulation vehicles such as fixed annuities, guaranteed investment contracts, other investment and universal life-type contracts and other insurance products such as long-term disability.

Asset accumulation vehicles primarily require a fixed rate payment, often for a specified period of time. Product examples include fixed rate annuities with a market value adjustment feature and fixed rate guaranteed investment contracts. The duration of these contracts generally range from less than one year to ten years. In addition, certain products such as universal life contracts and the general account portion of the variable annuity products, credit interest to policyholders subject to market conditions and minimum interest rate guarantees. The duration of these products is short-to-intermediate term.

While interest rate risk associated with many of these products has been reduced through the use of market value adjustment features and surrender charges, the primary risk associated with these products is that the spread between investment return and credited rate may not be sufficient to earn targeted returns.

The Company also manages the risk of other insurance liabilities similarly to investment type products due to the relative predictability of the aggregate cash flow payment streams. Products in this category may contain significant actuarial (including mortality and morbidity) pricing and cash flow risks. Product examples include structured settlement contracts, on-benefit annuities (i.e., the annuitant is currently receiving benefits thereon) and short and long-term disability contracts. The cash out flows associated with these policy liabilities are not interest rate sensitive but do vary based on the timing and amount of benefit payments. The primary risks associated with these products are that the benefits will exceed expected actuarial pricing and/or that the actual timing of the cash flows will differ from those anticipated, resulting in an investment return lower than that

HARTFORD LIFE INSURANCE COMPANY                                               57
--------------------------------------------------------------------------------
assumed in pricing. Contract duration can range from less than one year to typically up to ten years.

DERIVATIVES

The Company utilizes a variety of derivative instruments to mitigate interest rate risk. Interest rate swaps are primarily used to convert interest receipts to a fixed or variable rate. In addition, interest rate swaps are used to convert the contract rate on certain liability products offered by the Company into a rate that trades in a more liquid and efficient market. The use of such swaps enables the Company to customize contract terms and conditions to customer objectives and satisfies the operation's asset/liability duration matching policy. Occasionally, swaps are also used to hedge the variability in the cash flow of a forecasted purchase or sale due to changes in interest rates.

Interest rate caps and floors, swaptions and option contracts are primarily used to hedge against the risk of liability contract holder disintermediation in a rising interest rate environment, and to offset the changes in fair value of corresponding derivatives embedded in certain of the Company's fixed maturity investments.

At December 31, 2004 and 2003, notional amounts pertaining to derivatives utilized to manage interest rate risk totaled $8.3 billion and $7.5 billion, respectively ($6.1 billion and $5.9 billion, respectively related to insurance investments and $2.2 billion and $1.6 billion, respectively related to life insurance liabilities). The fair value of these derivatives as reflected on the consolidated balance sheets was $44 and $168 as of December 31, 2004 and 2003, respectively.
CALCULATED INTEREST RATE SENSITIVITY

The after-tax change in the net economic value of investment contracts (e.g. guaranteed investment contracts) and certain other insurance product liabilities (e.g. short and long-term disability contracts), for which the payment rates are fixed at contract issuance and the investment experience is substantially absorbed by the Company, are included in the following table along with the corresponding general and guaranteed separate account assets. Also included in this analysis are the interest rate sensitive derivatives used by the Company to hedge its exposure to interest rate risk. Certain financial instruments, such as limited partnerships, have been omitted from the analysis because the investments lack sensitivity to interest rate changes. Non-guaranteed separate account assets and liabilities are excluded from the analysis because gains and losses in separate accounts accrue to policyholders. The estimated change in net economic value below assumes a 100 basis point upward and downward parallel shift in the yield curve.

                                                                             CHANGE IN NET ECONOMIC VALUE AS OF
                                                                                        DECEMBER 31,
                                                           ----------------------------------------------------------------------
                                                                         2004                                  2003
---------------------------------------------------------------------------------------------------------------------------------
Basis point shift                                                   -100               +100               -100               +100
                                                           -------------      -------------      -------------      -------------
Amount                                                              $(59)               $14               $(40)                $2
---------------------------------------------------------------------------------------------------------------------------------

The fixed liabilities included above represented approximately 60% and 50% of the Company's general account liabilities as of December 31, 2004 and general and guaranteed separate account liabilities as of December 31, 2003, respectively. The assets supporting the fixed liabilities are monitored and managed within rigorous duration guidelines using scenario simulation techniques, and are evaluated on an annual basis, in compliance with regulatory requirements.

The after-tax change in fair value of the general account invested asset portfolios that support certain universal life-type contracts and other insurance contracts that possess significant mortality risk are shown in the following table. The cash flows associated with these liabilities are less predictable than fixed liabilities. The Company identifies the most appropriate investment strategy based upon the expected policyholder behavior and liability crediting needs. The hypothetical calculation of the estimated change in fair value below assumes a 100 basis point upward and downward parallel shift in the yield curve.

                                                                                   CHANGE IN FAIR VALUE
                                                                                    AS OF DECEMBER 31,
                                                         ------------------------------------------------------------------------
                                                                       2004                                   2005
---------------------------------------------------------------------------------------------------------------------------------
Basis point shift                                                 -100                +100               -100                +100
                                                         -------------      --------------      -------------      --------------
Amount                                                            $482               $(472)              $462               $(455)
---------------------------------------------------------------------------------------------------------------------------------

The selection of the 100 basis point parallel shift in the yield curve was made only as a hypothetical illustration of the potential impact of such an event and should not be construed as a prediction of future market events. Actual results could differ materially from those illustrated above due to the nature of the estimates and assumptions used in the above analysis. The Company's sensitivity analysis calculation assumes that the composition of invested assets and liabilities remain materially consistent throughout the year and that the current relationship between short-term and long-term interest rates will remain constant over time. As a result, these calculations may not fully capture the impact of portfolio re-allocations, significant product sales or non-parallel changes in interest rates.

58                                               HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

EQUITY RISK

The Company's operations are significantly influenced by changes in the equity markets. The Company's profitability depends largely on the amount of assets under management, which is primarily driven by the level of sales, equity market appreciation and depreciation and the persistency of the in-force block of business. Prolonged and precipitous declines in the equity markets can have a significant impact on the Company's operations, as sales of variable products may decline and surrender activity may increase, as customer sentiment towards the equity market turns negative. Lower assets under management will have a negative impact on the Company's financial results, primarily due to lower fee income related to the Retail Products Group and Institutional Solutions Group and, to a lesser extent, the Individual Life segments, where a heavy concentration of equity linked products are administered and sold. Furthermore, the Company may experience a reduction in profit margins if a significant portion of the assets held in the variable annuity separate accounts move to the general account and the Company is unable to earn an acceptable investment spread, particularly in light of the low interest rate environment and the presence of contractually guaranteed minimum interest credited rates, which for the most part are at a 3% rate.

In addition, prolonged declines in the equity market may also decrease the Company's expectations of future gross profits, which are utilized to determine the amount of DAC to be amortized in a given financial statement period. A significant decrease in the Company's estimated gross profits would require the Company to accelerate the amount of DAC amortization in a given period, potentially causing a material adverse deviation in that period's net income. Although an acceleration of DAC amortization would have a negative impact on the Company's earnings, it would not affect the Company's cash flow or liquidity position.

The Company sells variable annuity contracts that offer one or more benefit guarantees that generally increase with declines in equity markets. As is described in more detail below, the Company manages the equity market risks embedded in these guarantees through reinsurance, product design and hedging programs. The Company believes its ability to manage these equity market risks by these means gives it a competitive advantage; and, in particular, its ability to create innovative product designs that allow the Company to meet identified customer needs while generating manageable amounts of equity market risk. The Company's relative sales and variable annuity market share have generally increased during periods when it has recently introduced new products to the market. In contrast, the Company's relative sales and market share have generally decreased when competitors introduce products that cause an issuer to assume larger amounts of equity and other market risk than the Company is confident it can prudently manage. The Company believes its long-term success in the variable annuity market will continue to be aided by successful innovation in both product design and in equity market risk management and that, in the absence of this innovation, its market share could decline.

The Company sells variable annuity contracts that offer various guaranteed death benefits. The Company maintains a liability for the death benefit costs, net of reinsurance, of $110, as of December 31, 2004. Declines in the equity market may increase the Company's net exposure to death benefits under these contracts. The majority of the contracts with the guaranteed death benefit feature are sold by the Retail Products Group segment. For certain guaranteed death benefits, The Hartford pays the greater of (1) the account value at death; (2) the sum of all premium payments less prior withdrawals; or (3) the maximum anniversary value of the contract, plus any premium payments since the contract anniversary, minus any withdrawals following the contract anniversary. For certain guaranteed death benefits sold with variable annuity contracts beginning in June 2003, the Retail Products Group segment pays the greater of (1) the account value at death; or
(2) the maximum anniversary value; not to exceed the account value plus the greater of (a) 25% of premium payments, or (b) 25% of the maximum anniversary value of the contract. The Company currently reinsures a significant portion of these death benefit guarantees associated with its in-force block of business.

The Company's total gross exposure (i.e. before reinsurance) to these guaranteed death benefits as of December 31, 2004 is $8.2 billion. Due to the fact that 80% of this amount is reinsured, the Company's net exposure is $1.6 billion. This amount is often referred to as the retained net amount at risk. However, the Company will incur these guaranteed death benefit payments in the future only if the policyholder has an in-the-money guaranteed death benefit at their time of death.

In addition, the Company offers certain variable annuity products with a GMWB rider. The GMWB provides the policyholder with a guaranteed remaining balance ("GRB") if the account value is reduced to zero through a combination of market declines and withdrawals. The GRB is generally equal to premiums less withdrawals. However, annual withdrawals that exceed 7% of the premiums paid may reduce the GRB by an amount greater than the withdrawals and may also impact that guaranteed annual withdrawal amount that subsequently applies after the excess annual withdrawals occur. The policyholder also has the option, after a specified time period, to reset the GRB to the then-current account value, if greater. The GMWB represents an embedded derivative liability in the variable annuity contract that is required to be reported separately from the host variable annuity contract. It is carried at fair value and reported in other policyholder funds. The fair value of the GMWB obligations are calculated based on actuarial assumptions related to the projected cash flows, including benefits and related contract charges, over the lives of the contracts, incorporating expectations concerning policyholder behavior. Because of the dynamic and complex nature of these cash flows, stochastic techniques under a variety of market return scenarios and other best estimate assumptions are used. Estimating cash flows involves numerous estimates and subjective judgments including those regarding expected market rates of return, market volatility, correlations of market returns and discount rates.

HARTFORD LIFE INSURANCE COMPANY                                               59
--------------------------------------------------------------------------------

Declines in the equity market may increase the Company's exposure to benefits under these contracts. For all contracts in effect through July 6, 2003, the Company entered into a third party reinsurance arrangement to offset its exposure to the GMWB for the remaining lives of those contracts. As of July 6, 2003, the Company exhausted all but a small portion of the reinsurance capacity for new business under this current arrangement and will be ceding only a very small number of new contracts subsequent to July 6, 2003. Substantially all new contracts with the GMWB are covered by a reinsurance arrangement with a related party. For further discussion of this arrangement, see Note 15 of Notes to Consolidated Financial Statements.

In December 2004, the Company purchased one and two year S&P 500 put option contracts to economically hedge certain liabilities that could increase if the equity markets decline. As of December 31, 2004, the notional and market value related to this strategy was $1.9 billion and $32, respectively. Because this strategy is intended to partially hedge certain equity-market sensitive liabilities calculated under statutory accounting (see Capital Resources and Liquidity), changes in the value of the put options may not be closely aligned to changes in liabilities determined in accordance with Generally Accepted Accounting Principles ("GAAP"), causing volatility in GAAP net income. The Company anticipates employing similar strategies in the future, which could further increase volatility in GAAP net income.

CURRENCY EXCHANGE RISK

Currency exchange risk exists with respect to investments in non-U.S. dollar denominated fixed maturities, primarily denominated in Euro, Sterling, Yen and Canadian dollars and the yen based individual fixed annuity product.

The risk associated with the non-U.S. dollar denominated fixed maturities relates to potential decreases in value and income resulting from unfavorable changes in foreign exchange rates. The fair value of the non-U.S. dollar denominated fixed maturities at December 31, 2004 and 2003, were approximately $2.4 billion and $1.9 billion, respectively. In order to manage its currency exposures, the Company enters into foreign currency swaps and forwards to hedge the variability in cash flow associated with certain foreign denominated fixed maturities. These foreign currency swap agreements are structured to match the foreign currency cash flows of the hedged foreign denominated securities. At December 31, 2004 and 2003, the derivatives used to hedge currency exchange risk related to non-U.S. dollar denominated fixed maturities had a total notional value of $1.6 billion and $1.2 billion, respectively, and total fair value of $(494) and $(297), respectively.
The yen based fixed annuity product is written by Hartford Life Insurance KK, a wholly-owned Japanese subsidiary of Hartford Life and Accident Insurance Company, and subsequently reinsured to the Company. The yen denominated fixed annuity product is recorded in the consolidated balance sheets in other policyholder funds and benefits payable in U.S. dollars based upon the December 31, 2004 yen to dollar spot rate. To mitigate the yen exposure associated with the product, during the fourth quarter of 2004, the Company entered into pay fixed U.S. dollar receive fixed yen, zero coupon currency swaps and forwards (dollar to yen derivatives). As of December 31, 2004 the dollar to yen derivatives had a notional and fair value of $611 and $10, respectively.

Based on the fair values of the Company's non-U.S. dollar denominated investments and derivative instruments (including its yen based individual fixed annuity product) as of December 31, 2004 and 2003, management estimates that a 10% unfavorable change in exchange rates would decrease the fair values by an after-tax total of $9 and $20, respectively. The estimated impact was based upon a 10% change in December 31 spot rates. The selection of the 10% unfavorable change was made only for hypothetical illustration of the potential impact of such an event and should not be construed as a prediction of future market events. Actual results could differ materially from those illustrated above due to the nature of the estimates and assumptions used in the above analysis.

CAPITAL RESOURCES AND LIQUIDITY

Capital resources and liquidity represent the overall strength of Hartford Life Insurance Company and its ability to generate strong cash flows from each of the business segments, borrow funds at competitive rates and raise new capital to meet operating and growth needs. The Company maintained cash and short-term investments totaling $1.8 billion and $1.3 billion as of December 31, 2004 and 2003, respectively.

CONTRACTUAL OBLIGATIONS

The following table identifies the Company's contractual obligations by payment due period.

                                                                               PAYMENTS DUE BY PERIOD
                                                              --------------------------------------------------------
                                                                         LESS THAN                           MORE THAN
                                                               TOTAL      1 YEAR     1-3 YEARS   3-5 YEARS    5 YEARS
----------------------------------------------------------------------------------------------------------------------
Operating leases                                              $    139    $    30     $    51     $   39     $     19
----------------------------------------------------------------------------------------------------------------------
Policyholder obligations (1)                                   258,905     16,219      34,727     37,367      170,592
----------------------------------------------------------------------------------------------------------------------
Total                                                         $259,044    $16,249     $34,778     $37,406    $170,611
----------------------------------------------------------------------------------------------------------------------

(1) Estimated life and annuity obligations include death claims, policy surrenders, policyholder dividends, and trail commissions offset by expected future deposits and premiums on in-force contracts. Estimated contractual policyholder obligations are based on mortality and lapse assumptions comparable with Company's historical experience, modified for recent observed trends. The

60                                               HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
    Company has also assumed market growth and interest crediting consistent with assumptions used in amortizing deferred acquisition costs. In contrast to this table, the majority of the Company's obligations are recorded on the balance sheet at the current account value, as described in Critical Accounting Estimates, and do not incorporate an expectation of future market growth, interest crediting, or future deposits. Therefore, the estimated contractual policyholder obligations presented in this table significantly exceed the liabilities recorded in reserve for future policy benefits and unpaid claims and claim adjustment expenses, other policyholder funds and benefits payable and separate account liabilities. Due to the significance of the assumptions used, the amounts presented could materially differ from actual results. As separate account obligations are legally insulated from general account obligations, the separate account obligations will be fully funded by cash flows from separate account assets. The Company expects to fully fund the general account obligations from cash flows from general account investments and future deposits and premiums.

CASH FLOW

                                 2004       2003       2002
-----------------------------------------------------------------
 Cash provided by operating
  activities                   $   755    $ 1,221    $   611
-----------------------------------------------------------------
 Cash used for investing
   activities                     (915)    (3,634)    (4,423)
-----------------------------------------------------------------
 Cash provided by financing
   activities                      280      2,430      3,802
-----------------------------------------------------------------
 Cash -- End of Year               216         96         79
-----------------------------------------------------------------

2004 COMPARED TO 2003 -- The decrease in cash provided by operating activities was primarily the result of the timing of the settlement of receivables and payables. The cash used for investing activities as compared to the prior year period was lower primarily due to higher sales of investments, partially offset by slightly higher purchases of investments. The decrease in net cash provided by financing activities was primarily due to a decrease in net receipts from policyholders accounts related to investment and universal life contracts, and increased dividends to shareholders. Operating cash flows in both periods have been more than adequate to meet liquidity requirements.

2003 COMPARED TO 2002 -- The increase in cash provided by operating activities was primarily the result of the timing of the settlement of receivables, payables and other related liabilities. The decrease in cash provided by financing activities primarily relates to the decrease in net general account receipts from investment and universal life-type contracts charged against policyholder accounts. Operating cash flows in the periods presented have been more than adequate to meet liquidity requirements.
DIVIDENDS

The Company declared $549 in dividends to HLA for 2004. Future dividend decisions will be based on, and affected by, a number of factors, including the operating results and financial requirements of the Company on a stand-alone basis and the impact of regulatory restrictions discussed in Liquidity Requirements above.

RATINGS

Ratings are an important factor in establishing the competitive position in the insurance and financial services marketplace. There can be no assurance that the Company's ratings will continue for any given period of time or that they will not be changed. In the event the Company's ratings are downgraded, the level of revenues or the persistency of the Company's business may be adversely impacted.

On August 4, 2004, Moody's affirmed Hartford Life, Inc.'s A3 senior debt ratings as well as the Aa3 insurance financial strength ratings of its life insurance operating subsidiaries. In addition, Moody's changed the outlook for all of these ratings from negative to stable.

Since the announcement of the suit filed by the New York Attorney General's Office against Marsh & McLennan Companies, Inc., and Marsh, Inc. on October 14, 2004, the major independent ratings agencies have indicated that they continue to monitor developments relating to the suit. The outlook on the life insurance subsidiaries and corporate debt was unaffected.

The following table summarizes Hartford Life Insurance Company's significant United States member companies' financial ratings from the major independent rating organizations as of February 25, 2005:

                                              STANDARD &
                       A.M. BEST    FITCH       POOR'S     MOODY'S
-----------------------------------------------------------------------
 INSURANCE RATINGS
   Hartford Life
    Insurance Company        A+          AA          AA-        Aa3
-----------------------------------------------------------------------
   Hartford Life and
    Annuity                  A+          AA          AA-        Aa3
-----------------------------------------------------------------------
 OTHER RATINGS
   Hartford Life
    Insurance
    Company:
   Short Term Rating         --          --         A-1+        P-1
-----------------------------------------------------------------------

The agencies consider many factors in determining the final rating of an insurance company. One consideration is the relative level of statutory surplus necessary to support the business written. Statutory surplus represents the capital of the insurance company reported in accordance with accounting practices prescribed by the applicable state insurance department.

EQUITY MARKETS

For a discussion of equity markets impact to capital and liquidity, see the Capital Markets Risk Management section under "Market Risk".

HARTFORD LIFE INSURANCE COMPANY                                               61
--------------------------------------------------------------------------------

RISK-BASED CAPITAL

The National Association of Insurance Commissioners ("NAIC") has regulations establishing minimum capitalization requirements based on risk-based capital ("RBC") formulas for both life and property and casualty companies. The requirements consist of formulas, which identify companies that are undercapitalized and require specific regulatory actions. The RBC formula for life companies establishes capital requirements relating to insurance, business, asset and interest rate risks. As of December 31, 2004, Hartford Life Insurance Company had more than sufficient capital to meet the NAIC's minimum RBC requirements.

TERRORISM RISK INSURANCE ACT OF 2002

The Terrorism Risk Insurance Act of 2002 ("the Act") created a program under which the federal government will pay 90% of covered losses after an insurer's losses exceed a deductible determined by a statutorily prescribed formula, up to a combined annual aggregate limit for the federal government and all insurers of $100 billion. If an act of terrorism or acts of terrorism result in covered losses exceeding the $100 billion annual limit, insurers with losses exceeding their deductibles will not be responsible for additional losses.

The statutory formula for determining a company's deductible for each year is based on the company's direct commercial earned premium for the prior calendar year multiplied by a specified percentage. The specified percentage is 15% for 2005.

On August 15, 2003, the Treasury Department announced that it would not use its legislatively-granted authority to include group life insurance under the Federal backstop for terrorism losses in the Terrorism Risk Insurance Act of 2002. In announcing this decision, the Treasury stated that they would continue to monitor the group life situation.

CONTINGENCIES

LEGAL PROCEEDINGS -- For a discussion regarding contingencies related to the Company's legal proceedings, please see Item 3, "Legal Proceedings".

DEPENDENCE ON CERTAIN THIRD PARTY RELATIONSHIPS -- The Company distributes its annuity and life insurance products through a variety of distribution channels, including broker-dealers, banks, wholesalers, its own internal sales force and other third party organizations. The Company periodically negotiates provisions and renewals of these relationships and there can be no assurance that such terms will remain acceptable to the Company or such third parties. An interruption in the Company's continuing relationship with certain of these third parties could materially affect the Company's ability to market its products.

For a discussion regarding contingencies related to the manner in which the Company compensates brokers and other producers, please see "Overview-Broker Compensation" above.

REGULATORY DEVELOPMENTS -- For a discussion regarding contingencies related to regulatory developments that affect the Company, please see "Overview-Regulatory Developments" above.

For further information on other contingencies, see Note 11 of Notes to Consolidated Financial Statements

LEGISLATIVE INITIATIVES

On November 18, 2004, the House Financial Services Committee approved legislation which would have extended the Terrorism Risk Insurance Act (TRIA) beyond its December 31, 2005, termination. Efforts will continue in 2005 to extend TRIA and to enact permanent legislation. The prospects for enactment of a simple extension or more permanent legislation are uncertain. Therefore, any potential effect on the Company's financial condition or results of operations cannot be reasonably estimated at this time.

President Bush has proposed new investment vehicles with larger annual contribution limits for individuals and permanent changes to the estate tax. These changes could have a material effect on sales of the Company's life insurance and investment products. Prospects for enactment of this legislation in 2005 are uncertain. Therefore, any potential effect on the Company's financial condition or results of operations from such potential legislative changes cannot be reasonably estimated at this time. The American Jobs Creation Act of 2004 imposes new restrictions on non-qualified deferred compensation plans. The Company does not believe these changes will have a material effect on the sale of its products.

In addition, other tax proposals and regulatory initiatives which have been or are being considered by Congress could have a material effect on the insurance business. These proposals and initiatives include changes pertaining to the tax treatment of insurance companies and life insurance products and annuities, and reductions in benefits currently received by the Company stemming from the dividends received deduction. The President has also established an advisory panel to study reform of the Internal Revenue Code. The panel is scheduled to report its findings and make recommendations to the Secretary of the Treasury by the end of July, 2005. Legislation to restructure the Social Security system and expand private pension plans incentives also may be considered. Prospects for enactment and the ultimate effect of these proposals are uncertain.

Congress is expected to consider provisions regarding age discrimination in defined benefit plans, transition relief for older and longer service workers affected by changes to traditional defined benefit pension plans and the replacement of the interest rate used to determine pension plan funding requirements. These changes could affect the Company's pension plan.

The President has signed into law the Class Action Fairness Act of 2005. The Act will reduce the number and type of national class actions certified by state judges by updating the federal rules on diversity jurisdiction. Any potential effect on the Company cannot be reasonably estimated at this time.

62                                               HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

Congress may consider a number of other legal reform proposals this year. Prospects for enactment of these proposals in 2005 are uncertain.

GUARANTY FUND AND OTHER INSURANCE-RELATED ASSESSMENTS

In all states, insurers licensed to transact certain classes of insurance are required to become members of a guaranty fund. In most states, in the event of the insolvency of an insurer writing any such class of insurance in the state, members of the fund are assessed to pay certain claims of the insolvent insurer. A particular state's fund assesses its members based on their respective written premiums in the state for the classes of insurance in which the insolvent insurer is engaged. Assessments are generally limited for any year to one or two percent of premiums written per year depending on the state. There were no guaranty fund assessment payments or refunds in 2004 and 2003. There were guaranty fund assessment refunds of $2 in 2002.

EFFECT OF INFLATION

The rate of inflation as measured by the change in the average consumer price index has not had a material effect on the revenues or operating results of Hartford Life Insurance Company during the three most recent fiscal years.

IMPACT OF NEW ACCOUNTING STANDARDS

For a discussion of accounting standards, see Note 2 of Notes to Consolidated Financial Statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The information called for by Item 7A is set forth in the Capital Markets Risk Management section of the Management's Discussion and Analysis of Financial Condition and Results of Operations and is incorporated herein by reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

LEGAL OPINION
--------------------------------------------------------------------------------

The validity of the interests in the Contracts described in this Prospectus will be passed upon for Hartford by Christopher M. Grinnell, Counsel for Hartford Life Insurance Company.

EXPERTS
--------------------------------------------------------------------------------

The consolidated financial statements included and incorporated by reference in this prospectus and the related financial statement schedules as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are included and incorporated by reference herein (which reports express an unqualified opinion and includes an explanatory paragraph relating to the Company's change in its method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004) and have been so included and incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

HARTFORD LIFE INSURANCE COMPANY                                               63
--------------------------------------------------------------------------------

APPENDIX A -- MODIFIED GUARANTEED ANNUITY FOR QUALIFIED PLANS

The CRC-Registered Trademark- (Compound Rate Contract) Annuity for Qualified Plans is a group deferred annuity Contract under which one or more purchase payments may be made. Plans eligible to purchase the Contract are pension and profit-sharing plans qualified under Section 401(a) of the Internal Revenue Code (the "Code"), Keogh Plans and eligible state deferred compensation plans under Section457 of the Code ("Qualified Plans").

To apply for a Group Annuity Contract, the trustee or other applicant need only complete an application for the Group Annuity Contract and make its initial purchase payment. A Group Annuity Contract will then be issued to the applicant and subsequent Purchase Payments may be made, subject to the same $2,000 minimum applicable to qualified purchasers of Certificates. While no Certificates are issued, each purchase payment, and the Account established thereby, are confirmed to the Contract Owner. The initial and subsequent purchase payments operate to establish Accounts under the Group Annuity Contract in the same manner as non-qualified purchases. Each Account will have its own Initial and Subsequent Guarantee Periods and Guaranteed Rates. Surrenders under the Group Annuity Contract may be made, at the election of the Contract Owner, from one or more of the Accounts established under the Contract. Account surrenders are subject to the same limitations, adjustments and charges as surrenders made under a certificate (see "Surrenders"). Net Surrender Values may be surrendered or applied to purchase annuities for the Contract Owners' Qualified Plan Participants.

Because there are no individual participant accounts, the Qualified Group Annuity Contract issued in connection with a Qualified Plan does not provide for death benefits. Annuities purchased for Qualified Plan Participants may provide for a payment upon the death of the Annuitant, depending on the option chosen (see "Annuity Options"). Additionally, since there are no Annuitants prior to the actual purchase of an Annuity by the Contract Owner, the provisions regarding the Annuity Commencement Date are not applicable.

If you are purchasing the Contract for use in an IRA or other qualified retirement plan, you should consider other features of the Contract besides tax deferral, since any investment vehicle used within an IRA or other qualified plan receives tax deferred treatment under the Code.

64                                               HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

APPENDIX B -- SPECIAL PROVISIONS FOR INDIVIDUAL CONTRACTS ISSUED IN THE STATE OF CALIFORNIA, MICHIGAN, MISSOURI, NEW YORK, OREGON, SOUTH CAROLINA, TEXAS, VIRGINIA AND WISCONSIN

The following provision, among others, applies only to individual Contracts issued in the States of California, Michigan, Missouri, New York, Oregon, South Carolina, Texas, Virginia and Wisconsin:

(1) The Contract Owner has the right to request, in writing, a surrender of the Contract within ten (10) days after it was purchased. In such event, in California, New York, Oregon, Texas, Virginia and Wisconsin, Hartford will pay the Contract Owner an amount equal to the sum of (a) the Account Value on the date the written request for surrender was received multiplied by the Market Value Adjustment formula and (b) any charges deducted from the Purchase Payment. In Michigan, Missouri and South Carolina, the Contract will be cancelled and any premium paid will be refunded in full.

HARTFORD LIFE INSURANCE COMPANY                                               65
--------------------------------------------------------------------------------

APPENDIX C -- MARKET VALUE ADJUSTMENT

The formula which will be used to determine the Market Value Adjustment is:
[(1 + i)/(1 + J)](n/12)

 i    =   The Guarantee Rate in effect for the Current Guarantee
          Period (expressed as a decimal, e.g., 1% = .01)
 J    =   The Current Rate (expressed as a decimal, e.g., 1% = .01) in effect for durations equal to the number of years remaining in the current Guarantee Period (years are rounded to the
          next highest number of years).
 N    =   The number of complete months from the surrender date to the end of the current Guarantee Period.

EXAMPLE OF MARKET VALUE ADJUSTMENT

Beginning Account Value:  $50,000
Guarantee Period:         5 Years
Guarantee Rate:           5.50% per annum
Full Surrender:           Middle of Contract Year 3

EXAMPLE 1:

Gross Surrender Value at middle of Contract Year   =    $50,000 (1.055) TO THE POWER OF 2.5 = $57,161.18
3
Net Surrender Value at middle of Contract Year 3   =    [$57,161.18 - (0.05) X $57,161.18]
                                                        X Market Value Adjustment
                                                   =    $54,303.12 X Market Value Adjustment

Market Value Adjustment
                                                i   =   0.055
                                                J   =   0.061
                                                N   =   30
Market Value Adjustment                             =   [(1 + i)/(1 + J)] TO THE POWER OF n/12
                                                    =   (1.055/1.061) TO THE POWER OF 30/12
                                                    =   0.985922
Net Surrender Value at middle of Contract Year 3    =   $54,303.12 x 0.985922
                                                    =   $53,538.64

EXAMPLE OF MARKET VALUE ADJUSTMENT

Beginning Account Value:  $50,000
Guarantee Period:         5 Years
Guarantee Rate:           5.50% per annum
Full Surrender:           Middle of Contract Year 3

EXAMPLE 2:

Gross Surrender Value at middle of Contract Year   =    $50,000 (1.055) TO THE POWER OF 2.5 = $57,161.18
3
Net Surrender Value at middle of Contract Year 3   =    [$57,161.18 - (0.05) X $57,161.18]
                                                        X Market Value Adjustment
                                                   =    $54,303.12 x Market Value Adjustment

Market Value Adjustment
                                                i   =   .055
                                                J   =   0.050
                                                N   =   30

Market Value Adjustment                             =   [(1 + i)/(1 + J)] TO THE POWER OF n/12
                                                    =   (1.055/1.05) TO THE POWER OF 30/12
                                                    =   1.011947
Net Surrender Value at middle of Contract Year 3    =   $54,303.12 X 1.011947
                                                    =   $54,951.88

This example does not include any applicable taxes.

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
    -----------------------------------------------------------------------

To the Board of Directors and Stockholder of Hartford Life Insurance Company
Hartford, Connecticut

We have audited the accompanying consolidated balance sheets of Hartford Life Insurance Company and its subsidiaries (collectively, the "Company") as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholder's equity, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Hartford Life Insurance Company and its subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 of the consolidated financial statements, the Company changed its method of accounting and reporting for certain nontraditional long-duration contracts and for separate accounts in 2004.

Deloitte & Touche LLP
Hartford, Connecticut
February 24, 2005

                HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME

                                                            FOR THE YEARS ENDED
                                                                DECEMBER 31,
                                                          ------------------------
                                                           2004     2003     2002
                                                          ------------------------
                                                               (In millions)
 REVENUES
   Fee income                                             $2,592   $2,169   $2,079
   Earned premiums and other                                 484      934      574
   Net investment income                                   2,470    1,764    1,572
   Net realized capital gains (losses)                       129        1     (276)
                                                          ------------------------
                                     TOTAL REVENUES        5,675    4,868    3,949
                                                          ------------------------
 BENEFITS, CLAIMS AND EXPENSES
   Benefits, claims and claim adjustment expenses          3,111    2,726    2,275
   Insurance expenses and other                              709      625      650
   Amortization of deferred policy acquisition
    costs and present value of future profits                814      660      531
   Dividends to policyholders                                 29       63       65
                                                          ------------------------
                TOTAL BENEFITS, CLAIMS AND EXPENSES        4,663    4,074    3,521
                                                          ------------------------
   Income before income tax expense and cumulative
    effect of accounting changes                           1,012      794      428
   Income tax expense                                         29      168        2
   Income before cumulative effect of accounting
    changes                                                  983      626      426
   Cumulative effect of accounting changes, net of
    tax                                                      (18)      --       --
                                                          ------------------------
                                         NET INCOME       $  965   $  626   $  426
                                                          ------------------------

                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                         AS OF DECEMBER 31,
                                                      -------------------------
                                                         2004          2003
                                                      -------------------------
                                                      (In millions, except for
                                                             share data)
 ASSETS
   Investments
   Fixed maturities, available for sale, at fair
    value (amortized cost of $40,479 and $28,511)      $ 42,691      $ 30,085
   Equity securities, available for sale, at fair
    value (cost of $171 and $78)                            179            85
   Equity securities, held for trading, at fair
    value                                                     1            --
   Policy loans, at outstanding balance                   2,617         2,470
   Other investments                                      1,083           639
                                                      -------------------------
                                  TOTAL INVESTMENTS      46,571        33,279
                                                      -------------------------
   Cash                                                     216            96
   Premiums receivable and agents' balances                  20            17
   Reinsurance recoverables                               1,460         1,297
   Deferred policy acquisition costs and present
    value of future profits                               6,453         6,088
   Deferred income taxes                                   (638)         (486)
   Goodwill                                                 186           186
   Other assets                                           1,562         1,238
   Separate account assets                              139,812       130,225
                                                      -------------------------
                                       TOTAL ASSETS    $195,642      $171,940
                                                      -------------------------
 LIABILITIES
   Reserve for future policy benefits                  $  7,244      $  6,518
   Other policyholder funds                              37,493        25,263
   Other liabilities                                      3,844         3,330
   Separate account liabilities                         139,812       130,225
                                                      -------------------------
                                  TOTAL LIABILITIES     188,393       165,336
                                                      -------------------------
 COMMITMENTS AND CONTINGENT LIABILITIES, NOTE 11
 STOCKHOLDER'S EQUITY
   Common stock -- 1,000 shares authorized, issued
    and outstanding, par value $5,690                         6             6
   Capital surplus                                        2,240         2,240
   Accumulated other comprehensive income
     Net unrealized capital gains on securities,
      net of tax                                            940           711
     Foreign currency translation adjustments                (1)           (1)
                                                      -------------------------
       TOTAL ACCUMULATED OTHER COMPREHENSIVE INCOME         939           710
                                                      -------------------------
   Retained earnings                                      4,064         3,648
                                                      -------------------------
                         TOTAL STOCKHOLDER'S EQUITY       7,249         6,604
                                                      -------------------------
         TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY    $195,642      $171,940
                                                      -------------------------

                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                                                                        Accumulated Other
                                                                   Comprehensive Income (Loss)
                                                            ------------------------------------------
                                                                 Net         Net (Loss)
                                                             Unrealized       Gain on
                                                            Capital Gains    Cash Flow       Foreign
                                                             (Losses) on      Hedging       Currency                    Total
                                         Common   Capital    Securities,    Instruments,   Translation   Retained   Stockholder's
                                         Stock    Surplus    Net of Tax      Net of Tax    Adjustments   Earnings      Equity
                                         ----------------------------------------------------------------------------------------
                                                                              (In millions)
 2004
 Balance, December 31, 2003                $6     $2,240       $  728           $ (17)         $(1)       $3,648       $6,604
 Comprehensive income
   Net income                                                                                                965          965
 Other comprehensive income,
  net of tax (1)
   Cumulative effect of
    accounting change                                             292                                                     292
   Net change in unrealized
    capital gains (losses) on
    securities (2)                                                104                                                     104
   Net loss on cash flow
    hedging instruments                                                          (167)                                   (167)
 Total other comprehensive
  income                                                                                                                  229
   Total comprehensive income                                                                                           1,194
 Dividends declared                                                                                         (549)        (549)
                                         ----------------------------------------------------------------------------------------
     BALANCE, DECEMBER 31, 2004            $6     $2,240       $1,124           $(184)         $(1)       $4,064       $7,249
                                         ----------------------------------------------------------------------------------------
 2003
 Balance, December 31, 2002                $6     $2,041       $  463           $ 111          $(1)       $3,197       $5,817
 Comprehensive income
   Net income                                                                                                626          626
 Other comprehensive income,
  net of tax (1)
   Net change in unrealized
    capital gains (losses) on
    securities (2)                                                265                                                     265
   Net loss on cash flow
    hedging instruments                                                          (128)                                   (128)
 Total other comprehensive
  income                                                                                                                  137
   Total comprehensive income                                                                                             763
 Capital contribution from
  parent                                             199                                                                  199
 Dividends declared                                                                                         (175)        (175)
                                         ----------------------------------------------------------------------------------------
     BALANCE, DECEMBER 31, 2003            $6     $2,240       $  728           $ (17)         $(1)       $3,648       $6,604
                                         ----------------------------------------------------------------------------------------
 2002
 Balance, December 31, 2001                $6     $1,806       $  114           $  63          $(2)       $2,771       $4,758
 Comprehensive income
   Net income                                                                                                426          426
 Other comprehensive income,
  net of tax (1)
   Net change in unrealized
    capital gains (losses) on
    securities (2)                                                349                                                     349
   Net gain on cash flow
    hedging instruments                                                            48                                      48
   Cumulative translation
    adjustments                                                                                  1                          1
 Total other comprehensive
  income                                                                                                                  398
   Total comprehensive income                                                                                             824
 Capital contribution from
  parent                                             235                                                                  235
                                         ----------------------------------------------------------------------------------------
     BALANCE, DECEMBER 31, 2002            $6     $2,041       $  463           $ 111          $(1)       $3,197       $5,817
                                         ----------------------------------------------------------------------------------------

(1) Net change in unrealized capital gain on securities is reflected net of tax and other items of $56, $143, and $188 for the years ended December 31, 2004, 2003 and 2002, respectively. Net (loss) gain on cash flow hedging instruments is net of tax (benefit) provision of $(90), $(69) and $26 for the years ended December 31, 2004, 2003 and 2002, respectively. There is no tax effect on cumulative translation adjustments.

(2) There were reclassification adjustments for after-tax gains (losses) realized in net income of $78, and $(170) for the years ended December 31, 2004, and 2002, respectively. There were no reclassification adjustments for after-tax gains (losses) realized in net income for the year ended
    December 31, 2003.

                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          FOR THE YEARS ENDED
                                                             DECEMBER 31,
                                                      ---------------------------
                                                       2004      2003      2002
                                                      ---------------------------
                                                             (In millions)
 OPERATING ACTIVITIES
   Net income                                         $   965   $   626   $   426
   Adjustments to reconcile net income to net cash
    provided by operating activities
   Net realized capital (gains) losses                   (129)       (1)      276
   Cumulative effect of accounting changes, net of
    tax                                                    18        --        --
   Amortization of deferred policy acquisition
    costs and present value of future profits             814       660       531
   Additions to deferred policy acquisition costs
    and present value of future Profits                (1,375)   (1,319)     (987)
   Depreciation and amortization                           43       117        19
   Increase in premiums receivable and agents'
    balances                                               (3)       (2)       (5)
   (Decrease) increase in other liabilities                (7)      299       (61)
   Change in receivables, payables, and accruals         (205)      227         2
   Increase (decrease) in accrued tax                      34       (67)       76
   (Increase) decrease in deferred income tax             (55)       65        23
   Amortization of sales inducements                       30        68        67
   Additions to deferred sales inducements               (141)     (136)     (106)
   Increase in future policy benefits                     726       794       560
   Increase in reinsurance recoverables                   (15)       (1)     (127)
   Decrease (increase) in other assets                     55      (109)      (83)
                                                      ---------------------------
          NET CASH PROVIDED BY OPERATING ACTIVITIES       755     1,221       611
                                                      ---------------------------
 INVESTING ACTIVITIES
   Purchases of investments                           (17,192)  (13,628)  (12,470)
   Sales of investments                                13,306     6,676     5,781
   Maturity and principal paydowns of fixed
    maturity investments                                2,971     3,233     2,266
   Other                                                   --        85        --
                                                      ---------------------------
             NET CASH USED FOR INVESTING ACTIVITIES      (915)   (3,634)   (4,423)
                                                      ---------------------------
 FINANCING ACTIVITIES
   Capital contributions                                   --       199       235
   Dividends paid                                        (549)     (175)       --
   Net receipts from investment and universal
    life-type contracts charged against
    policyholder accounts                                 829     2,406     3,567
                                                      ---------------------------
          NET CASH PROVIDED BY FINANCING ACTIVITIES       280     2,430     3,802
                                                      ---------------------------
   Net increase (decrease) in cash                        120        17       (10)
   Impact of foreign exchange                              --        --         2
   Cash -- beginning of year                               96        79        87
                                                      ---------------------------
   Cash -- end of year                                $   216   $    96   $    79
                                                      ---------------------------
 Supplemental Disclosure of Cash Flow Information:
   Net Cash Paid (received) During the Year for:
   Income taxes                                       $    42   $    35   $    (2)

                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN MILLIONS, UNLESS OTHERWISE STATED)

 -----------------------------------------------------------------------------

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

These Consolidated Financial Statements include Hartford Life Insurance Company and its wholly-owned subsidiaries ("Hartford Life Insurance Company" or the "Company"), Hartford Life and Annuity Insurance Company ("HLAI"), Hartford International Life Reassurance Corporation ("HLRe") and Servus Life Insurance Company, formerly Royal Life Insurance Company of America. The Company is a wholly-owned subsidiary of Hartford Life and Accident Insurance Company ("HLA"), a wholly-owned subsidiary of Hartford Life, Inc. ("Hartford Life"). Hartford Life is a direct subsidiary of Hartford Holdings, Inc., a direct subsidiary of The Hartford Financial Services Group, Inc. ("The Hartford"), the Company's ultimate parent company.

Along with its parent, HLA, the Company is a leading financial services and insurance group which provides (a) investment products, such as individual variable annuities and fixed market value adjusted annuities and retirement plan services for savings and retirement needs; (b) individual life insurance for income protection and estate planning; (c) group benefits products such as group life and group disability insurance that is directly written by the Company and is substantially ceded to its parent, HLA, and (d) corporate owned life insurance.

NOTE 2. BASIS OF PRESENTATION AND ACCOUNTING POLICIES

BASIS OF PRESENTATION

The consolidated financial statements have been prepared on the basis of accounting principles generally accepted in the United States, which differ materially from the accounting prescribed by various insurance regulatory authorities. All material intercompany transactions and balances between Hartford Life Insurance Company and its subsidiaries and affiliates have been eliminated.

In 2004, the Company sponsored and purchased an investment interest in a synthetic collateralized loan obligation transaction, a variable interest entity ("VIE") for which the Company determined itself to be the primary beneficiary. Accordingly, the assets, liabilities and results of operations of the entity are included in the Company's consolidated financial statements. For further discussion of the synthetic collateralized loan transaction see Note 4.

USE OF ESTIMATES

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The most significant estimates include those used in determining reserves, deferred policy acquisition costs, valuation of investments and evaluation of other-than-temporary impairments, income taxes and contingencies.

RECLASSIFICATIONS

Certain reclassifications have been made to prior year financial information to conform to the current year classifications.

ADOPTION OF NEW ACCOUNTING STANDARDS

In July 2003, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts" ("SOP 03-1"). SOP 03-1 addresses a wide variety of topics, some of which have a significant impact on the Company. The major provisions of SOP 03-1 require:

- Recognizing expenses for a variety of contracts and contract features, including guaranteed minimum death benefits ("GMDB"), certain death benefits on universal-life type contracts and annuitization options, on an accrual basis versus the previous method of recognition upon payment;

- Reporting and measuring assets and liabilities of certain separate account products as general account assets and liabilities when specified criteria are not met;

- Reporting and measuring the Company's interest in its separate accounts as general account assets based on the insurer's proportionate beneficial interest in the separate account's underlying assets; and

- Capitalizing sales inducements that meet specified criteria and amortizing such amounts over the life of the contracts using the same methodology as used for amortizing deferred acquisition costs ("DAC").

SOP 03-1 was effective for financial statements for fiscal years beginning after December 15, 2003. At the date of initial application, January 1, 2004, the cumulative effect of the adoption of SOP 03-1 on net income and other comprehensive income was comprised of the following individual impacts shown net of income tax benefit of $10:

                                                                                          Other
                                                                                      Comprehensive
        Components of Cumulative Effect of Adoption                  Net Income          Income
                                                                     ------------------------------
Establishing GMDB and other benefit reserves for annuity
 contracts                                                              $(50)             $ --
Reclassifying certain separate accounts to general account                30               294
Other                                                                      2                (2)
                                                                     ------------------------------
TOTAL CUMULATIVE EFFECT OF ADOPTION                                     $(18)             $292
                                                                     ------------------------------

In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. Generally, SFAS No. 150 requires liability classification for two broad classes of financial instruments:
(a) instruments that represent, or are indexed to, an obligation to buy back the issuer's shares regardless of whether the instrument is settled on a net-cash or gross-physical basis and (b) obligations that (i) can be settled in shares but derive their value predominately from another underlying instrument or index (e.g. security prices, interest rates, and currency rates), (ii) have a fixed value, or (iii) have a value inversely related to the issuer's shares. Mandatorily redeemable equity and written options requiring the issuer to buyback shares are examples of financial instruments that should be reported as liabilities under this new guidance. SFAS No. 150 specifies accounting only for certain freestanding financial instruments and does not affect whether an embedded derivative must be bifurcated and accounted for separately. SFAS No. 150 was effective for instruments entered into or modified after May 31, 2003 and for all other instruments beginning with the first interim reporting period beginning after June 15, 2003. Adoption of this statement did not have a material impact on the Company's consolidated financial condition or results of operations.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51" ("FIN 46"), which required an enterprise to assess whether consolidation of an entity is appropriate based upon its interests in a variable interest entity. A VIE is an entity in which the equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The initial determination of whether an entity is a VIE shall be made on the date at which an enterprise becomes involved with the entity. An enterprise shall consolidate a VIE if it has a variable interest that will absorb a majority of the VIEs expected losses if they occur, receive a majority of the entity's expected residual returns if they occur or both. FIN 46 was effective immediately for new VIEs established or purchased subsequent to January 31, 2003. For VIEs established or purchased subsequent to January 31, 2003, the adoption of FIN 46 did not have a material impact on the Company's consolidated financial condition or results of operations as there were no material VIEs which required consolidation.

In December 2003, the FASB issued a revised version of FIN 46 ("FIN 46R"), which incorporated a number of modifications and changes made to the original version. FIN 46R replaced the previously issued FIN 46 and, subject to certain special provisions, was effective no later than the end of the first reporting period that ends after December 15, 2003 for entities considered to be special-purpose entities and no later than the end of the first reporting period that ends after March 15, 2004 for all other VIEs. Early adoption was permitted. The Company adopted FIN 46R in the fourth quarter of 2003. The adoption of FIN 46R did not result in the consolidation of any material VIEs.

FUTURE ADOPTION OF NEW ACCOUNTING STANDARDS

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS No. 123R"), which replaces SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123") and supercedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS No. 123R requires all companies to recognize compensation costs for share-based payments to employees based on the grant-date fair value of the award for financial statements for reporting periods beginning after June 15, 2005. The pro forma disclosures previously permitted under SFAS No. 123 will no longer be an alternative to financial statement recognition. The transition methods include prospective and retrospective adoption options. The prospective method requires that compensation expense be recorded for all unvested stock-based awards including those granted prior to adoption of the fair value recognition provisions of SFAS No. 123, at the beginning of the first quarter of adoption of SFAS No. 123R, while the retrospective methods would record compensation expense for all unvested stock-based awards beginning with the first period restated. The Hartford will adopt SFAS No. 123R in the third quarter of fiscal 2005 using the prospective method. In January 2003, The Hartford began expensing all stock-based compensation awards granted or modified after January 1, 2003 under the fair value recognition provisions of SFAS No. 123 and therefore, the adoption is not expected to have a material impact on the Company's consolidated financial condition or results of operations.

EITF ISSUE NO. 03-1

In March 2004, the Emerging Issues Task Force ("EITF") reached a final consensus on EITF Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments" ("EITF Issue No. 03-1"). EITF Issue No. 03-1 was effective for periods beginning after June 15, 2004 and adopts a three-step impairment model for securities within its scope. The three-step model must be applied on a security-by-security basis as follows:

Step 1: Determine whether an investment is impaired. An investment is impaired if the fair value of the investment is less than its cost basis.

Step 2: Evaluate whether an impairment is other-than-temporary. For debt securities that cannot be contractually prepaid or otherwise settled in such a way that the investor would not recover substantially all of its cost, an impairment is deemed other-than-temporary if the investor does not have the ability and intent to hold the investment until a forecasted market price recovery or it is probable that the investor will be unable to collect all amounts due according to the contractual terms of the debt security.

Step 3: If the impairment is other-than-temporary, recognize an impairment loss equal to the difference between the investment's cost basis and its fair value.

Subsequent to an other-than-temporary impairment loss, a debt security should be accounted for in accordance with SOP 03-3, "Accounting for Certain Loans and Debt Securities Acquired in a Transfer" ("SOP 03-3"). SOP 03-3 requires that the amount of a security's expected cash flows in excess of the investor's initial cost or amortized cost investment be recognized as interest income on a level-yield basis over the life of the security. EITF Issue No. 03-1 does not replace the impairment guidance for investments accounted for under EITF Issue No. 99-20, "Recognition of Interest Income and Impairments on Purchased and Retained Beneficial Interests in Securitized Financial Assets" ("EITF Issue No. 99-20"), however, it requires investors to determine if a security is other-than-temporarily impaired under EITF Issue No. 03-1 if the security is determined not to be other-than-temporarily impaired under EITF Issue No. 99-20.

In September 2004, the FASB staff issued clarifying guidance for comment in FASB Staff Position ("FSP") EITF Issue No. 03-1-a, "Implementation Guidance for the Application of Paragraph 16 of EITF Issue No. 03-1, 'The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments"', ("FSP Issue No. 03-1-a") and subsequently voted to delay the implementation of the impairment measurement and recognition guidance contained in paragraphs 10-20 of EITF Issue No. 03-1 in order to redeliberate certain aspects of the consensus as well as the implementation guidance included in FSP Issue No. 03-1-a. The disclosure requirements including quantitative and qualitative information regarding investments in an unrealized loss position remain effective and are included in Note 4.

The ultimate impact the adoption of EITF Issue No. 03-1 will have on the Company's consolidated financial condition and results of operations is still unknown. Depending on the nature of the ultimate guidance, adoption of the standard could potentially result in the recognition of unrealized losses, including those declines in value that are attributable to interest rate movements, as other-than-temporary impairments, except those deemed to be minor in nature. As of December 31, 2004, the Company had $154 of total gross unrealized losses. The amount of impairments to be recognized, if any, will depend on the final standard, market conditions and management's intent and ability to hold securities with unrealized losses at the time of the impairment evaluation.

STOCK-BASED COMPENSATION

In January 2003, The Hartford adopted the fair value recognition provisions of SFAS No. 123, "Accounting for Stock Issued to Employees", and used the prospective transition method. Under the prospective method, stock-based compensation expense is recognized for awards granted or modified after the beginning of the fiscal year in which the change is made. The Hartford expenses all stock-based compensation awards granted after January 1, 2003. The allocated expense to the Company from The Hartford associated with these awards for the year ended December 31, 2003, was immaterial.

All stock-based compensation awards granted or modified prior to January 1, 2003, will continue to be valued using the intrinsic value-based provisions set forth in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees". Under the intrinsic value method, compensation expense is determined on the measurement date, which is the first date on which both the number of shares the employee is entitled to receive and the exercise price are known. Compensation expense, if any, is measured based on the award's intrinsic value, which is the excess of the market price of the stock over the exercise price on the measurement date, and is recognized over the award's vesting period. The expense, including non-option plans, related to stock-based employee compensation included in the determination of net income for the years ended December 31, 2004, 2003 and 2002 is less than that which would have been recognized if the fair value method had been applied to all awards granted since the effective date of SFAS No. 123.

INVESTMENTS

Hartford Life Insurance Company's investments in fixed maturities, which include bonds, redeemable preferred stock and commercial paper; and certain equity securities, which include common and non-redeemable preferred stocks, are classified as "available-for-sale" as defined in SFAS No. 115, "Accounting for Certain Investments in

Debt and Equity Securities" ("SFAS No. 115"). Accordingly, these securities are carried at fair value with the after-tax difference from amortized cost, as adjusted for the effect of deducting the life and pension policyholders' share of the immediate participation guaranteed contracts and certain life and annuity deferred policy acquisition costs, reflected in stockholders' equity as a component of accumulated other comprehensive income ("AOCI"). Equity investments classified as "trading", as defined in SFAS No. 115, are recorded at fair value with changes in fair value recorded in net investment income. Policy loans are carried at outstanding balance, which approximates fair value. Other investments primarily consist of limited partnership interests, derivatives and mortgage loans. Limited partnerships are accounted for under the equity method and accordingly the Company's share of partnership earnings are included in net investment income. Derivatives are carried at fair value and mortgage loans on real estate are recorded at the outstanding principal balance adjusted for amortization of premiums or discounts and net of valuation allowances, if any.

VALUATION OF FIXED MATURITIES

The fair value for fixed maturity securities is largely determined by one of three primary pricing methods: independent third party pricing service market quotations, independent broker quotations or pricing matrices, which use data provided by external sources. With the exception of short-term securities for which amortized cost is predominantly used to approximate fair value, security pricing is applied using a hierarchy or "waterfall" approach whereby prices are first sought from independent pricing services with the remaining unpriced securities submitted to brokers for prices or lastly priced via a pricing matrix.

Prices from independent pricing services are often unavailable for securities that are rarely traded or are traded only in privately negotiated transactions. As a result, certain of the Company's asset-backed and commercial mortgage-backed securities are priced via broker quotations. A pricing matrix is used to price securities for which the Company is unable to obtain either a price from an independent third party service or an independent broker quotation. The pricing matrix begins with current treasury rates and uses credit spreads and issuer-specific yield adjustments received from an independent third party source to determine the market price for the security. The credit spreads incorporate the issuer's credit rating as assigned by a nationally recognized rating agency and a risk premium, if warranted, due to the issuer's industry and the security's time to maturity. The issuer-specific yield adjustments, which can be positive or negative, are updated twice annually, as of June 30 and December 31, by an independent third-party source and are intended to adjust security prices for issuer-specific factors. The matrix-priced securities at December 31, 2004 and 2003, primarily consisted of non-144A private placements and have an average duration of 4.7 and 4.3, respectively.

The following table identifies the fair value of fixed maturity securities by pricing source as of December 31, 2004 and 2003:

                                                            2004                                    2003
                                            -----------------------------------------------------------------------------
                                                                       Percentage                              Percentage
                                             General Account Fixed      of Total     General Account Fixed      of Total
                                            Maturities at Fair Value   Fair Value   Maturities at Fair Value   Fair Value
                                            -----------------------------------------------------------------------------
Priced via independent market
 quotations                                         $34,429               80.6%             $24,557               81.6%
Priced via broker quotations                          3,074                7.2%               2,037                6.8%
Priced via matrices                                   3,508                8.2%               2,129                7.1%
Priced via other methods                                 61                0.2%                 151                0.5%
Short-term investments [1]                            1,619                3.8%               1,211                4.0%
                                            -----------------------------------------------------------------------------
                          TOTAL [2]                 $42,691              100.0%             $30,085              100.0%
                                            -----------------------------------------------------------------------------

    (1) Short-term investments are primarily valued at amortized cost, which approximates fair value.

    (2) Effective January 1, 2004, guaranteed separate account assets were included with general account assets as a result of adopting SOP 03-1.

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between knowledgeable, unrelated willing parties. As such, the estimated fair value of a financial instrument may differ significantly from the amount that could be realized if the security was sold immediately.

OTHER-THAN-TEMPORARY IMPAIRMENTS

One of the significant estimations inherent in the valuation of investments is the evaluation of other-than-temporary impairments. The evaluation of impairments is a quantitative and qualitative process, which is subject to risks and uncertainties and is intended to determine whether declines in the fair value of investments should be recognized in current period earnings. The risks and uncertainties include changes in general economic conditions, the issuer's financial condition or near term recovery prospects and the effects of changes in interest rates. The Company's accounting policy requires that a decline in the value of a security below its amortized cost basis be assessed to determine if the decline is other-than-temporary. If the security is deemed to be other-than-temporarily impaired, a charge is recorded in net realized capital losses equal to the difference between the fair value and amortized cost basis of the security. In addition, for securities expected to be sold, an other-than-temporary impairment charge is recognized if the Company does not expect the fair value of a security to recover to amortized cost prior to the expected date of sale. The fair value of the other-than-temporarily impaired investment becomes its new cost basis. The Company has a security monitoring process overseen by a committee of investment and accounting professionals ("the committee") that identifies securities that, due to certain characteristics, as described below, are subjected to an enhanced analysis on a quarterly basis.

Securities not subject to EITF Issue No. 99-20 ("non-EITF Issue No. 99-20 securities") that are in an unrealized loss position, are reviewed at least quarterly to determine if an other-than-temporary impairment is present based on certain quantitative and qualitative factors. The primary factors considered in evaluating whether a decline in value for non-EITF Issue No. 99-20 securities is other-than-temporary include: (a) the length of time and the extent to which the fair value has been less than cost, (b) the financial condition, credit rating and near-term prospects of the issuer, (c) whether the debtor is current on contractually obligated interest and principal payments and (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for recovery. Non-EITF Issue No. 99-20 securities depressed by twenty percent or more for six months are presumed to be other-than-temporarily impaired unless significant objective verifiable evidence supports that the security price is temporarily depressed and is expected to recover within a reasonable period of time. The evaluation of non-EITF Issue No. 99-20 securities depressed more than ten percent is documented and discussed quarterly by the committee.

For certain securitized financial assets with contractual cash flows (including asset-backed securities), EITF Issue No. 99-20 requires the Company to periodically update its best estimate of cash flows over the life of the security. If the fair value of a securitized financial asset is less than its carrying amount and there has been a decrease in the present value of the estimated cash flows since the last revised estimate, considering both timing and amount, then an other-than-temporary impairment charge is recognized. Estimating future cash flows is a quantitative and qualitative process that incorporates information received from third party sources along with certain internal assumptions and judgments regarding the future performance of the underlying collateral. As a result, actual results may differ from current estimates. In addition, projections of expected future cash flows may change based upon new information regarding the performance of the underlying collateral.

Once an impairment charge has been recorded, the Company then continues to review the other-than-temporarily impaired securities for additional other-than-temporary impairments. The ultimate completion of EITF Issue No. 03-1 may impact the Company's current other-than-temporary impairment evaluation process. (For further discussion of EITF Issue No. 03-1, see the Future Adoption of New Accounting Standards section of Note 2.)

NET REALIZED CAPITAL GAINS AND LOSSES

Net realized capital gains and losses, after deducting the life and pension policyholders' share and related amortization of deferred policy acquisition costs for certain products, are reported as a component of revenues and are determined on a specific identification basis. Net realized capital gains and losses on security transactions associated with the Company's immediate participation guaranteed contracts are recorded and offset by amounts owed to policyholders and were less than $1 for the year ended December 31, 2004 and were $1 for the years ended December 31, 2003 and 2002. Under the terms of the contracts, the net realized capital gains and losses will be credited to policyholders in future years as they are entitled to receive them.

NET INVESTMENT INCOME

Interest income from fixed maturities is recognized when earned on a constant effective yield basis based on estimated principal repayments, if applicable. Prepayment fees are recorded in net investment income when earned. The Company stops recognizing interest income when it does not expect to receive amounts in accordance with the contractual terms of the security. Interest income on these investments is recognized only when interest payments are received.

DERIVATIVE INSTRUMENTS

OVERVIEW

The Company utilizes a variety of derivative instruments, including swaps, caps, floors, forwards, futures and options through one of four Company-approved objectives: to hedge risk arising from interest rate, price or currency exchange rate volatility; to manage liquidity; to control transaction costs; or to enter into replication transactions. (For a further discussion of derivative instruments, see the Derivative Instruments section of Note 4.)

The Company's derivative transactions are permitted uses of derivatives under the derivatives use plan filed and/or approved, as applicable, by the State of Connecticut and the State of New York insurance departments. The Company does not make a market or trade in these instruments for the express purpose of earning short-term trading profits.

Accounting and Financial Statement Presentation of
Derivative Instruments and Hedging Activities

Derivatives are recognized on the balance sheet at fair value. Fair value is based upon either independent market quotations or pricing valuation models which utilize independent third party data as inputs. The derivative contracts are reported as assets or liabilities in other investments and other liabilities, respectively, in the consolidated balance sheets, excluding embedded derivatives and guaranteed minimum withdrawal benefits ("GMWB") reinsurance contracts. Embedded derivatives are recorded in the consolidated balance sheets with the associated host instrument. GMWB reinsurance contract amounts are recorded in reinsurance recoverables in the consolidated balance sheets.

On the date the derivative contract is entered into, the Company designates the derivative as (1) a hedge of the fair value of a recognized asset or liability ("fair value" hedge), (2) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability ("cash-flow" hedge), (3) a foreign-currency, fair value or cash-flow hedge ("foreign-currency" hedge), (4) a hedge of a net investment in a foreign operation or (5) held for other investment and risk management activities, which primarily involve managing asset or liability related risks which do not qualify for hedge accounting.

FAIR-VALUE HEDGES

Changes in the fair value of a derivative that is designated and qualifies as a fair-value hedge, along with the changes in the fair value of the hedged asset or liability that is attributable to the hedged risk, are recorded in current period earnings with any differences between the net change in fair value of the derivative and the hedged item representing the hedge ineffectiveness. Periodic derivative net coupon settlements are recorded in net investment income.

CASH-FLOW HEDGES

Changes in the fair value of a derivative that is designated and qualifies as a cash-flow hedge are recorded in AOCI and are reclassified into earnings when the variability of the cash flow of the hedged item impacts earnings. Gains and losses on derivative contracts that are reclassified from AOCI to current period earnings are included in the line item in the consolidated statements of income in which the hedged item is recorded. Any hedge ineffectiveness is recorded immediately in current period earnings as net realized capital gains and losses. Periodic derivative net coupon settlements are recorded in net investment income.

FOREIGN-CURRENCY HEDGES

Changes in the fair value of derivatives that are designated and qualify as foreign-currency hedges are recorded in either current period earnings or AOCI, depending on whether the hedged transaction is a fair-value hedge or a cash-flow hedge, respectively. Any hedge ineffectiveness is recorded immediately in current period earnings as net realized capital gains and losses. Periodic derivative net coupon settlements are recorded in net investment income.

NET INVESTMENT IN A FOREIGN OPERATION HEDGES

Changes in fair-value of a derivative used as a hedge of a net investment in a foreign operation, to the extent effective as a hedge, are recorded in the foreign currency translation adjustments account within AOCI. Cumulative changes in fair value recorded in AOCI are reclassified into earnings upon the sale or complete or substantially complete liquidation of the foreign entity. Any hedge ineffectiveness is recorded immediately in current period earnings as net realized capital gains and losses. Periodic derivative net coupon settlements are recorded in net investment income.

OTHER INVESTMENT AND RISK MANAGEMENT ACTIVITIES

The Company's other investment and risk management activities primarily relate to strategies used to reduce economic risk or enhance income, and do not receive hedge accounting treatment. Changes in the fair value, including periodic net coupon settlements, of derivative instruments held for other investment and risk management purposes are reported in current period earnings as net realized capital gains and losses.

HEDGE DOCUMENTATION AND EFFECTIVENESS TESTING

To qualify for hedge accounting treatment, a derivative must be highly effective in mitigating the designated change in value of the hedged item. At hedge inception, the Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking each hedge transaction. The documentation process includes linking all derivatives that are designated as fair-value, cash-flow, foreign-currency or net-investment hedges to specific assets or liabilities on the balance sheet or to specific forecasted transactions. The Company also formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items. Hedge effectiveness is assessed using qualitative and quantitative methods. Qualitative methods may include comparison of critical terms of the derivative to the hedged item. Depending on the hedging strategy, quantitative methods may include the "Change in Variable Cash Flows Method," the "Change in Fair Value Method" and the "Hypothetical Derivative Method". In addition, certain hedging relationships are considered highly effective if the changes in the fair value or discounted cash flows of the hedging instrument are within a ratio of 80-125% of the inverse changes in the fair value or discounted cash flows of the hedged item. If it is determined that a derivative is no longer highly effective as a hedge, the Company discontinues hedge accounting in the period in which the derivative became ineffective and prospectively, as discussed below under discontinuance of hedge accounting.

DISCONTINUANCE OF HEDGE ACCOUNTING

The Company discontinues hedge accounting prospectively when (1) it is determined that the derivative is no longer highly effective in offsetting changes in the fair value or cash flows of a hedged item; (2) the derivative is dedesignated as a hedging instrument, because it is unlikely that a forecasted transaction will occur; or (3) the derivative expires or is sold, terminated, or exercised.

When hedge accounting is discontinued because it is determined that the derivative no longer qualifies as an effective fair-value hedge, the derivative continues to be carried at fair value on the balance sheet with changes in its fair value recognized in current period earnings.

When hedge accounting is discontinued because the Company becomes aware that it is not probable that the forecasted transaction will occur, the derivative continues to be carried on the balance sheet at its fair value, and gains and losses that were accumulated in AOCI are recognized immediately in earnings.

In other situations in which hedge accounting is discontinued on a cash-flow hedge, including those where the derivative is sold, terminated or exercised, amounts previously deferred in AOCI are amortized into earnings when earnings are impacted by the variability of the cash flow of the hedged item.

EMBEDDED DERIVATIVES

The Company purchases financial instruments and issues products, such as GMWB, that contain a derivative instrument that is embedded in the financial instruments or products. When it is determined that (1) the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract, and (2) a separate instrument with the same terms would qualify as a derivative instrument, the embedded derivative is bifurcated from the host for measurement purposes. The embedded derivative, which is reported with the host instrument in the consolidated balance sheets, is carried at fair value with changes in fair value reported in net realized capital gains and losses.

CREDIT RISK

The Company's derivatives counterparty exposure policy establishes market-based credit limits, favors long-term financial stability and creditworthiness, and typically requires credit enhancement/credit risk reducing agreements. By using derivative instruments, the Company is exposed to credit risk, which is measured as the amount owed to the Company based on current market conditions and potential payment obligations between the Company and its counterparties. When the fair value of a derivative contract is positive, this indicates that the counterparty owes the Company, and, therefore, exposes the Company to credit risk. Credit exposures are generally quantified daily, netted by counterparty for each legal entity of the Company, and then collateral is pledged to and held by, or on behalf of, the Company to the extent the current value of derivatives exceeds exposure policy thresholds. The Company also minimizes the credit risk in derivative instruments by entering into transactions with high quality counterparties that are monitored by the Company's internal compliance unit and reviewed frequently by senior management. In addition, the compliance unit monitors counterparty credit exposure on a monthly basis to ensure compliance with Company policies and statutory limitations. The Company also maintains a policy of requiring that all derivative contracts be governed by an International Swaps and Derivatives Association Master Agreement which is structured by legal entity and by counterparty and permits the right of offset. In addition, the Company periodically enters into swap agreements in which the Company assumes credit exposure from a single entity, referenced index or asset pool.

PRODUCT DERIVATIVES AND RISK MANAGEMENT

The Company offers certain variable annuity products with a guaranteed minimum withdrawal benefit ("GMWB") rider. The GMWB provides the policyholder with a guaranteed remaining balance ("GRB") if the account value is reduced to zero through a combination of market declines and withdrawals. The GRB is generally equal to premiums less withdrawals. However, annual withdrawals that exceed a specific percentage of the premiums paid may reduce the GRB by an amount greater than the withdrawals and may also impact the guaranteed annual withdrawal amount that subsequently applies after the excess annual withdrawals occur. For certain of the withdrawal benefit features, the policyholder also has the option, after a specified time period, to reset the GRB to the then-current account value, if greater. The GMWB represents an embedded derivative in the variable annuity contract that is required to be reported separately from the host variable annuity contract. It is carried at fair value and reported in other policyholder funds. The fair value of the GMWB obligations is calculated based on actuarial assumptions related to the projected cash flows, including benefits and related contract charges, over the lives of the contracts, incorporating expectations concerning policyholder behavior. Because of the dynamic and complex nature of these cash flows, stochastic techniques under a variety of market return scenarios and other best estimate assumptions are used. Estimating these cash flows involves numerous estimates and subjective judgments including those regarding expected market rates of return, market volatility, correlations of market returns and discount rates.

In valuing the embedded derivative, the Company attributes to the derivative a portion of the fees collected from the policyholder equal to the present value of future GMWB claims (the "Attributed Fees"). All changes in the fair value of the embedded derivative are recorded in net realized capital gains and losses. The excess of fees collected from the policyholder for the GMWB over the Attributed Fees are associated with the host variable annuity contract and recorded in fee income.

For contracts issued prior to July 2003, the Company has a reinsurance arrangement in place to offset its exposure to the GMWB. This arrangement is recognized as a derivative and carried at fair value in reinsurance recoverables. Changes in the fair value of both the derivative assets and liabilities related to the reinsured GMWB are recorded in net realized capital gains and losses. As of July 2003, the Company had substantially exhausted all of its reinsurance capacity with respect to contracts issued after July 2003. Substantially all new contracts with the GMWB are covered by a reinsurance arrangement with a related party. For further discussion of this arrangement, see Note 15 of Notes to Consolidated Financial Statements.

DEFERRED POLICY ACQUISITION COSTS AND PRESENT VALUE OF FUTURE PROFITS

Policy acquisition costs include commissions and certain other expenses that vary with and are primarily associated with acquiring business. Present value of future profits is an intangible asset recorded upon applying purchase accounting in an acquisition of a life insurance company. Deferred policy acquisition costs and the present value of future profits intangible asset are amortized in the same way. Both are amortized over the estimated life of the contracts acquired, usually 20 years. Within the following discussion, deferred policy acquisition costs and the present value of future profits intangible asset will be referred to as "DAC". At December 31, 2004 and 2003, the carrying value of the Company's DAC was $6.5 billion and $6.1 billion, respectively. For statutory accounting purposes, such costs are expensed as incurred.

DAC related to traditional policies are amortized over the premium-paying period in proportion to the present value of annual expected premium income. DAC related to investment contracts and universal life-type contracts are deferred and amortized using the retrospective deposit method. Under the retrospective deposit method, acquisition costs are amortized in proportion to the present value of estimated gross profits ("EGPs"), arising principally from projected investment, mortality and expense margins and surrender charges. The attributable portion of the DAC amortization is allocated to realized gains and losses on investments. The DAC balance is also adjusted through other comprehensive income by an amount that represents the amortization of deferred policy acquisition costs that would have been required as a charge or credit to operations had unrealized gains and losses on investments been realized. Actual gross profits can vary from management's estimates, resulting in increases or decreases in the rate of amortization.

The Company regularly evaluates its EGPs to determine if actual experience or other evidence suggests that earlier estimates should be revised. In the event that the Company were to revise its EGPs, the cumulative DAC amortization would be adjusted to reflect such revised EGPs in the period the revision was determined to be necessary. Several assumptions considered to be significant in the development of EGPs include separate account fund performance, surrender and lapse rates, estimated interest spread and estimated mortality. The separate account fund performance assumption is critical to the development of the EGPs related to the Company's variable annuity and to a lesser extent, variable universal life insurance businesses. The average annual long-term rate of assumed separate account fund performance (before mortality and expense charges) used in estimating gross profits for the variable annuity and variable universal life business was 9% for the years ended December 31, 2004 and 2003. For other products including fixed annuities and other universal life-type contracts, the average assumed investment yield ranged from 5.7% to 7.9% for both years ended December 31, 2004 and 2003.

The Company had developed models to evaluate its DAC asset, which allowed it to run a large number of stochastically determined scenarios of separate account fund performance. These scenarios were then utilized to calculate a statistically significant range of reasonable estimates of EGPs. This range was then compared to the present value of EGPs currently utilized in the DAC amortization model. As of December 31, 2004, the present value of the EGPs utilized in the DAC amortization model fall within a reasonable range of statistically calculated present value of EGPs. As a result, the Company does not believe there is sufficient evidence to suggest that a revision to the EGPs (and therefore, a revision to the DAC) as of December 31, 2004 is necessary; however, if in the future the EGPs utilized in the DAC amortization model were to exceed the margin of the reasonable range of statistically calculated EGPs, a revision could be necessary.

Additionally, the Company continues to perform analyses with respect to the potential impact of a revision to future EGPs. If such a revision to EGPs were deemed necessary, the Company would adjust, as appropriate, all of its assumptions for products accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 97, 'Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments', and reproject its future EGPs based on current account values at the end of the quarter in which a revision is deemed to be necessary.

Aside from absolute levels and timing of market performance assumptions, additional factors that will influence the determination to adjust assumptions include the degree of volatility in separate account fund performance and shifts in asset allocation within the separate account made by policyholders. The overall return generated by the separate account is dependent on several factors, including the relative mix of the underlying sub-accounts among bond funds and equity funds as well as equity sector weightings. The Company's overall separate account fund performance has been reasonably correlated to the overall performance of the S&P 500 Index (which closed at 1,212 on December 31, 2004), although no assurance can be provided that this correlation will continue in the future.

The overall recoverability of the DAC asset is dependent on the future profitability of the business. The Company tests the aggregate recoverability of the DAC asset by comparing the amounts deferred to the present value of total EGPs. In addition, the Company routinely stress tests its DAC asset for recoverability against severe declines in its separate account assets, which could occur if the equity markets experienced another significant sell-off, as the majority of policyholders' funds in the separate accounts is invested in the equity market.

RESERVE FOR FUTURE POLICY BENEFITS AND UNPAID CLAIMS AND CLAIM ADJUSTMENT
EXPENSES

Liabilities for the Company's group life and disability contracts as well its individual term life insurance policies include amounts for unpaid claims and future policy benefits. Liabilities for unpaid claims include estimates of amounts to fully settle known reported claims as well as claims related to insured events that the Company estimates have been incurred but have not yet been reported. Liabilities for future policy benefits are calculated by the net level premium method using interest, withdrawal and mortality assumptions appropriate at the time the policies were issued. The methods used in determining the liability for unpaid claims and future policy benefits are standard actuarial methods recognized by the American Academy of Actuaries. For the tabular reserves, discount rates are based on the Company's earned investment yield and the morbidity/mortality tables used are standard industry tables modified to reflect the Company's actual experience when appropriate. In particular, for the Company's group disability known claim reserves, the morbidity table for the early durations of claim is based exclusively on the Company's experience, incorporating factors such as sex, elimination period and diagnosis. These reserves are computed such that they are expected to meet the Company's future policy obligations. Future policy benefits are computed at amounts that, with additions from estimated premiums to be received and with interest on such reserves compounded annually at certain assumed rates, are expected to be sufficient to meet the Company's policy obligations at their maturities or in the event of an insured's death. Changes in or deviations from the assumptions used for mortality, morbidity, expected future premiums and interest can significantly affect the Company's reserve levels and related future operations and, as such, provisions for adverse deviation are built into the long-tailed liability assumptions.

OTHER POLICYHOLDER FUNDS AND BENEFITS PAYABLE

The Company has classified its fixed and variable annuities, 401(k), certain governmental annuities, private placement life insurance ("PPLI"), variable universal life insurance, universal life insurance and interest sensitive whole life insurance as universal life-type contracts. The liability for universal life-type contracts is equal to the balance that accrues to the benefit of the policyholders as of the financial statement date (commonly referred to as the account value), including credited interest, amounts that have been assessed to compensate the Company for services to be performed over future periods, and any amounts previously assessed against policyholders that are refundable on termination of the contract. Certain contracts classified as universal life-type may also include additional death or other insurance benefit features, such as guaranteed minimum death or income benefits offered with variable annuity contracts or no lapse guarantees offered with universal life insurance contracts. An additional liability is established for these benefits by estimating the expected present value of the benefits in excess of the projected account value in proportion to the present value of total expected assessments. Excess benefits are accrued as a liability as actual assessments are recorded. Determination of the expected value of excess benefits and assessments are based on a range of scenarios and assumptions including those related to market rates of return and volatility, contract surrender rates and mortality experience.

The Company has classified its institutional and governmental products, without life contingencies, including funding agreements, certain structured settlements and guaranteed investment contracts, as investment contracts. The liability for investment contracts is equal to the balance that accrues to the benefit of the contract holder as of the financial statement date, which includes the accumulation of deposits plus credited interest, less withdrawals and amounts assessed through the financial statement date.

REVENUE RECOGNITION

For investment and universal life-type contracts, the amounts collected from policyholders are considered deposits and are not included in revenue. Fee income for investment and universal life-type contracts consists of policy charges for policy administration, cost of insurance charges and surrender charges assessed against policyholders' account balances and are recognized in the period in which services are provided. The Company's traditional life and group disability products are classified as long duration contracts, and premiums are recognized as revenue when due from policyholders.

FOREIGN CURRENCY TRANSLATION

Foreign currency translation gains and losses are reflected in stockholder's equity as a component of accumulated other comprehensive income. The Company's foreign subsidiaries' balance sheet accounts are translated at the exchange rates in effect at each year end and income statement accounts are translated at the average rates of exchange prevailing during the year. Gains and losses on foreign currency transactions are reflected in earnings. The national currencies of the international operations are their functional currencies.

DIVIDENDS TO POLICYHOLDERS

Policyholder dividends are accrued using an estimate of the amount to be paid based on underlying contractual obligations under policies and applicable state laws.

Participating life insurance inforce accounted for 5%, 6%, and 6% as of December 31, 2004, 2003 and 2002, respectively, of total life insurance in force. Dividends to policyholders were $29, $63, and $65 for the years ended December 31, 2004, 2003 and 2002, respectively. There were no additional amounts of income allocated to participating policyholders. If limitations exist on the amount of net income from participating life insurance contracts that may be distributed to stockholders, the policyholder's share of net income on those contracts that cannot be distributed is excluded from stockholders' equity by a charge to operations and a credit to a liability.

REINSURANCE

Written premiums, earned premiums and incurred insurance losses and loss adjustment expense all reflect the net effects of assumed and ceded reinsurance transactions. Assumed reinsurance refers to our acceptance of certain insurance risks that other insurance companies have underwritten. Ceded reinsurance means other insurance companies have agreed to share certain risks the Company has underwritten. Reinsurance accounting is followed for assumed and ceded transactions when the risk transfer provisions of SFAS No. 113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts," have been met.

INCOME TAXES

The Company recognizes taxes payable or refundable for the current year and deferred taxes for the future tax consequences of differences between the financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse.

NOTE 3. SEGMENT INFORMATION

The Company has changed its reportable operating segments in 2004 from Investment Products, Individual Life and Corporate Owned Life Insurance ("COLI") to Retail Products ("Retail"), Institutional Solutions ("Institutional") and Individual Life. Retail offers individual variable and fixed annuities, retirement plan products and services to corporations under Section 401(k) plans and other investment products. Institutional primarily offers retirement plan products and services to municipalities under Section 457 plans, other institutional investment products, structured settlements, and private placement life insurance (formerly COLI). Individual Life sells a variety of life insurance products, including variable universal life, universal life, interest sensitive whole life and term life insurance. Hartford Life Insurance Company also includes in an Other category net realized capital gains and losses other than periodic net coupon settlements on non-qualifying derivatives and net realized capital gains and losses related to guaranteed minimum withdrawal benefits; corporate items not directly allocable to any of its reportable operating segments, intersegment eliminations as well as certain group benefit products including group life and group disability insurance that is directly written by the Company and is substantially ceded to its direct parent HLA. Periodic net coupon settlements on non-qualifying derivatives and net realized capital gains are reflected in each applicable segment in net realized capital gains and losses.

The accounting policies of the reportable operating segments are the same as those described in the summary of significant accounting policies in Note 2. The Company evaluates performance of its segments based on revenues, net income and the segment's return on allocated capital. The Company charges direct operating expenses to the appropriate segment and allocates the majority of indirect expenses to the segments based on an intercompany expense arrangement. Intersegment revenues primarily occur between the Other category and the operating segments. These amounts primarily include interest income on allocated surplus, interest charges on excess separate account surplus, the allocation of net realized capital gains and losses and the allocation of credit risk charges. Each operating segment is allocated corporate surplus as needed to support its business. Portfolio management is a corporate function and net realized capital gains and losses on invested assets are recognized in the Other category. Those net realized capital gains and losses that are interest rate related are subsequently allocated back to the operating segments in future periods, with interest, over the average estimated duration of the operating segment's investment portfolios, through an adjustment to each respective operating segment's net investment income, with an offsetting adjustment in the Other category. Credit related net capital losses are retained by the Other category. However, in exchange for retaining credit related losses, the Other category charges each operating segment a "credit-risk" fee through net investment income. The "credit-risk" fee covers fixed income assets included in each operating segment's general account and guaranteed separate accounts. The "credit-risk" fee is based upon historical default rates in the corporate bond market, the Company's actual default experience and estimates of future losses. The Company's revenues are primarily derived from customers within the United States. The Company's long-lived assets primarily consist of deferred policy acquisition costs and deferred tax assets from within the United States. The following tables present summarized financial information concerning the Company's segments.

                                                                          For the years ended
                                                                              December 31,
                                                                     ------------------------------
                                                                      2004        2003        2002
                                                                     ------------------------------
TOTAL REVENUES
  Retail Products Group
    Individual Annuities                                             $2,481      $1,656      $1,451
    Other                                                               145         118         105
      Total Retail Products Group                                     2,626       1,774       1,556
  Institutional Solutions Group                                       1,820       2,082       1,730
  Individual Life                                                       957         893         858
  Other                                                                 272         119        (195)
                                                                     ------------------------------
                                              TOTAL REVENUES         $5,675      $4,868      $3,949
                                                                     ------------------------------
NET INVESTMENT INCOME
  Retail Products Group                                              $1,079      $  493      $  367
  Institutional Solutions Group                                       1,044         976         958
  Individual Life                                                       267         222         224
  Other                                                                  80          73          23
                                                                     ------------------------------
                                 TOTAL NET INVESTMENT INCOME         $2,470      $1,764      $1,572
                                                                     ------------------------------
AMORTIZATION OF DAC
  Retail Products Group                                              $  608      $  462      $  377
  Institutional Solutions Group                                          37          33           8
  Individual Life                                                       169         165         146
                                                                     ------------------------------
                                   TOTAL AMORTIZATION OF DAC            814         660         531
                                                                     ------------------------------
INCOME TAX EXPENSE (BENEFIT)
  Retail Products Group                                              $   43      $   30      $   55
  Institutional Solutions Group                                          40          57          46
  Individual Life                                                        69          64          59
  Other                                                                (123)         17        (158)
                                                                     ------------------------------
                                    TOTAL INCOME TAX EXPENSE         $   29      $  168      $    2
                                                                     ------------------------------
NET INCOME (LOSS)
  Retail Products Group                                              $  392      $  341      $  280
  Institutional Solutions Group                                         105         119          94
  Individual Life                                                       141         134         116
  Other                                                                 327          32         (64)
                                                                     ------------------------------
                                            TOTAL NET INCOME         $  965      $  626      $  426
                                                                     ------------------------------

[1] The Company includes tax benefits reflecting the impact of audit settlements of $191, $0, and $76 for the years ended December 31, 2004, 2003, and 2002, respectively.

                                                                          December 31,
                                                                     ----------------------
                                                                       2004          2003
                                                                     ----------------------
ASSETS
  Retail Products Group                                              $121,255      $106,058
  Institutional Solutions Group                                        57,983        51,212
  Individual Life                                                      11,425        10,555
  Other                                                                 4,979         4,115
                                                                     ----------------------
                                                TOTAL ASSETS         $195,642      $171,940
                                                                     ----------------------
DAC
  Retail Products Group                                              $  4,474      $  4,271
  Institutional Solutions Group                                           159           106
  Individual Life                                                       1,809         1,689
  Other                                                                    11            22
                                                                     ----------------------
                                                   TOTAL DAC         $  6,453      $  6,088
                                                                     ----------------------
RESERVE FOR FUTURE POLICY BENEFITS
  Retail Products Group                                              $    732      $    495
  Institutional Solutions Group                                         4,845         4,356
  Individual Life                                                         538           533
  Other                                                                 1,129         1,134
                                                                     ----------------------
                    TOTAL RESERVE FOR FUTURE POLICY BENEFITS         $  7,244      $  6,518
                                                                     ----------------------
OTHER POLICYHOLDER FUNDS
  Retail Products Group                                              $ 19,395      $  9,777
  Institutional Solutions Group                                        13,447        12,059
  Individual Life                                                       4,150         3,428
  Other                                                                   501            (1)
                                                                     ----------------------
                              TOTAL OTHER POLICYHOLDER FUNDS         $ 37,493      $ 25,263
                                                                     ----------------------

NOTE 4. INVESTMENTS AND DERIVATIVE INSTRUMENTS

                                                                          For the years ended
                                                                              December 31,
                                                                     ------------------------------
                                                                      2004        2003        2002
                                                                     ------------------------------
COMPONENTS OF NET INVESTMENT INCOME
Fixed maturities                                                     $2,122      $1,425      $1,235
Policy loans                                                            183         207         251
Other investments                                                       195         152         103
Gross investment income                                               2,500       1,784       1,589
Less: Investment expenses                                                30          20          17
                                                                     ------------------------------
                                       NET INVESTMENT INCOME         $2,470      $1,764      $1,572
                                                                     ------------------------------

COMPONENTS OF NET REALIZED CAPITAL GAINS (LOSSES)
Fixed maturities                                                     $  168      $   (6)     $ (285)
Equity securities                                                         7          (7)         (4)
Periodic net coupon settlements on non-qualifying
 derivatives                                                              4          29          13
Other [1]                                                               (50)        (16)         (1)
Change in liability to policyholders for net realized
 capital gains                                                           --           1           1
                                                                     ------------------------------
                         NET REALIZED CAPITAL GAINS (LOSSES)         $  129      $    1      $ (276)

[1] Primarily consists of changes in fair value on non-qualifying derivatives and hedge ineffectiveness on qualifying derivate instruments, as well as, the amortization of deferred acquisition costs.

COMPONENTS OF UNREALIZED GAINS (LOSSES) ON
 AVAILABLE-FOR-SALE EQUITY SECURITIES
Gross unrealized gains                                               $   11      $   11      $    2
Gross unrealized losses                                                  (3)         (4)        (19)
                                                                     ------------------------------
Net unrealized gains (losses)                                             8           7         (17)
Deferred income taxes and other items                                     3           2          (6)
                                                                     ------------------------------
Net unrealized gains (losses), net of tax                                 5           5         (11)
Balance -- beginning of year                                              5         (11)         (6)
                                                                     ------------------------------
    CHANGE IN UNREALIZED GAINS (LOSSES) ON EQUITY SECURITIES         $   --      $   16      $   (5)
                                                                     ------------------------------

                                                                          For the years ended
                                                                              December 31,
                                                                     ------------------------------
                                                                      2004        2003        2002
                                                                     ------------------------------
COMPONENTS OF UNREALIZED GAINS (LOSSES) ON FIXED MATURITIES
Gross unrealized gains                                               $2,363      $1,715      $1,389
Gross unrealized losses                                                (151)       (141)       (278)
Net unrealized gains credited to policyholders                          (20)        (63)        (58)
                                                                     ------------------------------
Net unrealized gains                                                  2,192       1,511       1,053
Deferred income taxes and other items                                 1,073         788         579
                                                                     ------------------------------
Net unrealized gains, net of tax                                      1,119         723         474
Balance -- beginning of year                                            723         474         120
                                                                     ------------------------------
     CHANGE IN UNREALIZED GAINS (LOSSES) ON FIXED MATURITIES         $  396      $  249      $  354
                                                                     ------------------------------

COMPONENTS OF FIXED MATURITY INVESTMENTS

                                                                           As of December 31, 2004
                                                    ----------------------------------------------------------------------
                                                    Amortized           Gross                  Gross
                                                      Cost         Unrealized Gains      Unrealized Losses      Fair Value
                                                    ----------------------------------------------------------------------
BONDS AND NOTES
  Asset-backed securities ("ABS")                    $ 5,881            $   72                 $ (61)            $ 5,892
  Collateralized mortgage obligations
   ("CMOs")
   Agency backed                                         834                 9                    (3)                840
  Non-agency backed                                       48                --                    --                  48
Commercial mortgage-backed securities
 ("CMBS")
  Agency backed                                           54                --                    --                  54
  Non-agency backed                                    7,336               329                   (17)              7,648
  Corporate                                           21,066             1,826                   (57)             22,835
Government/Government agencies
  Foreign                                                649                60                    (2)                707
  United States                                          774                19                    (4)                789
  Mortgage-backed securities ("MBS") --
   U.S. Government/Government agencies                 1,542                18                    (2)              1,558
  States, municipalities and political
   subdivisions                                          675                30                    (5)                700
  Redeemable preferred stock                               1                --                    --                   1
Short-term investments                                 1,619                --                    --               1,619
                                                    ----------------------------------------------------------------------
                     TOTAL FIXED MATURITIES          $40,479            $2,363                 $(151)            $42,691
                                                    ----------------------------------------------------------------------

                                                                           As of December 31, 2003
                                                    ----------------------------------------------------------------------
                                                    Amortized           Gross                  Gross
                                                      Cost         Unrealized Gains      Unrealized Losses      Fair Value
                                                    ----------------------------------------------------------------------
BONDS AND NOTES
  Asset-backed securities ("ABS")                    $ 3,777            $   91                 $ (67)            $ 3,801
  Collateralized mortgage obligations
   ("CMOs")
   Agency backed                                         508                 8                    (2)                514
  Non-agency backed                                       19                --                    --                  19
Commercial mortgage-backed securities
 ("CMBS")
  Agency backed                                           28                --                    --                  28
  Non-agency backed                                    4,853               248                   (14)              5,087
  Corporate                                           15,003             1,273                   (46)             16,230
Government/Government agencies
  Foreign                                                641                55                    (1)                695
  United States                                          641                 8                    (2)                647
  Mortgage-backed securities ("MBS") --
   U.S. Government/Government agencies                 1,523                25                    (2)              1,546
  States, municipalities and political
   subdivisions                                          307                 6                    (7)                306
  Redeemable preferred stock                               1                --                    --                   1
Short-term investments                                 1,210                 1                    --               1,211
                                                    ----------------------------------------------------------------------
                     TOTAL FIXED MATURITIES          $28,511            $1,715                 $(141)            $30,085
                                                    ----------------------------------------------------------------------

Included in the fair value of total fixed maturities as of December 31, 2004 are $11.7 billion of guaranteed separate account assets. Guaranteed separate account assets were reclassified to the general account on January 1, 2004 as a result of the adoption of SOP 03-1. (For further discussion, see the Adoption of New Accounting Standards section of Note 2.)

The amortized cost and estimated fair value of fixed maturity investments at December 31, 2004 by contractual maturity year are shown below. Estimated maturities may differ from contractual maturities due to call or prepayment provisions. Asset-backed securities, including MBS and CMOs, are distributed to maturity year based on the Company's estimates of the rate of future prepayments of principal over the remaining lives of the securities. These estimates are developed using prepayment speeds provided in broker consensus data. Such estimates are derived from prepayment speeds experienced at the interest rate levels projected for the applicable underlying collateral. Actual prepayment experience may vary from these estimates.

                                                      Amortized Cost       Fair Value
                                                      -------------------------------
MATURITY
One year or less                                         $ 4,509            $ 4,538
Over one year through five years                          12,977             13,558
Over five years through ten years                         11,743             12,395
Over ten years                                            11,250             12,200
                                                      -------------------------------
                                        TOTAL            $40,479            $42,691
                                                      -------------------------------

NON-INCOME PRODUCING INVESTMENTS
Investments that were non-income producing as of December 31, are as follows:

                                                  2004                     2003
                                         -----------------------------------------------
                                         Amortized                Amortized
                                           Cost      Fair Value     Cost      Fair Value
                                         -----------------------------------------------
SECURITY TYPE
ABS                                         $ 6         $ 5          $ 2         $ 4
CMOs                                          1           1           --          --
Corporate                                     4           7           12          30
                                         -----------------------------------------------
                           TOTAL            $11         $13          $14         $34
                                         -----------------------------------------------

For 2004, 2003 and 2002, net investment income was $11, $17 and $13, respectively, lower than it would have been if interest on non-accrual securities had been recognized in accordance with the original terms of these investments.

SALES OF FIXED MATURITY AND EQUITY SECURITY INVESTMENTS

                                                           For the years ended
                                                              December 31,
                                                     -------------------------------
                                                      2004         2003        2002
                                                     -------------------------------
SALE OF FIXED MATURITIES
Sale proceeds                                        $13,022      $6,205      $5,617
Gross gains                                              311         196         117
Gross losses                                            (125)        (71)        (60)
SALE OF AVAILABLE-FOR-SALE EQUITY SECURITIES
Sale proceeds                                        $    75      $  107      $   11
Gross gains                                               12           4          --
Gross losses                                              (5)         (3)         (3)
                                                     -------------------------------

CONCENTRATION OF CREDIT RISK

The Company is not exposed to any credit concentration risk of a single issuer greater than 10% of the Company's stockholders' equity other than certain U.S. government and government agencies.

SECURITY UNREALIZED LOSS AGING

The Company has a security monitoring process overseen by a committee of investment and accounting professionals that, on a quarterly basis, identifies securities in an unrealized loss position that could potentially be other-than-temporarily impaired. (For further discussion regarding the Company's other-than-temporary impairment policy, see the Investments section of Note 2.) Due to the issuers' continued satisfaction of the securities' obligations in accordance with their contractual terms and the expectation that they will continue to do so, management's intent and ability to hold these securities for a period of time sufficient to allow for any anticipated recovery in market value, as well as the evaluation of the fundamentals of the issuers' financial condition and other objective evidence, the Company believes that the prices of the securities in the sectors identified in the tables below were temporarily depressed as of December 31, 2004 and 2003.

The following table presents amortized cost, fair value and unrealized losses for the Company's fixed maturity and available-for-sale equity securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position as of December 31, 2004.

                                                                            2004
                                              -----------------------------------------------------------------
                                              -----------------------------------------------------------------
                                                    Less Than 12 Months                12 Months or More
                                              -----------------------------------------------------------------
                                              Amortized    Fair    Unrealized   Amortized    Fair    Unrealized
                                                Cost      Value      Losses       Cost      Value      Losses
                                              -----------------------------------------------------------------
                                              -----------------------------------------------------------------
ABS                                            $1,112     $1,102      $(10)      $  343     $  292      $(51)
CMOs
  Agency backed                                   494        491        (3)           2          2        --
  Non-agency backed                                40         40        --           --         --        --
CMBS
  Agency backed                                    19         19        --           --         --        --
  Non-agency backed                             1,563      1,548       (15)          73         71        (2)
Corporate                                       2,685      2,652       (33)         657        633       (24)
Government/Government agencies
  Foreign                                         116        115        (1)          27         26        (1)
  United States                                   445        442        (3)           7          6        (1)
MBS -- U.S. Government/Government
 agencies                                         398        396        (2)          24         24        --
States, municipalities and political
 subdivisions                                     163        158        (5)           2          2        --
Short-term investments                             11         11        --           --         --        --
                                              -----------------------------------------------------------------
               TOTAL FIXED MATURITIES           7,046      6,974       (72)       1,135      1,056       (79)
Common stock                                       --         --        --            1          1        --
Nonredeemable preferred stock                      19         19        --           39         36        (3)
                                              -----------------------------------------------------------------
                         TOTAL EQUITY              19         19        --           40         37        (3)
                                              -----------------------------------------------------------------
TOTAL TEMPORARILY IMPAIRED SECURITIES          $7,065     $6,993      $(72)      $1,175     $1,093      $(82)
                                              -----------------------------------------------------------------

                                                                                  Total
                                                                     -------------------------------
                                                                     Amortized    Fair    Unrealized
                                                                       Cost      Value      Losses
                                                                     -------------------------------
ABS                                                                   $1,455     $1,394     $ (61)
CMOs
  Agency backed                                                          496        493        (3)
  Non-agency backed                                                       40         40        --
CMBS
  Agency backed                                                           19         19        --
  Non-agency backed                                                    1,636      1,619       (17)
Corporate                                                              3,342      3,285       (57)
Government/Government agencies
  Foreign                                                                143        141        (2)
  United States                                                          452        448        (4)
MBS -- U.S. Government/Government agencies                               422        420        (2)
States, municipalities and political subdivisions                        165        160        (5)
Short-term investments                                                    11         11        --
                                                                     -------------------------------
                                      TOTAL FIXED MATURITIES           8,181      8,030      (151)
Common stock                                                               1          1        --
Nonredeemable preferred stock                                             58         55        (3)
                                                                     -------------------------------
                                                TOTAL EQUITY              59         56        (3)
                                                                     -------------------------------
                       TOTAL TEMPORARILY IMPAIRED SECURITIES          $8,240     $8,086     $(154)
                                                                     -------------------------------

As of December 31, 2004, fixed maturities represented approximately 98% of the Company's total unrealized loss amount, which was comprised of approximately 1,200 different securities. The Company held no securities as of December 31, 2004 that were in an unrealized loss position in excess of $11. There were no fixed maturities or equity securities as of December 31, 2004, with a fair value less than 80% of the security's amortized cost for six continuous months other than certain ABS and CMBS. Other-than-temporary impairments for certain ABS and CMBS are recognized if the fair value of the security, as determined by external pricing sources, is less than its carrying amount and there has been a decrease in the present value of the expected cash flows since the last reporting period. Based on management's best estimate of future cash flows, there were no such ABS and CMBS in an unrealized loss position as of December 31, 2004 that were deemed to be other-than-temporarily impaired.

Securities in an unrealized loss position for less than twelve months were comprised of over 1,000 securities of which 88%, or $63, were comprised of securities with fair value to amortized cost ratios at or greater than 90%. The majority of these securities are investment grade fixed maturities depressed due to changes in interest rates from the date of purchase.

The securities depressed for twelve months or more as of December 31, 2004 were comprised of approximately 165 securities, with the majority of the unrealized loss amount relating to ABS and corporate fixed maturities within the financial services sector. A description of these events contributing to the security types' unrealized loss position and the factors considered in determining that recording an other-than-temporary impairment was not warranted are outlined below.

ABS -- ABS represents $51 of the securities in an unrealized loss position for twelve months or more. These securities were primarily supported by aircraft lease receivables that had suffered a decrease in value in recent years as a result of a prolonged decline in airline travel, the uncertainty of a potential industry recovery and lack of market liquidity in this sector. Although uncertainty surrounding the stability of domestic airlines continues to weigh heavily on this sector, worldwide travel and aircraft demand appears to be improving, resulting in a modest increase in market prices and greater liquidity in this sector during 2004. As of December 31, 2004, the estimated future cash flows for these securities indicated full recovery and as a result, based on management's intent and ability to hold these securities, the prices of these securities were deemed to be temporarily depressed.

FINANCIAL SERVICES -- Financial services represents approximately $12 of the securities in an unrealized loss position for twelve months or more. These securities are investment grade securities priced at or greater than 90% of amortized cost. As of December 31, 2004, the financial services twelve months or more unrealized loss amount primarily related to variable rate securities with extended maturity dates, which have been adversely impacted by the reduction in forward interest rates after the purchase date, resulting in lower expected cash flows. Unrealized losses for these securities have declined during the year as interest rates have risen. Additional changes in fair value of these securities are primarily dependent on future changes in forward interest rates. The majority of these variable rate securities are currently hedged with interest rate swaps, which convert the variable rate earned on the securities to a fixed amount. The swaps generally receive cash flow hedge accounting treatment and are currently in an unrealized gain position.

The remaining balance of $19 in the twelve months or more unrealized loss category is comprised of approximately 90 securities, substantially all of which were depressed only a minor extent with fair value to amortized cost ratios at or greater than 90% as of December 31, 2004. The decline in market value for these securities is primarily attributable to changes in interest rates.

The following table presents the Company's unrealized loss, fair value and amortized cost for fixed maturity and equity securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position as of December 31, 2003.

                                                                              2003
                                                ----------------------------------------------------------------
                                                ----------------------------------------------------------------
                                                      Less Than 12 Months               12 Months or More
                                                ----------------------------------------------------------------
                                                Amortized    Fair    Unrealized   Amortized   Fair    Unrealized
                                                  Cost      Value      Losses       Cost      Value     Losses
                                                ----------------------------------------------------------------
ABS                                              $  238     $  235      $ (3)       $ 85      $ 84       $ (1)
CMOs
  Agency backed                                     206        204        (2)          1         1         --
  Non-agency backed                                   3          3        --          --        --         --
CMBS
  Non-agency backed                                 527        521        (6)         57        57         --
  Corporate                                       1,296      1,266       (30)        347       331        (16)
Government/Government agencies
  Foreign                                            26         25        (1)         --        --         --
  United States                                     235        233        (2)         --        --         --
MBS -- U.S. Government/Government
 agencies                                           166        164        (2)         --        --         --
States, municipalities and political
 subdivisions                                       160        153        (7)         --        --         --
                                                ----------------------------------------------------------------
                 TOTAL FIXED MATURITIES           2,857      2,804       (53)        490       473        (17)
Common stock                                          2          2        --           3         3         --
Nonredeemable preferred stock                        39         35        (4)         --        --         --
                                                ----------------------------------------------------------------
Total equity                                         41         37        (4)          3         3         --
                                                ----------------------------------------------------------------
             TOTAL TEMPORARILY IMPAIRED
                        SECURITIES [1]           $2,898     $2,841      $(57)       $493      $476       $(17)
                                                ----------------------------------------------------------------

                                                                                  Total
                                                                     -------------------------------
                                                                     Amortized    Fair    Unrealized
                                                                       Cost      Value      Losses
                                                                     -------------------------------
ABS                                                                   $  323     $  319      $ (4)
CMOs
  Agency backed                                                          207        205        (2)
  Non-agency backed                                                        3          3        --
CMBS
  Non-agency backed                                                      584        578        (6)
  Corporate                                                            1,643      1,597       (46)
Government/Government agencies
  Foreign                                                                 26         25        (1)
  United States                                                          235        233        (2)
MBS -- U.S. Government/Government agencies                               166        164        (2)
States, municipalities and political subdivisions                        160        153        (7)
                                                                     -------------------------------
                                      TOTAL FIXED MATURITIES           3,347      3,277       (70)
Common stock                                                               5          5        --
Nonredeemable preferred stock                                             39         35        (4)
                                                                     -------------------------------
Total equity                                                              44         40        (4)
                                                                     -------------------------------
                  TOTAL TEMPORARILY IMPAIRED SECURITIES (1)           $3,391     $3,317      $(74)
                                                                     -------------------------------

[1] Excludes securities subject to EITF Issue No. 99-20 and guaranteed separate account assets.

There were no fixed maturities or equity securities as of December 31, 2003, with a fair value less than 80% of the security's amortized cost for six continuous months. As of December 31, 2003, fixed maturities represented approximately 95% of the Company's unrealized loss amount, which was comprised of approximately 425 different securities. As of December 31, 2003, the Company held no securities presented in the table above that were at an unrealized loss position in excess of $4.2.

The majority of the securities in an unrealized loss position for less than twelve months were depressed due to the rise in long-term interest rates. This group of securities was comprised of approximately 375 securities. Of the less than twelve months total unrealized loss amount $48, or 84%, was comprised of securities with fair value to amortized cost ratios as of December 31, 2003 at or greater than 90%. As of December 31, 2003, $47 of the less than twelve months total unrealized loss amount was comprised of securities in an unrealized loss position for less than six continuous months.

The securities depressed for twelve months or more were comprised of less than 100 securities. Of the twelve months or more unrealized loss amount $15, or 88%, was comprised of securities with fair value to amortized cost ratios as of December 31, 2003 at or greater than 90%.

As of December 31, 2003, the securities in an unrealized loss position for twelve months or more were primarily interest rate related. The sector in the greatest gross unrealized loss position in the table above was financial services, which is included within the corporate category above. A description of the events contributing to the security type's unrealized loss position and the factors considered in determining that recording an other-than-temporary impairment was not warranted are outlined below.

FINANCIAL SERVICES -- Financial services represents approximately $10 of the securities in an unrealized loss position for twelve months or more. All of these positions were priced at or greater than 80% of amortized cost as of December 31, 2003. The financial services securities in an unrealized loss position are primarily investment grade variable rate securities with extended maturity dates, which have been adversely impacted by the reduction in forward interest rates after the purchase date, resulting in lower expected cash flows. Unrealized loss amounts for these securities declined during 2003 as interest rates increased. Additional changes in fair value of these securities are primarily dependent on future changes in forward interest rates. A substantial percentage of these securities are currently hedged with interest rate swaps, which convert the variable rate earned on the securities to a fixed amount. The swaps generally receive cash flow hedge accounting treatment and are currently in an unrealized gain position.

The remaining balance of $7 in the twelve months or more unrealized loss category is comprised of approximately 50 securities with fair value to amortized cost ratios at or greater than 80%.

INVESTMENT MANAGEMENT ACTIVITIES

During 2004, Hartford Investment Management Company issued one and began serving as the collateral asset manager for an additional synthetic collateralized loan obligation ("CLO"), both of which the Company has an investment in. The synthetic CLOs invest in senior secured bank loans through total return swaps ("referenced bank loan portfolios"). The notional value of the referenced bank loan portfolios from the two synthetic CLOs as of December 31, 2004 was approximately $700. The synthetic CLOs issued approximately $135 of notes and preferred shares ("CLO issuances"), approximately $120 of which was to third party investors. The proceeds from the CLO issuances were invested in collateral accounts consisting of high credit quality securities that were pledged to the referenced bank loan portfolios' swap counterparties. Investors in the CLO issuances receive the net proceeds from the referenced bank loan portfolios. Any principal losses incurred by the swap counterparties associated with the referenced bank loan portfolios are borne by the CLO issuances investors through the total return swaps.

Pursuant to the requirements of FIN 46R, the Company has concluded that the two synthetic CLOs are VIEs and that the Company is the primary beneficiary and must consolidate the CLO issued in 2004. Accordingly, the Company has recorded in the consolidated balance sheets $65 of cash and invested assets, total return swaps with a fair value of $3 in other assets, which reference a bank loan portfolio with a maximum notional of $400, and $52 in other liabilities related to the CLO issuances. The total return from the referenced bank loan portfolio of $3 was received via the total return swap and recorded in realized capital gains and losses. Income from the fixed maturity collateral account and CLO issuance investor payments were recorded in net investment income in the consolidated statements of income. The Company's investment in the consolidated synthetic CLO issuance is $14, which is its maximum exposure to loss. In addition, the Company has a $2 preferred share investment in the non-consolidated synthetic CLO issuance, which is its maximum exposure to loss. The investors in the two synthetic CLO issuances have recourse only to the VIE assets and not to the general credit of the Company.

DERIVATIVE INSTRUMENTS

Derivative instruments are recorded at fair value and presented in the consolidated balance sheets as of December 31, as follows:

                                                 Asset Values         Liability Values
                                                ---------------------------------------
                                                2004       2003       2004        2003
                                                ---------------------------------------
Other investments                               $ 42       $116       $ --        $ --
Reinsurance recoverables                          --         --        129         115
Other policyholder funds and benefits
  payable                                        129        115         --          --
Fixed maturities                                   4          7         --          --
Other liabilities                                 --         --        449         186
                                                ---------------------------------------
                                    TOTAL       $175       $238       $578        $301
                                                ---------------------------------------

The following table summarizes the primary derivative instruments used by the Company and the hedging strategies to which they relate. Derivatives in the Company's separate accounts are not included because the associated gains and losses accrue directly to policyholders. The notional value of derivative contracts represent the basis upon which pay or receive amounts are calculated and are not reflective of credit risk. The fair value amounts of derivative assets and liabilities are presented on a net basis as of December 31.

                                                                      Notional Amount          Fair Value
                                                                   --------------------------------------------
HEDGING STRATEGY                                                     2004        2003        2004       2003
                                                                   --------------------------------------------
CASH-FLOW HEDGES

Interest rate swaps
  Interest rate swaps are primarily used to convert interest receipts on floating-rate fixed maturity investments to fixed rates. These derivatives are predominantly used to better match cash receipts from assets with cash disbursements required to fund liabilities. The Company also enters into forward starting swap agreements to hedge the interest rate exposure on anticipated fixed-rate asset purchases due to changes in the benchmark interest rate London-Interbank Offered Rate
  ('LIBOR'). These derivatives were structured to hedge interest rate exposure inherent in the assumptions used to price primarily certain long-term disability products.

  Interest rate swaps are also used to hedge a portion of the
  Company's floating rate guaranteed investment contracts. These derivatives convert the floating rate guaranteed investment contract payments to a fixed rate to better match the cash
  receipts earned from the supporting investment portfolio.         $ 4,944    $ 1,889      $  40      $   98

Foreign currency swaps
  Foreign currency swaps are used to convert foreign denominated cash flows associated with certain foreign denominated fixed maturity investments to U.S. dollars. The foreign fixed
  maturities are primarily denominated in euros and are swapped to minimize cash flow fluctuations due to changes in currency
  rates.                                                              1,311        703       (421)       (147)

FAIR-VALUE HEDGES

Interest rate swaps
  A portion of the Company's fixed debt is hedged against increases in LIBOR, the designated benchmark interest rate.

  In addition, interest rate swaps are used to hedge the changes in fair value of certain fixed rate liabilities due to changes
  in LIBOR.                                                             201        112         (5)         (5)

Interest rate caps and floors
  Interest rate caps and floors are used to offset the changes in fair value related to corresponding interest rate caps and floors that exist in certain of the Company's variable-rate
  fixed maturity investments.                                           148         51         (1)         (1)

                                                                      Notional Amount          Fair Value
                                                                   --------------------------------------------
HEDGING STRATEGY                                                     2004        2003        2004       2003
                                                                   --------------------------------------------
OTHER INVESTMENT AND RISK MANAGEMENT ACTIVITIES

Interest rate caps and swaption contracts
  The Company is exposed to policyholder surrenders during a rising interest rate environment. Interest rate cap and swaption contracts are used to mitigate the Company's loss in a rising interest rate environment. The increase in yield from the cap and swaption contract in a rising interest rate environment may be used to raise credited rates, thereby increasing the Company's competitiveness and reducing the policyholder's incentive to surrender. These derivatives are also used to reduce the duration risk in certain investment portfolios. These derivative instruments are structured to hedge the durations of fixed maturity investments to match certain products in accordance with the Company's asset and liability management policy.

  The Company also uses an interest rate cap as an economic hedge of the interest rate risk related to fixed rate debt. In a rising interest rate environment, the cap will limit the net
  interest expense on the hedged fixed rate debt.                   $ 1,466    $ 1,466      $   2      $   11

Interest rate swaps
  The Company enters into interest rates swaps to terminate
  existing swaps in hedging relationships, and thereby offsetting the changes in value in the original swap. In addition, the
  Company uses interest rate swaps to manage duration risk
  between assets and liabilities.                                     1,441      1,702          7          29

Foreign currency swaps, forwards and put and call options
  The Company enters into foreign currency swaps and forwards and purchases foreign put options and writes foreign call options to hedge the foreign currency exposures in certain of its foreign fixed maturity investments. Currency options were closed in January 2003 for a loss of $3, after-tax.

  The Company also enters into pay fixed U.S. dollar receive fixed yen zero coupon swaps and forwards to mitigate the
  foreign currency exposure associated with the yen denominated individual fixed annuity product. In addition, forward settling fixed maturity investments are traded to manage duration and
  foreign currency risk associated with this product.                   923        104        (64)        (31)

                                                                      Notional Amount          Fair Value
                                                                   --------------------------------------------
HEDGING STRATEGY                                                     2004        2003        2004       2003
                                                                   --------------------------------------------
Credit default and total return swaps
  The Company enters into swap agreements in which the Company assumes credit exposure from an individual entity, referenced index or asset pool. The Company assumes credit exposure to individual entities through credit default swaps. These
  contracts entitle the company to receive a periodic fee in exchange for an obligation to compensate the derivative
  counterparty should a credit event occur on the part of the referenced security issuer. Credit events typically include failure on the part of the referenced security issuer to make a fixed dollar amount of contractual interest or principal
  payments or bankruptcy. The maximum potential future exposure to the Company is the notional value of the swap contracts,
  $193 and $49, after-tax, as of December 31, 2004 and 2003, respectively.

  The Company also assumes exposure to the change in value of indices or asset pools through total return swaps. As of December 31, 2004 and 2003, the maximum potential future exposure to the Company from such contracts is $458 and $130, after-tax, respectively.

  The Company enters into credit default swaps agreements, in which the Company pays a derivative counterparty a periodic fee in exchange for compensation from the counterparty should a credit event occur on the part of the referenced security
  issuer. The Company entered into these agreements as an
  efficient means to reduce credit exposure to specified issuers.   $ 1,418    $   275      $   6      $  (18)

Options
  The Company writes option contracts for a premium to monetize the option embedded in certain of its fixed maturity
  investments. The written option grants the holder the ability to call the bond at a predetermined strike value. The maximum potential future economic exposure is represented by the then fair value of the bond in excess of the strike value, which is expected to be entirely offset by the appreciation in the value
  of the embedded long option.                                           95        276          1           1

Product derivatives
  The Company offers certain variable annuity products with a
  GMWB rider. The GMWB is an embedded derivative that provides the policyholder with a guaranteed remaining balance ("GRB") if the account value is reduced to zero through a combination of market declines and withdrawals. The GRB is generally equal to premiums less withdrawals. The policyholder also has the
  option, after a specified time period, to reset the GRB to the then-current account value, if greater. (For a further
  discussion, see the Derivative Instruments section of Note 2).
  The notional value of the embedded derivative is the GRB
  balance.                                                           25,433     14,961        129         115

Reinsurance contracts
  Reinsurance arrangements are used to offset the Company's
  exposure to the GMWB embedded derivative for the lives of the host variable annuity contracts. The notional amount of the
  reinsurance contracts is the GRB amount.                           25,433     14,961       (129)       (115)

                                                                      Notional Amount          Fair Value
                                                                   --------------------------------------------
HEDGING STRATEGY                                                     2004        2003        2004       2003
                                                                   --------------------------------------------
Statutory Reserve hedging instruments
  The Company purchased one and two year S&P 500 put option
  contracts to economically hedge the statutory reserve impact of equity exposure arising primarily from GMDB obligations against
  a decline in the equity markets.                                  $ 1,921    $    --      $  32      $   --
                                                                   --------------------------------------------

                                                            TOTAL   $64,734    $36,500      $(403)     $  (63)
                                                                   --------------------------------------------

The increase in notional amount since December 31, 2003 is primarily due to an increase in embedded derivatives associated with GMWB product sales, and, to a lesser extent, derivatives transferred to the general account as a result of the adoption of SOP 03-1 and new hedging strategies. The decrease in the net fair value of derivative instruments since December 31, 2003 was primarily due to the changes in foreign currency exchange rates, the rise in short-term interest rates during 2004 and derivatives transferred to the general account pursuant to the adoption of SOP 03-1.

Due to the adoption of SOP 03-1, derivatives previously included in separate accounts were reclassified into various other balance sheet classifications. On January 1, 2004, the notional amount and net fair value of derivative instruments reclassified totaled $2.9 billion and $(71), respectively.

For the year ended December 31, 2004, gross gains and losses representing the total ineffectiveness of all fair-value and net investment hedges were immaterial. For the year ended December 31, 2004, the Company's net gain and loss representing hedge ineffectiveness on cash flow hedges was $(12), after-tax. For the years ended December 31, 2003 and 2002, the Company's gross gains and losses representing the total ineffectiveness of all cash-flow, fair-value and net investment hedges were immaterial.

The total change in value for other derivative-based strategies which do not qualify for hedge accounting treatment, including periodic net coupon settlements, are reported as net realized capital gains and losses in the consolidated statements of income. For the years ended December 31, 2004, 2003 and 2002, the Company recognized an after-tax net (loss) gain of $(8), $(3) and $1 respectively, for derivative-based strategies, which do not qualify for hedge accounting treatment.

As of December 31, 2004 and 2003, the after-tax deferred net gains on derivative instruments accumulated in AOCI that are expected to be reclassified to earnings during the next twelve months are $6. This expectation is based on the anticipated interest payments on hedged investments in fixed maturity securities that will occur over the next twelve months, at which time the Company will recognize the deferred net gains (losses) as an adjustment to interest income over the term of the investment cash flows. The Company does not hedge any exposure to the variability of future cash flows other than interest payments on variable-rate debt. For the years ended December 31, 2004, 2003 and 2002, the net reclassifications from AOCI to earnings resulting from the discontinuance of cash-flow hedges were immaterial.

Hartford Life began issuing a yen denominated individual fixed annuity product from a related party, Hartford Life Insurance KK, a wholly owned Japanese subsidiary of Hartford Life and Accident Insurance Company, in the fourth quarter of 2004. The yen denominated fixed annuity product is recorded in the consolidated balance sheets in other policyholder funds and benefits payable in U.S. dollars based upon the December 31, 2004 yen to dollar spot rate. To mitigate the yen exposure associated with the product, during the fourth quarter of 2004, the Company entered into pay fixed U.S. dollar receive fixed yen, zero coupon currency swaps (dollar to yen derivatives). As of December 31, 2004 the dollar to yen derivatives had a notional and fair value of $408 and $9, respectively. Changes in fair value of the dollar to yen derivatives totaled $9 for the year ended December 31, 2004. Although economically an effective hedge, a divergence between the yen denominated fixed annuity product liability and the dollar to yen derivatives exists primarily due to the difference in the basis of accounting between the liability and the derivative instruments (i.e. historical cost versus fair value). The yen denominated fixed annuity product liabilities are recorded on a historical cost basis and are only adjusted for changes in foreign spot rates and accrued income. The dollar to yen derivatives are recorded at fair value incorporating changes in value due to changes in forward foreign exchange rates, interest rates and accrued income.

SECURITIES LENDING AND COLLATERAL ARRANGEMENTS

The Company participates in a securities lending program to generate additional income, whereby certain domestic fixed income securities are loaned for a short period of time from the Company's portfolio to qualifying third parties, via a lending agent. Borrowers of these securities provide collateral of 102% of the market value of the loaned securities. Acceptable collateral may be in the form of cash or U.S. Government securities. The market value of the loaned securities is monitored and additional collateral is obtained if the market value of the collateral falls below 100% of the market value of the loaned securities. Under the terms of the securities lending program, the lending agent indemnifies the Company against borrower defaults. As of December 31, 2004 and

2003, the fair value of the loaned securities was approximately $1.0 billion and $780, respectively, and was included in fixed maturities in the consolidated balance sheets. The Company retains a portion of the income earned from the cash collateral or receives a fee from the borrower. The Company recorded before-tax income from securities lending transactions, net of lending fees, of $1.3 and $0.5 for the years ended December 31, 2004 and 2003, respectively, which was included in net investment income.

The Company enters into various collateral arrangements, which require both the pledging and accepting of collateral in connection with its derivative instruments. As of December 31, 2004 and 2003, collateral pledged of $276 and $209, respectively, was included in fixed maturities in the consolidated balance sheets.

The classification and carrying amount of the loaned securities associated with the lending program and the collateral pledged at December 31, 2004 and 2003 were as follows:

                                       2004       2003
                                      ----------------
LOANED SECURITIES AND
 COLLATERAL PLEDGED
ABS                                   $   24      $ 41
CMBS                                     158       143
Corporate                                681       381
Government/Government
 Agencies
Foreign                                   16        11
United States                            404       413
                                      ----------------
                        TOTAL         $1,283      $989
                                      ----------------

As of December 31, 2004 and 2003, the Company had accepted collateral relating to the securities lending program and collateral arrangements consisting of cash, U.S. Government, and U.S. Government agency securities with a fair value of $1 billion and $996, respectively. At December 31, 2004 and 2003, cash collateral of $1 billion and $869, respectively, was invested and recorded in the consolidated balance sheets in fixed maturities with a corresponding amount recorded in other liabilities. The Company is only permitted by contract to sell or repledge the noncash collateral in the event of a default by the counterparty and none of the collateral has been sold or repledged at December 31, 2004 and 2003. As of December 31, 2004 and 2003, all collateral accepted was held in separate custodial accounts.
NOTE 5. FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107 "Disclosure about Fair Value of Financial Instruments", requires disclosure of fair value information of financial instruments. For certain financial instruments where quoted market prices are not available, other independent valuation techniques and assumptions are used. Because considerable judgment is used, these estimates are not necessarily indicative of amounts that could be realized in a current market exchange. SFAS No. 107 excludes certain financial instruments from disclosure, including insurance contracts other than financial guarantees and investment contracts. Hartford Life Insurance Company uses the following methods and assumptions in estimating the fair value of each class of financial instrument.

Fair value for fixed maturities and marketable equity securities approximates those quotations published by applicable stock exchanges or received from other reliable sources.

For policy loans, carrying amounts approximate fair value.

Fair value of other investments, which primarily consist of partnership investments, is based on external market valuations from partnership management. Other investments also include mortgage loans, whereby the carrying value approximates fair value.

Derivative instruments are reported at fair value based upon internally established valuations that are consistent with external valuation models, quotations furnished by dealers in such instrument or market quotations. Other policyholder funds and benefits payable fair value information is determined by estimating future cash flows, discounted at the current market rate.

The carrying amount and fair values of Hartford Life Insurance Company's financial instruments as of December 31, 2004 and 2003 were as follows:

                                                                2004                           2003
                                                    -----------------------------------------------------------
                                                       Carrying          Fair         Carrying          Fair
                                                        Amount          Value          Amount          Value
                                                    -----------------------------------------------------------
ASSETS
  Fixed maturities                                      $42,691        $42,691         $30,085        $30,085
  Equity securities                                         180            180              85             85
  Policy loans                                            2,617          2,617           2,470          2,470
  Other investments                                       1,083          1,083             639            639
LIABILITIES
  Other policyholder funds [1]                          $ 9,244        $ 9,075         $ 7,654        $ 7,888
                                                    -----------------------------------------------------------

[1] Excludes universal life type insurance contracts, including corporate owned life insurance.

NOTE 6. REINSURANCE

Hartford Life Insurance Company cedes insurance to other insurers in order to limit its maximum losses and to diversify its exposures. Such transfers do not relieve Hartford Life Insurance Company of its primary liability and, as such, failure of reinsurers to honor their obligations could result in losses to Hartford Life Insurance Company. The Company also assumes reinsurance from other insurers and is a member of and participates in several reinsurance pools and associations. Hartford Life Insurance Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk. As of December 31, 2004, Hartford Life Insurance Company had no reinsurance recoverables and related concentrations of credit risk greater than 10% of the Company's stockholder's equity.

In accordance with normal industry practice, Hartford Life Insurance Company is involved in both the cession and assumption of insurance with other insurance and reinsurance companies. As of December 31, 2004, the largest amount of life insurance retained on any one life by any one of the life operations was approximately $2.9. In addition, the Company reinsures the majority of the minimum death benefit guarantees as well as the guaranteed withdrawal benefits offered in connection with its variable annuity contracts. Substantially all contracts written since July 2003 with the GMWB are covered by a reinsurance arrangement with a related party.

Insurance fees, earned premiums and other were comprised of the following:

                                                                         For the years ended
                                                                             December 31,
                                                                   --------------------------------
                                                                    2004         2003         2002
                                                                   --------------------------------
Gross fee income, earned premiums and other                        $3,834       $3,780       $3,324
Reinsurance assumed                                                    49           43           45
Reinsurance ceded                                                    (807)        (720)        (716)
                                                                   --------------------------------
NET FEE INCOME, EARNED PREMIUMS AND OTHER                          $3,076       $3,103       $2,653
                                                                   --------------------------------

Hartford Life Insurance Company reinsures certain of its risks to other reinsurers under yearly renewable term, coinsurance, and modified coinsurance arrangements. Yearly renewable term and coinsurance arrangements result in passing a portion of the risk to the reinsurer. Generally, the reinsurer receives a proportionate amount of the premiums less an allowance for commissions and expenses and is liable for a corresponding proportionate amount of all benefit payments. Modified coinsurance is similar to coinsurance except that the cash and investments that support the liabilities for contract benefits are not transferred to the assuming company, and settlements are made on a net basis between the companies.

Hartford Life Insurance Company also purchases reinsurance covering the death benefit guarantees on a portion of its variable annuity business. On March 16, 2003, a final decision and award was issued in the previously disclosed arbitration between subsidiaries of the Company and one of their primary reinsurers relating to policies with death benefits written from 1994 to 1999.

The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies. Insurance recoveries on ceded reinsurance contracts, which reduce death and other benefits were $426, $550, and $670 for the years ended December 31, 2004, 2003 and 2002, respectively. Hartford Life Insurance Company also assumes reinsurance from other insurers.

Hartford Life Insurance Company records a receivable for reinsured benefits paid and the portion of insurance liabilities that are reinsured, net of a valuation allowance, if necessary. The amounts recoverable from reinsurers are estimated based on assumptions that are consistent with those used in establishing the reserves related to the underlying reinsured contracts. Management believes the recoverables are appropriately established; however, in the event that future circumstances and information require Hartford Life Insurance Company to change its estimates of needed loss reserves, the amount of reinsurance recoverables may also require adjustments.

Hartford Life Insurance Company maintains certain reinsurance agreements with HLA, whereby the Company cedes both group life and group accident and health risk. Under these treaties, the Company ceded group life premium of $133, $78, and $96 in 2004, 2003 and 2002, respectively, and accident and health premium of $230, $305, and $373, respectively, to HLA.

REINSURANCE RECAPTURE

On June 30, 2003, the Company recaptured a block of business previously reinsured with an unaffiliated reinsurer. Under this treaty, the Company reinsured a portion of the GMDB feature associated with certain of its annuity contracts. As consideration for recapturing the business and final settlement under the treaty, the Company has received assets valued at approximately $32 and one million warrants exercisable for the unaffiliated company's stock. This amount represents to the Company an advance collection of its future recoveries under the reinsurance agreement and will be recognized as future losses are incurred. Prospectively, as a result of the recapture, the Company will be responsible for all of the remaining and ongoing risks associated with the GMDB's related to this block of business. The recapture increased the net amount at risk retained by the Company, which is included in the net amount at risk discussed in Note 9. On January 1, 2004, upon adoption of the SOP, the $32 was included in the Company's GMDB reserve calculation as part of the net reserve benefit ratio and as a claim recovery to date.

NOTE 7. DEFERRED POLICY ACQUISITION COSTS AND PRESENT VALUE OF FUTURE PROFITS

Changes in deferred policy acquisition costs and present value of future profits is as follows:

                                                                    2004         2003         2002
                                                                   --------------------------------
BALANCE, JANUARY 1                                                 $6,088       $5,479       $5,338
Capitalization                                                      1,375        1,319          987
Amortization -- Deferred Policy Acquisitions costs                   (774)        (620)        (491)
Amortization -- Present Value of Future Profits                       (40)         (39)         (39)
Amortization -- Realized Capital Gains/(Losses)                       (12)          14            8
Adjustments to unrealized gains and losses on securities
 available-for-sale and other                                         (79)         (65)        (324)
Cumulative effect of accounting changes (SOP 03-1)                   (105)          --           --
                                                                   --------------------------------
BALANCE, DECEMBER 31                                               $6,453       $6,088       $5,479
                                                                   --------------------------------

The following table shows the carrying amount and accumulated net amortization of the present value of future profits for the years ended December 31, 2004 and 2003.

                                                          2004                             2003
                                             ---------------------------------------------------------------
                                                               Accumulated                      Accumulated
                                                Carrying           Net           Carrying           Net
                                                 Amount        Amortization       Amount        Amortization
                                             ---------------------------------------------------------------
Present value of future profits                   $608             $155            $605             $115
                                             ---------------------------------------------------------------

Net amortization expense for the years ended December 31, 2004, 2003 and 2002 was $40, $39 and $39, respectively.

Estimated future net amortization expense for the succeeding five years is as follows.

For the year ended December 31,
----------------------------------------------
2005                                  $     39
2006                                  $     35
2007                                  $     31
2008                                  $     28
2009                                  $     26
----------------------------------------------

NOTE 8. GOODWILL AND OTHER INTANGIBLE ASSETS

Effective January 1, 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets", and accordingly ceased all amortization of goodwill. As of December 31, 2004 and December 31, 2003, the carrying amount of goodwill for the Company's Retail Products segment was $119 and the Company's Individual Life segment was $67.

The Company's tests of its goodwill for other-than-temporary impairment in accordance with SFAS No. 142 resulted in no write-downs for the years ended December 31, 2004 and 2003.

For a discussion of the Company's acquired intangible assets that continue to be subject to amortization and aggregate amortization expense, see Note 7. Except for goodwill, the Company has no material intangible assets with indefinite useful lives.

NOTE 9. SEPARATE ACCOUNTS, DEATH BENEFITS AND OTHER INSURANCE BENEFIT FEATURES

The Hartford records the variable portion of individual variable annuities, 401(k), institutional, governmental, private placement life and variable life insurance products within separate account assets and liabilities, which are reported at fair value. Separate account assets are segregated from other investments. Investment income and gains and losses from those separate account assets, which accrue directly to, and whereby investment risk is borne by, the policyholder, are offset by the related liability changes within the same line item in the statement of income. The fees earned for administrative and contract holder maintenance services performed for these separate accounts are included in fee income. During 2004, there were no gains or losses on transfers of assets from the general account to the separate account. The Company had recorded certain market value adjusted ("MVA") fixed annuity products and modified guarantee life insurance (primarily the Company's Compound Rate Contract ("CRC") and associated assets) as separate account assets and liabilities through December 31, 2003. Notwithstanding the market value adjustment feature in this product, all of the investment performance of the separate account assets is not being passed to the contract holder. Therefore, it does not meet the conditions for separate account reporting under SOP 03-1. Separate account assets and liabilities related to CRC of $11.7 billion were reclassified to, and revalued in, the general account upon adoption of SOP 03-1 on January 1, 2004.

Many of the variable annuity contracts issued by the Company offer various guaranteed minimum death, withdrawal and income benefits. Guaranteed minimum death benefits are offered in various forms as described in the footnotes to the table below. The Company currently reinsures a significant portion of the death benefit guarantees associated with its in-force block of business. Upon adoption of SOP 03-1, the Company recorded a liability for GMDB sold with variable annuity products of $217 and a related GMDB reinsurance recoverable asset of $108. As of December 31, 2004, the liability from GMDB sold with annuity products was $174. The reinsurance recoverable asset, related to GMDB was $64 as of December 31, 2004. During 2004, the Company incurred guaranteed death benefits of $123, and paid guaranteed death benefits of $166. Guaranteed minimum death benefits paid during 2003 were $289. Guaranteed minimum death benefits paid during 2002 were $264.

The net GMDB liability is established by estimating the expected value of net reinsurance costs and death benefits in excess of the projected account balance. The excess death benefits and net reinsurance costs are recognized ratably over the accumulation period based on total expected assessments. The GMDB liability is recorded in Future Policy Benefits on the Company's balance sheet. Changes in the GMDB liability are recorded in Benefits, Claims and Claims Adjustment Expenses on the Company's statement of income. The Company regularly evaluates estimates used and adjusts the additional liability balances, with a related charge or credit to benefit expense, if actual experience or other evidence suggests that earlier assumptions should be revised.

The determination of the GMDB liabilities and related GMDB reinsurance recoverable is based on models that involve a range of scenarios and assumptions, including those regarding expected market rates of return and volatility, contract surrender rates and mortality experience. The following assumptions were used to determine the GMDB liability as of December 31, 2004:

    - 250 stochastically generated investment performance scenarios

    - Returns, representing the Company's long-term assumptions, varied by asset class with a low of 3% for cash, a high of 11% for aggressive equities, and a weighted average of 9%

    - Volatilities also varied by asset class with a low of 1% for cash, a high of 15% for aggressive equities, and a weighted average of 12%

    - 80% of the 1983 GAM mortality table was used for mortality assumptions

    - Lapse rates by calendar year vary from a low of 8% to a high of 14%, with an average of 12%

    - Discount rate of 7.5%

The following table provides details concerning GMDB exposure:

                        BREAKDOWN OF VARIABLE ANNUITY ACCOUNT VALUE BY GMDB TYPE
                                                                            Retained    Weighted Average
                                                   Account    Net Amount   Net Amount     Attained Age
Maximum anniversary value (MAV) [1]                 Value      at Risk      at Risk       of Annuitant
                                                   -----------------------------------------------------
MAV only                                           $ 61,675     $6,568       $  683            63
With 5% rollup [2]                                    4,204        575          104            62
With Earnings Protection Benefit Rider (EPB) [3]      4,849        228           67            59
With 5% rollup & EPB                                  1,499        124           21            61
Total MAV                                            72,227      7,495          875            63
Asset Protection Benefit (APB) [4]                   17,173          5            4            61
Ratchet [5] (5 years)                                    40          2           --            65
Reset [6] (5-7 years)                                 8,262        640          640            60
Return of Premium [7]/Other                           8,548         18           18            60
Total                                              $106,250     $8,160       $1,537            63
                                                   -----------------------------------------------------

[1] MAV: the death benefit is the greatest of current account value, net premiums paid and the highest account value on any anniversary before age 80 (adjusted for withdrawals).

[2] Rollup: the death benefit is the greatest of the MAV, current account value, net premium paid and premiums (adjusted for withdrawals) accumulated at generally 5% simple interest up to the earlier of age 80 or 100% of adjusted premiums.

[3] EPB: The death benefit is the greatest of the MAV, current account value, or contract value plus a percentage of the contract's growth. The contract's growth is account value less premiums net of withdrawals, subject to a cap of 200% of premiums net of withdrawals.

[4] APB: the death benefit is the greater of current account value or MAV, not to exceed current account value plus 25% times the greater of net premiums and MAV (each adjusted for premiums in the past 12 months).

[5] Ratchet: the death benefit is the greatest of current account value, net premiums paid and the highest account value on any specified anniversary before age 85 (adjusted for withdrawals).

[6] Reset: the death benefit is the greatest of current account value, net premiums paid and the most recent five to seven year anniversary account value before age 80 (adjusted for withdrawals).

[7] Return of premium: the death benefit is the greater of current account value and net premiums paid.

The Company offers certain variable annuity products with a GMWB rider. The GMWB provides the policyholder with a guaranteed remaining balance ("GRB") if the account value is reduced to zero through a combination of market declines and withdrawals. The GRB is generally equal to premiums less withdrawals. However, annual withdrawals that exceed a specified percentage of the premiums paid may reduce the GRB by an amount greater than the withdrawals and may also impact the guaranteed annual withdrawal amount that subsequently applies after the excess annual withdrawals occur. In certain contracts, the policyholder also has the option, after a specified time period, to reset the GRB to the then-current account value, if greater. The GMWB represents an embedded derivative liability in the variable annuity contract that is required to be reported separately from the host variable annuity contract. It is carried at fair value and reported in other policyholder funds. The fair value of the GMWB obligations are calculated based on actuarial assumptions related to the projected cash flows, including benefits and related contract charges, over the lives of the contracts, incorporating expectations concerning policyholder behavior. Because of the dynamic and complex nature of these cash flows, stochastic techniques under a variety of market return scenarios and other best estimate assumptions are used. Estimating cash flows involves numerous estimates and subjective judgments including those regarding expected market rates of return, market volatility, correlations of market returns and discount rates.

As of December 31, 2004 and December 31, 2003, the embedded derivative asset recorded for GMWB, before reinsurance, was $129 and $115, respectively. During 2004 and 2003, the change in value of the GMWB, reported in realized gains was $33 and $165 was incurred, respectively. There were no payments made for the GMWB during 2004, 2003 or 2002.

Account balances of contracts with guarantees were invested in variable separate accounts as follows:

                                       As of
                                    December 31,
Asset type                              2004
--------------------------------------------------
Equity securities (including
 mutual funds)                        $88,782
Cash and cash equivalents               7,379
                                  ----------------
                           TOTAL      $96,161
--------------------------------------------------

As of December 31, 2004, approximately 16% of the equity securities above were invested in fixed income securities and approximately 84% were in equity securities.

The Individual Life segment sells universal life-type contracts with and without certain secondary guarantees, such as a guarantee that the policy will not lapse, even if the account value is reduced to zero, as long as the policyholder makes scheduled premium payments. The cumulative effect on net income upon recording additional liabilities for universal life-type contracts and the related secondary guarantees, in accordance with SOP 03-1, was not material. As of December 31, 2004, the liability for secondary guarantees as well as the amounts incurred and paid during the year was immaterial.

NOTE 10. SALES INDUCEMENTS

The Company currently offers enhanced crediting rates or bonus payments to contract holders on certain of its individual and group annuity products. Through December 31, 2003, the expense associated with offering certain of these bonuses was deferred and amortized over the contingent deferred sales charge period. Others were expensed as incurred. Effective January 1, 2004, upon the Company's adoption of SOP 03-1, the expense associated with offering a bonus is deferred and amortized over the life of the related contract in a pattern consistent with the amortization of deferred policy acquisition costs. Also, effective January 1, 2004, amortization expense associated with expenses previously deferred is recorded over the remaining life of the contract rather than over the contingent deferred sales charge period.

Changes in deferred sales inducement activity were as follows for the year ended December 31, 2004:

Balance, beginning of period                $    198
Sales inducements deferred                       141
Amortization charged to income                   (30)
                                            --------
BALANCE AT DECEMBER 31                      $    309
----------------------------------------------------

NOTE 11. COMMITMENTS AND CONTINGENT LIABILITIES

LITIGATION

The Hartford Financial Services Group, Inc. and its consolidated subsidiaries ("The Hartford") is involved in various legal actions arising in the ordinary course of business, some of which assert claims for substantial amounts. These actions include, among others, putative state and federal class actions seeking certification of a state or national class. Such putative class actions have alleged, for example, improper sales practices in connection with the sale of life insurance and other investment products; and improper fee arrangements in connection with mutual funds. The Hartford also is involved in individual actions in which punitive damages are sought, such as claims alleging bad faith in the handling of insurance claims. Management expects that the ultimate liability, if any, with respect to such lawsuits, after consideration of provisions made for estimated losses, will not be material to the consolidated financial condition of the Company. Nonetheless, given the large or indeterminate amounts sought in certain of these actions, and the inherent unpredictability of litigation, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on the Company's consolidated results of operations or cash flows in particular quarterly or annual periods.

BROKER COMPENSATION LITIGATION -- On October 14, 2004, the New York Attorney General's Office filed a civil complaint (the "NYAG Complaint") against Marsh Inc. and Marsh & McLennan Companies, Inc. (collectively, "Marsh") alleging, among other things, that certain insurance companies, including The Hartford, participated with Marsh in arrangements to submit inflated bids for business insurance and paid contingent commissions to ensure that Marsh would direct business to them. The Hartford is not joined as a defendant in the action. Since the filing of the NYAG Complaint, several private actions have been filed against The Hartford asserting claims arising from the allegations of the NYAG Complaint.

Two securities class actions have been filed in the United States District Court for the District of Connecticut alleging claims against The Hartford and five of its executive officers under Section 10(b) of the Securities Exchange Act and SEC Rule 10b-5. The complaints allege on behalf of a putative class of shareholders that The Hartford and the five named individual defendants, as control persons of The Hartford, "disseminated false and misleading financial statements" by concealing that "[The Hartford] was paying illegal and concealed "contingent commissions" pursuant to illegal 'contingent commission agreements." The class period alleged is November 5, 2003 through October 13, 2004, the day before the NYAG Complaint was filed. The complaints seek damages and attorneys' fees. The Hartford and the individual defendants dispute the allegations and intend to defend these actions vigorously.

In addition, three putative class actions have been filed in the same court on behalf of participants in The Hartford's 401(k) plan against The Hartford, Hartford Fire Insurance Company, The Hartford's Pension Fund Trust and Investment Committee, The Hartford's Pension Administration Committee, The Hartford's Chief Financial Officer, and John/Jane Does 1-15. The suits assert claims under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), alleging that The Hartford and the other named defendants breached their fiduciary duties to plan participants by, among other things, failing to inform them of the risk associated with investment in The Hartford's stock as a result of the activity alleged in the NYAG Complaint. The class period alleged is November 5, 2003 through the present. The complaints seek restitution of losses to the plan, declaratory and injunctive relief, and attorneys' fees. All defendants dispute the allegations and intend to defend these actions vigorously.

Two corporate derivative actions also have been filed in the same court. The complaints, brought in each case by a shareholder on behalf of The Hartford against its directors and an executive officer, allege that the defendants knew adverse non-public information about the activities alleged in the NYAG Complaint and concealed and misappropriated that information to make profitable stock trades, thereby breaching their fiduciary duties, abusing their control, committing gross mismanagement, wasting corporate assets, and unjustly enriching themselves. The complaints seek damages, injunctive relief, disgorgement, and attorneys' fees. All defendants dispute the allegations and intend to defend these actions vigorously.

Seven putative class actions also have been filed by alleged policyholders in federal district courts, one in the Southern District of New York, two in the Eastern District of Pennsylvania, three in the Northern District of Illinois, and one in the Northern District of California, against several brokers and insurers, including The Hartford. These actions assert, on behalf of a class of persons who purchased insurance through the broker defendants, claims under the Sherman Act and state law, and in some cases the Racketeer Influenced and Corrupt Organizations Act ("RICO"), arising from the conduct alleged in the NYAG Complaint. The class period alleged is 1994 through the date of class certification, which has not yet occurred. The complaints seek treble damages, injunctive and declaratory relief, and attorneys' fees. Putative class actions also have been filed in the Circuit Court for Cook County, Illinois, Chancery Division and in the Circuit Court for Seminole County, Florida, Civil Division, on behalf of a class of all persons who purchased insurance from a class of defendant insurers. These state court actions assert unjust enrichment claims and violations of state unfair trade practices acts arising from the conduct alleged in the NYAG Complaint and seek remedies including restitution of premiums, and, in the Cook County action, imposition of a constructive trust, and declaratory and injunctive relief. The class period alleged is 1994 through the present. The Hartford has removed the Cook County action to the United States District Court for the Northern District of Illinois. Pursuant to an order of the Judicial Panel on Multidistrict Litigation, it is likely that most or all of these actions will be transferred to the United States District Court for the District of New Jersey. The Hartford disputes the allegations in all of these actions and intends to defend the actions vigorously.

Additional complaints may be filed against The Hartford in various courts alleging claims under federal or state law arising from the conduct alleged in the NYAG Complaint. The Hartford's ultimate liability, if any, in the pending and possible future suits is highly uncertain and subject to contingencies that are not yet known, such as how many suits will be filed, in which courts they will be lodged, what claims they will assert, what the outcome of investigations by the New York Attorney General's Office and other regulatory agencies will be, the success of defenses that The Hartford may assert, and the amount of recoverable damages if liability is established. In the opinion of management, it is possible that an adverse outcome in one or more of these suits could have a material adverse effect on the Company's consolidated results of operations or cash flows in particular quarterly or annual periods.

BANCORP SERVICES, LLC -- In the third quarter of 2003, Hartford Life Insurance Company and its affiliate International Corporate Marketing Group, LLC settled their intellectual property dispute with Bancorp Services, LLC ("Bancorp"). The dispute concerned, among other things, Bancorp's claims for alleged patent infringement, breach of a confidentiality agreement, and misappropriation of trade secrets related to certain stable value corporate-owned life insurance products. The settlement provided that The Hartford would pay a minimum of $70 and a maximum of $80, depending on the outcome of the patent appeal, to resolve all disputes between the parties. The settlement resulted in the recording of a $9 after-tax benefit, in the third quarter of 2003, reflecting the Company's portion of the settlement. On March 1, 2004, the Federal Circuit Court of Appeals decided the patent appeal adversely to The Hartford, and on March 22, 2004, The Hartford paid Bancorp an additional $10 in full and final satisfaction of its obligations under the settlement. Because the charge taken in the third quarter of 2003 reflected the maximum amount payable under the settlement, the amount paid in the first quarter of 2004 had no effect on the Company's results of operations.

REINSURANCE ARBITRATION -- On March 16, 2003, a final decision and award was issued in the previously disclosed reinsurance arbitration between subsidiaries of The Hartford and one of their primary reinsurers relating to policies with guaranteed death benefits written from 1994 to 1999. The arbitration involved alleged breaches under the reinsurance treaties. Under the terms of the final decision and award, the reinsurer's reinsurance obligations to The Hartford's subsidiaries were unchanged and not limited or reduced in any manner. The award was confirmed by the Connecticut Superior Court on May 5, 2003.

REGULATORY DEVELOPMENTS

In June 2004, The Hartford received a subpoena from the New York Attorney General's Office in connection with its inquiry into compensation arrangements between brokers and carriers. In mid-September 2004 and subsequently, The Hartford has received additional subpoenas from the New York Attorney General's Office, which relate more specifically to possible anti-competitive activity among brokers and insurers. Since the beginning of October 2004, The Hartford has received subpoenas or other information requests from Attorneys General and regulatory agencies in more than a dozen jurisdictions regarding broker compensation and possible anti-competitive activity. The Hartford may receive additional subpoenas and other information requests from Attorneys General or other regulatory agencies regarding similar issues. The Hartford also has received a subpoena from the New York Attorney General's Office requesting information related to The Hartford's underwriting practices with respect to legal professional liability insurance. In addition, The Hartford has received a request for information from the New York Attorney General's Office concerning The Hartford's compensation arrangements in connection with the administration of workers compensation plans. The Hartford intends to continue cooperating fully with these investigations, and is conducting an internal review, with the assistance of outside counsel, regarding the issues under investigation.

On October 14, 2004, the New York Attorney General's Office filed a civil complaint against Marsh & McLennan Companies, Inc., and Marsh, Inc. (collectively, "Marsh"). The complaint alleges, among other things, that certain insurance companies, including The Hartford, participated with Marsh in arrangements to submit inflated bids for business insurance and paid contingent commissions to ensure that Marsh would direct business to them. The Hartford is not joined as a defendant in the action. Although no regulatory action has been initiated against The Hartford in connection with the allegations described in the civil complaint, it is possible that the New York Attorney General's Office or one or more other regulatory agencies may pursue action against The Hartford or one or more of its employees in the future. The potential timing of any such action is difficult to predict. If such an action is brought, it could have a material adverse effect on the Company.

On October 29, 2004, the New York Attorney General's Office informed The Hartford that the Attorney General is conducting an investigation with respect to the timing of the previously disclosed sale by Thomas Marra, a director and executive officer of The Hartford, of 217,074 shares of The Hartford's common stock on September 21, 2004. The sale occurred shortly after the issuance of two additional subpoenas dated September 17, 2004 by the New York Attorney General's Office. The Hartford has engaged outside counsel to review the circumstances related to the transaction and is fully cooperating with the New York Attorney General's Office. On the basis of the review, The Hartford has determined that Mr. Marra complied with The Hartford's applicable internal trading procedures and has found no indication that Mr. Marra was aware of the additional subpoenas at the time of the sale.

There continues to be significant federal and state regulatory activity relating to financial services companies, particularly mutual funds companies. These regulatory inquiries have focused on a number of mutual fund issues, including market timing and late trading, revenue sharing and directed brokerage, fees, transfer agents and other fund service providers, and other mutual-fund related issues. The Hartford has received requests for information and subpoenas from the Securities and Exchange Commission ("SEC"), subpoenas from the New York Attorney General's Office, requests for information from the Connecticut Securities and Investments Division of the Department of Banking, and requests for information from the New York Department of Insurance, in each case requesting documentation and other information regarding various mutual fund regulatory issues.

The SEC's Division of Enforcement and the New York Attorney General's Office are investigating aspects of The Hartford's variable annuity and mutual fund operations related to market timing. The Hartford's mutual funds are available for purchase by the separate accounts of different variable universal life insurance policies, variable annuity products, and funding agreements, and they are offered directly to certain qualified retirement plans. Although existing products contain transfer restrictions between subaccounts, some products, particularly older variable annuity products, do not contain restrictions on the frequency of transfers. In addition, as a result of the settlement of litigation against The Hartford with respect to certain owners of older variable annuity products, The Hartford's ability to restrict transfers by these owners is limited. In February 2005, the Company agreed in principle with the Boards of Directors of the mutual funds to indemnify the mutual funds for any material harm caused to the funds from frequent trading by these owners. The specific terms of the indemnification have not been determined. The SEC's Division of Enforcement also is investigating aspects of The Hartford's variable annuity and mutual fund operations related to directed brokerage and revenue sharing. The Hartford discontinued the use of directed brokerage in recognition of mutual fund sales in late 2003. The Hartford also has received a subpoena from the New York Attorney General's Office requesting information related to The Hartford's group annuity products. The Hartford continues to cooperate fully with the SEC, the New York Attorney General's Office and other regulatory agencies.

A number of companies have announced settlements of enforcement actions with various regulatory agencies, primarily the SEC and the New York Attorney General's Office, which have included a range of monetary penalties and restitution. While no such action has been initiated against The Hartford, the SEC, and the New York Attorney General's Office are likely to take some action at the conclusion of the on-going investigations related to market timing and directed brokerage. The potential timing of any such action is difficult to predict, and The Hartford's ultimate liability, if any, from any such action is not reasonably estimable at this time. If such an action is brought, it could have a material adverse effect on the Company's consolidated results of operations or cash flows in particular quarterly or annual periods.

LEASES

The rent paid to Hartford Fire for operating leases entered into by the Company was $36, 31, and $31 for the years ended December 31, 2004, 2003 and 2002, respectively. Included in Hartford Fire's operating leases are the principal executive offices of Hartford Life Insurance Company, together with its parent, which are located in Simsbury, Connecticut. Rental expense is recognized on a level basis for the facility located in Simsbury, Connecticut, which expires on December 31, 2009, and amounted to approximately $15, $12 and $10 for the years ended December 31, 2004, 2003 and 2002, respectively.

Future minimum rental commitments on all operating leases are as follows:

2005                                      $    30
2006                                           27
2007                                           24
2008                                           21
2009                                           18
-------------------------------------------------
Thereafter                                     19
-------------------------------------------------
TOTAL                                     $   139
-------------------------------------------------

TAX MATTERS

The Company's federal income tax returns are routinely audited by the Internal Revenue Service ("IRS"). During the third quarter of 2004, the IRS completed its examination of the 1998-2001 tax years, and the IRS and the Company agreed upon all adjustments. As a result, during the third quarter of 2004 the Company booked a $191 tax benefit to reflect the impact of the audit settlement on tax years covered by the examination as well as other tax years prior to 2004. The benefit relates primarily to the separate account DRD and interest. During the fourth quarter of 2004, the IRS issued a Revenue Agent's Report, reflecting the adjustments computed and agreed upon in the prior quarter with respect to the Company's federal taxes for the years under examination. No additional tax adjustments were recorded, as the results reflected in the Report were included in the tax benefit recorded in the third quarter. The IRS is expected to begin its audit of the 2002-2004 tax years sometime in 2005. Management believes that adequate provision has been made in the financial statements for any potential assessments that may result from future tax examinations and other tax-related matters for all open tax years.

UNFUNDED COMMITMENTS

At December 31, 2004, Hartford Life Insurance Company has outstanding commitments totaling $389, of which $196 is committed to fund limited partnership investments. These capital commitments can be called by the partnership during the commitment period (on average 2 to 5 years) to fund working capital needs or purchase new investments. Once the commitment period expires, the Company is under no obligation to fund the remaining unfunded commitment but may elect to do so. The remaining $193 of outstanding commitments are primarily related to various funding obligations associated with investments in mortgage and construction loans. These have a commitment period of one month to 3 years.

GUARANTY FUND AND OTHER INSURANCE-RELATED ASSESSMENTS

In all states, insurers licensed to transact certain classes of insurance are required to become members of a guaranty fund. In most states, in the event of the insolvency of an insurer writing any such class of insurance in the state, members of the fund are assessed to pay certain claims of the insolvent insurer. A particular state's fund assesses its members based on their respective written premiums in the state for the classes of insurance in which the insolvent insurer is engaged. Assessments are generally limited for any year to one or two percent of premiums written per year depending on the state. There were no guaranty fund assessment payments or refunds in 2004 and 2003. There were guaranty fund assessment refunds of $2 in 2002.

NOTE 12. INCOME TAX

Hartford Life Insurance Company and The Hartford have entered into a tax sharing agreement under which each member in the consolidated U.S. Federal income tax return will make payments between them such that, with respect to any period, the amount of taxes to be paid by the Company, subject to certain tax adjustments, generally will be determined as though the Company were filing a separate Federal income tax return with current credit for net losses to the extent the losses provide a benefit in the consolidated return.

The Company is included in The Hartford's consolidated Federal income tax return. The Company's effective tax rate was 3%, 21%, and 1% in 2004, 2003 and 2002, respectively.

Income tax expense (benefit) is as follows:

                             For the years ended December 31,
                            -----------------------------------
                             2004          2003          2002
                            -----------------------------------
Current                     $   (34)      $    13       $     4
Deferred                         63           155            (2)
                            -----------------------------------
   INCOME TAX EXPENSE       $    29       $   168       $     2
                            -----------------------------------

A reconciliation of the tax provision at the U.S. Federal statutory rate to the provision (benefit) for income taxes is as follows:

                             For the years ended December 31,
                            -----------------------------------
                             2004          2003          2002
                            -----------------------------------
Tax provision at the
 U.S.federal
 statutory rate             $   354       $   278       $   150
Dividends received
 deduction                     (132)          (87)          (63)
IRS audit settlement
 (See Note 11)                 (191)           --           (76)
Tax adjustment                   (2)          (21)           --
Foreign related
 investments                     (2)           (4)           (6)
Other                             2             2            (3)
                            -----------------------------------
                TOTAL       $    29       $   168       $     2
                            -----------------------------------

Deferred tax assets (liabilities) include the following as of December 31:

                                    2004      2003
                                   -----------------
DEFERRED TAX ASSETS
Tax basis deferred policy
 acquisition costs                 $  607    $  638
Employee benefits                      --         5
Net operating loss carryforward        --        17
Minimum tax credits                   126        80
Foreign tax credit carryovers           6        27
Other                                  36        --
                                   -----------------
        TOTAL DEFERRED TAX ASSETS     775       767
DEFERRED TAX LIABILITIES
Financial statement deferred
 policy acquisition costs and
 reserves                            (677)     (713)
Net unrealized gains on
 securities                          (669)     (535)
Employee benefits                     (16)       --
Investment related items and
 other                                (51)       (5)
                                   -----------------
TOTAL DEFERRED TAX LIABILITIES     (1,413)   (1,253)
                                   -----------------
TOTAL DEFERRED TAX
 ASSET/(LIABILITY)                 $ (638)   $ (486)
                                   -----------------

Hartford Life Insurance Company had a current tax receivable of $121 and $141 as of December 31, 2004 and 2003, respectively.
In management's judgment, the gross deferred tax asset will more likely than not be realized through reductions of future taxes. Accordingly, no valuation allowance has been recorded.

Prior to the Tax Reform Act of 1984, the Life Insurance Company Income Tax Act of 1959 permitted the deferral from taxation of a portion of statutory income under certain circumstances. In these situations, the deferred income was accumulated in a "Policyholders' Surplus Account" and would be taxable only under conditions which management considered to be remote; therefore, no federal income taxes have been provided on the balance sheet in this account, which for tax return purposes was $104 as of December 31, 2004. The American Jobs Creation Act of 2004, which was enacted in October 2004, allows distributions to be made from the Policyholders' Surplus Account free of tax in 2005 and 2006. The Company anticipates that, based on currently available information, this change will permanently eliminate the potential tax of $37 on such a distribution.

NOTE 13. STATUTORY RESULTS

                                  For the years ended
                                      December 31,
                            --------------------------------
                             2004         2003         2002
                            --------------------------------
Statutory net income
 (loss)                     $  536       $  801       $ (305)
                            --------------------------------
Statutory capital and
 surplus                    $3,191       $3,115       $2,354
                            --------------------------------

A significant percentage of the consolidated statutory surplus is permanently reinvested or is subject to various state regulatory restrictions which limit the payment of dividends without prior approval. The payment of dividends by Connecticut-domiciled insurers is limited under the insurance holding company laws of Connecticut. Under these laws, the insurance subsidiaries may only make their dividend payments out of unassigned surplus. These laws require notice to and approval by the state insurance commissioner for the declaration or payment of any dividend, which, together with other dividends or distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer's policyholder surplus as of December 31 of the preceding year or
(ii) net income (or net gain from operations, if such company is a life insurance company) for the twelve-month period ending on the thirty-first day of December last preceding, in each case determined under statutory insurance accounting policies. In addition, if any dividend of a Connecticut-domiciled insurer exceeds the insurer's earned surplus, it requires the prior approval of the Connecticut Insurance Commissioner. The insurance holding company laws of the other jurisdictions in which The Hartford's insurance subsidiaries are incorporated (or deemed commercially domiciled) generally contain similar (although in certain instances somewhat more restrictive) limitations on the payment of dividends. As of December 31, 2004, the maximum amount of statutory dividends which may be paid by the insurance subsidiaries of the Company in 2005, without prior approval, is $498.

The domestic insurance subsidiaries of Hartford Life Insurance Company prepare their statutory financial statements in accordance with accounting practices prescribed by the applicable insurance department. Prescribed statutory accounting practices include publications of the National Association of Insurance Commissioners ("NAIC"), as well as state laws, regulations and general administrative rules.

NOTE 14. PENSION PLANS, POSTRETIREMENT, HEALTH CARE AND LIFE INSURANCE BENEFIT AND SAVINGS PLANS

PENSION PLANS

The Company's employees are included in The Hartford's non-contributory defined benefit pension and postretirement health care and life insurance benefit plans. Defined benefit pension expense, postretirement health care and life insurance benefits expense allocated by The Hartford to Hartford Life Insurance Company, was $20, $19 and $10 in 2004, 2003 and 2002, respectively.

INVESTMENT AND SAVINGS PLAN

Substantially all the Company's U.S. employees are eligible to participate in The Hartford's Investment and Savings Plan. The cost to Hartford Life Insurance Company for this plan was approximately $8, $6 and $5 for the years ended December 31, 2004, 2003 and 2002, respectively.

NOTE 15. TRANSACTIONS WITH AFFILIATES

In connection with a comprehensive evaluation of various capital maintenance and allocation strategies by The Hartford, an intercompany asset sale transaction was completed in April 2003. The transaction resulted in certain of The Hartford's Property & Casualty subsidiaries selling ownership interests in certain high quality fixed maturity securities to the Company for cash equal to the fair value of the securities as of the effective date of the sale. For the Property and Casualty subsidiaries, the transaction monetized the embedded gain in certain securities on a tax deferred basis to The Hartford because no capital gains tax will be paid until the securities are sold to unaffiliated third parties. The transfer re-deployed to the Company desirable investments without incurring substantial transaction costs that would have been payable in a comparable open market transaction. The fair value of securities transferred was $1.7 billion.

Effective July 7, 2003, the Company and its subsidiary, Hartford Life and Annuity Insurance Company ("HLAI") entered into an indemnity reinsurance arrangement with Hartford Life and Accident Company ("HLA"). Through this arrangement, both the Company and HLAI will automatically cede 100% of the GMWB's incurred on variable annuity contracts issued between July 7, 2003 and December 31, 2004 that were otherwise not reinsured. The Company and HLAI, in total, ceded an immaterial amount of premiums to HLA. As of December 31, 2004, HLIC and HLAI, combined, have recorded a reinsurance recoverable from HLA of $(62).
During the third quarter of 2004, Hartford Life introduced fixed MVA annuity products to provide a diversified product portfolio to customers in Japan. The yen based MVA product is written by Hartford Life Insurance KK, a wholly owned Japanese subsidiary of HLA and subsequently reinsured to the Company. As of December 31, 2004, $522 of the account value had been assumed by the Company.

The Company has issued a guarantee to retirees and vested terminated employees (Retirees) of The Hartford Retirement Plan for U.S. Employees (the Plan) who retired or terminated prior to January 1, 2004. The Plan is sponsored by The Hartford. The guarantee is an irrevocable commitment to pay all accrued benefits which the Retiree or the Retiree's designated beneficiary is entitled to receive under the Plan in the event the Plan assets are insufficient to fund those benefits and The Hartford is unable to provide sufficient assets to fund those benefits. The Company believes that the likelihood that payments will be required under this guarantee is remote.

NOTE 16. QUARTERLY RESULTS FOR 2004 AND 2003 (UNAUDITED)

                                                                   Three Months Ended
                                         March 31,            June 30,         September 30,        December 31,
                                     ------------------------------------------------------------------------------
                                        2004      2003      2004      2003      2004      2003      2004      2003
                                     ------------------------------------------------------------------------------
Revenues                              $1,394    $1,018    $1,340    $1,186    $1,453    $1,449    $1,488    $1,215
Benefits, claims and expenses [1]      1,121       888     1,097       970     1,205     1,229     1,240       987
Net income [1],[2],[3]                   181       100       180       189       395       167       209       170
                                     ------------------------------------------------------------------------------

[1] Included in the quarter ended September 30, 2003 is an after-tax benefit of $9 related to the Bancorp litigation dispute.

[2] Included in the quarter ended June 30, 2003 is a $23 tax benefit primarily related to the favorable treatment of certain tax items arising during the 1996-2000 tax years.

[3] Included in the quarter ended September 30, 2004 is a $191 tax benefit which relates to agreement with IRS on the resolution of matters pertaining to tax years prior to 2004.